UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 26, 2011
Date of Report (Date of earliest event reported):

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4820 Eastgate Mall
San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Sixth Supplemental Indenture and Notes

On July 27, 2011, Kratos Defense & Security Solutions, Inc. (the “Company”), the guaranteeing subsidiaries party thereto (the “Guarantors”) and Wilmington Trust FSB, as trustee and collateral agent (“Wilmington Trust”), entered into a supplemental indenture (the “Sixth Supplemental Indenture”) to that certain Indenture, dated as of May 19, 2010, by and among the Company, the guarantors party thereto and Wilmington Trust, as trustee and collateral agent (as amended or supplemented, the “Indenture”), under which the Company previously issued $225.0 million aggregate principal amount of its 10% Senior Secured Notes due 2017 on May 19, 2010 (the ‘‘Original Notes’’) and $285.0 million aggregate principal amount of its 10% Senior Secured Notes due 2017 on April 15, 2011 (the “Additional Notes” and, together with the Original Notes, the “Existing Notes” ).  Pursuant to the terms of the Sixth Supplemental Indenture, the Company (i) amended the definition in the Indenture related to the Registration Rights Agreement (as defined therein) and (ii) issued $115.0 million aggregate principal amount of its 10% Senior Secured Notes due 2017 (the “Notes”).

The Company received approximately $120.7 million in net cash proceeds from the issuance of the Notes, which includes an approximate $5.7 million of issuance premiums, which proceeds will be used to finance, in part, the cash portion of the purchase price for the acquisition of Integral Systems, Inc. (described below), to refinance existing indebtedness of Integral Systems, to pay certain severance payments in connection with the acquisition of Integral Systems and to pay related fees and expenses.

The Notes are identical to, and are pari passu with, the Existing Notes, except that, similar to the Additional Notes, the Notes are subject to transfer restrictions under applicable securities laws and have different CUSIP and ISIN numbers until the date on which the exchange offer with respect to the Notes is consummated, at which time, the Company intends to cause such Notes to have the same CUSIP and ISIN numbers as the Original Notes. The Notes and the Existing Notes are treated as a single series of notes under the Indenture.

The foregoing summary of the Sixth Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sixth Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and the terms of which are incorporated herein by reference.

Registration Rights Agreement

On July 27, 2011, in connection with the issuance of the Notes, the Company and the Guarantors entered into a registration rights agreement with the initial purchasers of the Notes (the “Registration Rights Agreement”) pursuant to which the Company agreed to use commercially reasonable efforts to register with the Securities and Exchange Commission (the “SEC”) a new issue of notes having substantially identical terms as the Notes or as part of an offer to exchange freely tradable notes, which are referred to herein as exchange notes, for the Notes. Pursuant to the Registration Rights Agreement, the Company has agreed (i) to file an exchange offer registration statement with the SEC on or prior to 90 days after the closing of the offering of the Notes, (ii) to use commercially reasonable efforts to have the exchange offer registration statement declared effective within 180 days after the closing of the offering of the Notes, and (iii) unless the exchange offer would not be permitted by applicable law or SEC policy, to use commercially reasonable efforts to consummate the exchange offer within 30 business days, or longer if required by the U.S. federal securities laws, after the date on which the exchange offer registration statement is declared effective by the SEC. In certain circumstances, the Company may be required to file a shelf registration statement to cover resales of the Notes. If the Company fails to satisfy these obligations, it will pay additional interest to holders of the Notes under certain circumstances.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.2 and the terms of which are incorporated herein by reference.

Credit and Security Agreement

On July 27, 2011, concurrent with the completion of the offering of the Notes, the Company entered into a credit and security agreement with East West Bank and Bank of the West, as the lenders, and KeyBank National Association, as lead arranger, sole book runner and administrative agent (the “2011 Credit Agreement”).  The 2011 Credit Agreement amends and restates in its entirety the credit and security agreement, dated as of May 19, 2010, between the Company, KeyBank and the lenders named therein (as amended).  The 2011 Credit Agreement establishes a five year senior secured revolving credit facility in the amount of $65.0 million (the “Amended Revolver”). The Amended Revolver is secured by a lien on substantially all of the Company’s assets and the assets of the guarantors thereunder, subject to certain exceptions and permitted liens. The Amended Revolver has a first priority lien on accounts receivable, inventory, deposit accounts, securities accounts, cash, securities and general intangibles (other than intellectual property). On all other assets, the Amended Revolver has a second priority lien junior to the lien securing the Company’s currently outstanding 10% Senior Secured Notes due 2017, including the Notes (collectively, the “Kratos Notes”).

The Amended Revolver may be increased to $100.0 million. Any increase in the Amended Revolver is subject to the consent of the KeyBank, identification of one or more additional lenders willing to advance the increased amount of the Amended Revolver, and compliance with covenants in the Kratos Notes. The amounts of borrowings that may be made under the Amended Revolver are based on a borrowing base and are comprised of specified percentages of eligible receivables, eligible unbilled receivables and eligible inventory. If the amount of borrowings outstanding under the Amended Revolver exceeds the borrowing base then in effect, the Company is required to repay such borrowings in an amount sufficient to eliminate such excess. The Amended Revolver includes $30.0 million of availability for letters of credit and $5.0 million of availability for swing loans.

The Company may borrow funds under the Amended Revolver at a rate based either on LIBOR or a base rate established by KeyBank. Base rate borrowings bear interest at an applicable margin of 1.00% to 1.75% over the base rate (which will be the greater of the prime rate or 0.5% over the federal funds rate, with a floor of 1.0% over one month LIBOR). LIBOR rate borrowings will bear interest at an applicable margin of 3.00% to 3.75% over the LIBOR rate. The applicable margin for base rate borrowings and LIBOR borrowings will depend on the average monthly revolving credit availability. The Amended Revolver also has a commitment fee of 0.50% to 0.75%, depending on the average monthly revolving credit availability.

The foregoing summary of the 2011 Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2011 Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On July 27, 2011, the Company completed the previously announced merger (the “Merger”) of IRIS Merger Sub Inc., a Maryland corporation and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Integral Systems, Inc., a Maryland corporation (“Integral Systems”), whereby Integral Systems became a wholly owned subsidiary of the Company. The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of May 15, 2011, by and among the Company, Merger Sub, IRIS Acquisition Sub LLC, a single member Maryland limited liability company and a direct wholly owned subsidiary of the Company, and Integral Systems (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Integral Systems common stock (other than shares of Integral Systems common stock owned by the Company, Merger Sub, any wholly owned subsidiary of the Company or Integral Systems stockholders, if any, who had perfected statutory dissenters’ rights under Maryland law) was cancelled and converted into the right to receive (i) $5.00, in cash, without interest, and (ii) the issuance of 0.588 shares of the Company’s common stock. In addition, at the Effective Time (A) each outstanding Integral Systems stock option with an exercise price less than $13.00 per share was, if the holder thereof had so elected in writing, cancelled in exchange for an amount in cash equal to the product of the total number of shares of Integral Systems common stock subject to such in-the-money option, multiplied by the aggregate value of the excess, if any, of $13.00 over the exercise price per share subject to such option, less the amount of any tax withholding, (B) each outstanding Integral Systems stock option with an exercise price equal to or greater than $13.00 per share and each Integral Systems in-the-money option the holder of which had not made the election described in (A) above, was converted into an option to purchase Company common stock, with (1) the number of shares subject to such option adjusted to equal the number of shares of Integral Systems common stock subject to such out-of-the-money option multiplied by 0.9559, rounded up to the nearest whole share, and (2) the per share exercise price under each such option adjusted by dividing the per share exercise price under such option by 0.9559, rounded up to the nearest whole cent, and (C) each outstanding share of restricted stock granted under an Integral Systems equity plan or otherwise, whether vested or unvested, was cancelled and converted into the right to receive $13.00, less the amount of any tax withholding.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On July 26, 2011, the Company held a special meeting of its stockholders (the “Special Meeting”). As of the record date for the Special Meeting, there were 23,884,442 shares of the Company’s common stock outstanding.  At the Special Meeting, the holders of 16,234,164 shares were represented in person or by proxy.  Set forth below is a brief description of each matter acted upon by the stockholders of the Company at the Special Meeting and the final voting results for each such proposal. These proposals are set out in more detail in the definitive joint proxy statement/prospectus for the Special Meeting filed with the SEC on June 21, 2011.

1.  The stockholders considered a proposal to approve the issuance of Company common stock, par value $0.001 per share, in connection with the Merger contemplated by the Merger Agreement. This proposal was approved based upon the following votes:

Votes For	16,021,173
Votes Against	152,030
Abstentions	60,961
Broker Non-Votes	N/A

2.  The stockholders considered a proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the proposal described above. This proposal was approved based upon the following votes:

Votes For	15,540,019
Votes Against	634,942
Abstentions	59,203
Broker Non-Votes	N/A

Item 8.01.                      Other Events.

On July 28, 2011, the Company issued a press release announcing the completion of the previously announced Merger, pursuant to the Merger Agreement. On July 28, 2011, the Company also issued a press release announcing the closing of the previously announced issuance and sale of the Notes.  A copy of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                        Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description
2.1*
Agreement and Plan of Merger, dated May 15, 2011, by and among Kratos Defense & Security Solutions, Inc., Integral Systems, Inc., IRIS Merger Sub Inc., and IRIS Acquisition Sub LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed with the SEC on May 18, 2011 (File No. 001-34460)).

4.1
Sixth Supplemental Indenture, dated July 27, 2011, by and among Kratos Defense & Security Solutions, Inc., the guaranteeing subsidiaries named therein and Wilmington Trust National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent, to the Indenture, dated as of May 19, 2010 (as amended or supplemented), among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent.

4.2
Registration Rights Agreement, dated July 27, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors named therein, Jefferies & Company, Inc., KeyBanc Capital Markets Inc., and B. Riley & Co., LLC.

10.1
Credit and Security Agreement, dated as of May 19, 2010, as amended and restated as of July 27, 2011, among Kratos Defense & Security Solutions, Inc., the lenders named therein, and KeyBank National Association, as lead arranger, sole book runner and administrative agent.

99.1	Press Release issued by Kratos Defense & Security Solutions, Inc. on July 28, 2011, announcing completion of the Merger.
99.2	Press Release issued by Kratos Defense & Security Solutions, Inc. on July 28, 2011, announcing completion of the issuance and sale of the Notes.
* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2011

Kratos Defense & Security Solutions, Inc.

By:   /s/ Deborah S. Butera
Deborah S. Butera
Senior Vice President, General Counsel and Secretary/Registered In-House Counsel

Exhibit 4.1

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.,

as Issuer,

THE GUARANTORS HEREAFTER PARTIES HERETO,

as Guarantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION, (as successor by merger to WILMINGTON TRUST FSB),

as Trustee and Collateral Agent

_______________________________

SIXTH SUPPLEMENTAL INDENTURE

Dated as of July 27, 2011

Supplementing the Indenture, Dated as of May 19, 2010 (as further amended or supplemented)

_______________________________

Providing for the

Amendment to the Terms of 10% Senior Secured Notes due 2017

THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of July 27, 2011 (the “Sixth Supplemental Indenture”), is by and among KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a corporation duly incorporated and existing under the laws of the State of Delaware (the “Company”), the guarantors listed on Exhibit A hereto (the “Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, (as successor by merger to WILMINGTON TRUST FSB), as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to thereto in the Indenture (as defined below).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Original Indenture”), dated as of May 19, 2010, providing for the initial issuance by the Company of its Initial Notes (as defined below);

WHEREAS, Section 2.02 of the Original Indenture provides that the Company may, subject to compliance with Section 4.08 of the Original Indenture, issue Additional Notes in an unlimited amount under the Original Indenture;

WHEREAS, the Company has heretofore executed and delivered to the Trustee and Collateral Agent the First Supplemental Indenture, dated as of February 7, 2011, among the Company, the guarantors party thereto and Wilmington Trust FSB, as Trustee and Collateral Agent (the “First Supplemental Indenture”), to the Original Indenture, for the purpose of amending the Original Indenture to amend Section 4.08(a) in the Original Indenture, to permit the issuance of Additional Notes in connection with the acquisition of Herley Industries, Inc., as permitted by Section 9.02 of the Original Indenture;

WHEREAS, certain subsidiaries of the Company have heretofore executed and delivered to the Trustee and Collateral Agent the Supplemental Indenture, dated as of April 1, 2011, among certain of the subsidiary guarantors of the Company party thereto and Wilmington Trust FSB, as Trustee and Collateral Agent (the “Second Supplemental Indenture”), to the Original Indenture, for the purpose of adding additional subsidiary guarantors of the Company as guarantors of the Indenture;

WHEREAS, the Company has heretofore executed and delivered to the Trustee and Collateral Agent the Third Supplemental Indenture, dated as of April 15, 2011, among the Company, the guarantors party thereto and Wilmington Trust FSB, as Trustee and Collateral Agent (the “Third Supplemental Indenture”), to the Original Indenture, for the purpose of issuing $285.0 million aggregate principal amount of Additional Notes (the “April 2011 Additional Notes”) which constitute the same series of notes as the Initial Notes;

WHEREAS, certain subsidiaries of the Company have heretofore executed and delivered to the Trustee and Collateral Agent the Supplemental Indenture, dated as of April 18, 2011, among certain of the subsidiary guarantors of the Company party thereto and Wilmington Trust FSB, as Trustee and Collateral Agent (the “Fourth Supplemental Indenture”), to the Original Indenture, for the purpose of adding additional subsidiary guarantors of the Company as guarantors of the Indenture;

WHEREAS, certain subsidiaries of the Company have heretofore executed and delivered to the Trustee and Collateral Agent the Supplemental Indenture, dated as of July 27, 2011, among certain of the subsidiary guarantors of the Company party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Trustee and Collateral Agent (the “Fifth Supplemental Indenture” and, collectively with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), to the Original Indenture, for the purpose of adding additional subsidiary guarantors of the Company as guarantors of the Indenture;

WHEREAS, in connection with the Company’s acquisition of Integral Systems, Inc., a Maryland corporation, the Company intends to issue $115.0 million aggregate principal amount of Additional Notes (the “New Notes”) pursuant to this Sixth Supplemental Indenture to the Indenture which will constitute the same series of notes as the Initial Notes and the April 2011 Additional Notes;

WHEREAS, Section 9.01 of the Indenture provides that the Company and the Guarantors and the Trustee or Collateral Agent, as applicable, may amend, modify or supplement the Indenture, the Notes, the Guarantees and the Collateral Agreements without the consent of Holders (as defined in the Indenture) to cure any ambiguity, defect or inconsistency contained therein or to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Guarantees or the Collateral Agreements, in accordance with the limitations set forth in the Indenture; and

WHEREAS, all things necessary to make the New Notes (as defined below), when executed by the Company and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions set forth herein and in the Indenture, the valid and binding and legal obligations of the Company and the Guarantors and to make this Sixth Supplemental Indenture a valid, binding and legal agreement of the Company and the Guarantors, have been done.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes (as defined below), as follows:

AGREEMENTS

ARTICLE I

DEFINITIONS

Section 1.1                           All capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The rules of interpretation set forth in the Indenture shall be applied here as if set forth in full herein.

“Initial Notes” means the $225.0 million aggregate principal amount of Notes issued under the Indenture on May 19, 2010.

“April 2011 Additional Notes” means the $285.0 million aggregate principal amount of Additional Notes (other than the Initial Notes) issued pursuant to the Third Supplemental Indenture to the Indenture, as part of the same series of the Initial Notes.

“New Notes” means the $115.0 million aggregate principal amount of Additional Notes (other than the Initial Notes and the April 2011 Additional Notes) issued under this Sixth Supplemental Indenture, as part of the same series of the Initial Notes and the April 2011 Additional Notes.

“Notes” means the Company’s 10% Senior Secured Notes due 2017. The Initial Notes, the April 2011 Additional Notes and the New Notes will form part of the same series for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes will include the Initial Notes, the April 2011 Additional Notes and the New Notes.

ARTICLE II

AUTHORIZATION AND ISSUANCE OF NEW NOTES

Section 2.1                           The Company will be entitled, upon delivery of an Officers’ Certificate and an Opinion of Counsel, and subject to their compliance with Section 4.08 of the Indenture, to issue the New Notes under this Sixth Supplemental Indenture which will have identical terms as, and be pari passu with, the Initial Notes and the April 2011 Additional Notes, except that, similar to the April 2011 Additional Notes, the New Notes will be subject to transfer restrictions under the applicable securities laws and will have different CUSIP and ISIN numbers from their issuance until the date on which the Exchange Offer with respect to the New Notes is consummated, at which time the Company will cause the New Notes to have the same CUSIP and ISIN numbers as the Initial Notes .  The Initial Notes, the April 2011 Additional Notes and the New Notes issued will be treated as a single class for all purposes under the Indenture and this Sixth Supplemental Indenture.

Section 2.2                           With respect to the New Notes, the Company has set forth in an authentication order in accordance with Section 2.02 of the Indenture, a copy of which will be delivered to the Trustee, (i) the aggregate principal amount of such New Notes to be authenticated and delivered pursuant to this Sixth Supplemental Indenture, (ii) the date the New Notes are to be authenticated and (iii) whether the New Notes are to be Initial Notes, Exchange Notes or Additional Notes.

ARTICLE III

EXECUTION AND AUTHENTICATION OF NEW NOTES

Section 3.1                           The Trustee will, upon receipt of a written order of the Company in the form of an Officers’ Certificate (which Officers’ Certificate shall certify that the issuance of the New Notes is in compliance with Section 4.08 of the Indenture), authenticate New Notes for issue that may be validly issued under this Sixth Supplemental Indenture.

ARTICLE IV

AMENDMENTS TO INDENTURE; EFFECTIVENESS OF AMENDMENTS

Section 4.1                           Amendments to the Indenture.

(a)           The definition of “Registration Rights Agreement” under Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“ “Registration Rights Agreement” means, with respect to the Initial Notes bearing CUSIP Nos. 5007BAA6, U50103AA5, 50077BAB4), the Registration Rights Agreement, dated as of the Issue Date, between the Company, the Guarantors and the Initial Purchasers, as the same may be amended from time to time in accordance with the terms thereof, with respect to the Additional Notes bearing CUSIP Nos. 50077BAD0, U50103AB3, 50077BAE8 , the Registration Rights Agreement, dated as of March 25, 2011, among the Company, the guarantors party thereto, Jefferies & Company, Inc., KeyBanc Capital Markets Inc. and Oppenheimer & Co. Inc. and with respect to the Additional Notes bearing CUSIP Nos. 50077B AF5 , U50103 AC1, 50077B AG3, the Registration Rights Agreement, dated as of July 27, 2011, among the Company, the guarantors party thereto, Jefferies & Company, Inc., KeyBanc Capital Markets Inc. and B. Riley & Co., LLC.”

Section 4.2                           Effectiveness of this Sixth Supplemental Indenture.  This Sixth Supplemental Indenture is entered into pursuant to and consistent with Section 2.02 and Section 9.01 of the Indenture.  Upon the execution of this Sixth Supplemental Indenture by the Company, the Guarantors, the Trustee and the Collateral Agent, the Indenture shall be amended and supplemented in accordance herewith, and this Sixth Supplemental Indenture shall form a part of the Indenture for all purposes and each holder of Notes shall be bound thereby.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1                           Confirmation of the Original Indenture.  The Original Indenture, as heretofore supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Sixth Supplemental Indenture, as well as the Notes, are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes, heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of each shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Sixth Supplemental Indenture shall control.

Section 5.2                           Governing Law.  This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

Section 5.3                           Successors.  All agreements of the Company in this Sixth Supplemental Indenture shall bind their respective successors.  All agreements of the Trustee and Collateral Agent in this Sixth Supplemental Indenture shall bind its successors.

Section 5.4                           Duplicate Originals.  All parties may sign any number of copies of this Sixth Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.  The exchange of copies of this Sixth Supplemental Indenture and of signature pages by facsimile or pdf shall constitute effective execution and delivery of this Sixth Supplemental Indenture.  Signatures of the parties hereto transmitted by facsimile or pdf shall be deemed to be their original signatures for all purposes.

Section 5.5                           Severability.  In case any one or more of the provisions in this Sixth Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 5.6                           Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture.

Section 5.7                           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the day and year written above.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

AI METRIX, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

AIRORLITE COMMUNICATIONS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

AVTEC SYSTEMS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

CHARLESTON MARINE CONTAINERS INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

CVG, INCORPORATED

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

DALLASTOWN REALTY I, LLC

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer of

Gichner Holdings, Inc., sole

member of Dallastown Realty I, LLC

DALLASTOWN REALTY II, LLC

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and Chief Financial Officer of Dallastown Realty I, LLC, sole member of Dallastown Realty II, LLC

DEFENSE SYSTEMS, INCORPORATED

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and Chief Financial Officer

DEI SERVICES CORPORATION

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and Chief Financial Officer

DIGITAL FUSION SOLUTIONS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and Chief Financial Officer

DIGITAL FUSION, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

DIVERSIFIED SECURITY SOLUTIONS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

DTI ASSOCIATES, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

GENERAL MICROWAVE CORPORATION (DBA HERLEY NEW YORK)

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:             Executive Vice President and

Chief Financial Officer

GENERAL MICROWAVE ISRAEL CORPORATION

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

GICHNER HOLDINGS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

GICHNER SYSTEMS INTERNATIONAL, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

GICHNER SYSTEMS GROUP, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

HAVERSTICK CONSULTING, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

HAVERSTICK GOVERNMENT SOLUTIONS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,

a Delaware corporation

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,

a Colorado corporation

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,

a Virginia corporation

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,

a New Jersey corporation

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,

a California corporation

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

HENRY BROS. ELECTRONICS, LLC,

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer of

Henry Bros. Electronics, Inc.,

sole member of Henry Bros.

Electronics, LLC

HERLEY INDUSTRIES, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

HERLEY-CTI, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

HERLEY-RSS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

HGS HOLDINGS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

INTEGRAL SYSTEMS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

IRIS ACQUISITION SUB LLC

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer of

Kratos Defense & Security

Solutions, Inc., sole member of

Iris Acquisition Sub LLC

JMA ASSOCIATES, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

KRATOS DEFENSE ENGINEERING SOLUTIONS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

KRATOS PUBLIC SAFETY & SECURITY SOLUTIONS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

KRATOS MID-ATLANTIC, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

KRATOS SOUTHEAST, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

KRATOS SOUTHWEST L.P.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer of

Kratos Texas, Inc., General

Partner of Kratos Southwest L.P.

KRATOS TEXAS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

LUMISTAR, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

LVDM, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

MADISON RESEARCH CORPORATION

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

MICRO SYSTEMS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

MSI ACQUISITION CORP.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

NATIONAL SAFE OF CALIFORNIA, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

NEWPOINT TECHNOLOGIES, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

POLEXIS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

REAL TIME LOGIC, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

REALITY BASED IT SERVICES, LTD.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

ROCKET SUPPORT SERVICES, LLC

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer of HGS

Holdings, Inc., sole managing

member of Rocket Support

Services LLC

SAT CORPORATION

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

SHADOW I, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

SHADOW II, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

SHADOW III, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

SCT ACQUISITION, LLC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer of

Charlestown Marine Containers

Inc., sole member of SCT

Acquisition, LLC

SCT REAL ESTATE, LLC

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer of SCT

Acquisition, LLC, sole member

of SCT Real Estate, LLC

STAPOR RESEARCH, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

SUMMIT RESEARCH CORPORATION

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

KRATOS TECHNOLOGY & TRAINING SOLUTIONS, INC.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

WFI NMC CORP.

By:                  /s/ Deanna H. Lund

Name:           Deanna H. Lund

Title:              Executive Vice President and

Chief Financial Officer

          WILMINGTON TRUST, NATIONAL ASSOCIATION, as successor by merger to WILMINGTON TRUST FSB), as Trustee and Collateral Agent

          By:         /s/ Jane Schweiger
            Name:  Jane Schweiger
            Title:    Vice President

EXHIBIT A

Guarantors

COMPANY:	JURISDICTION OF FORMATION:

AI METRIX, INC.	DELAWARE

AIRORLITE COMMUNICATIONS, INC.	NEW JERSEY

AVTEC SYSTEMS, INC.	VIRGINIA

CHARLESTON MARINE CONTAINERS INC.	DELAWARE

CVG, INCORPORATED	VIRGINIA

DALLASTOWN REALTY II, LLC	DELAWARE

DALLASTOWN REALTY I, LLC	DELAWARE

DEFENSE SYSTEMS, INCORPORATED	VIRGINIA

DEI SERVICES CORPORATION	FLORIDA

DIGITAL FUSION SOLUTIONS, INC.	FLORIDA

DIGITAL FUSION, INC.	DELAWARE

DIVERSIFIED SECURITY SOLUTIONS, INC.	NEW YORK

DTI ASSOCIATES, INC.	VIRGINIA

GENERAL MICROWAVE CORPORATION	NEW YORK

GENERAL MICROWAVE ISRAEL CORPORATION	DELAWARE

GICHNER HOLDINGS, INC.	DELAWARE

GICHNER SYSTEMS INTERNATIONAL, INC.	DELAWARE

GICHNER SYSTEMS GROUP, INC.	DELAWARE

HAVERSTICK CONSULTING, INC.	INDIANA

HAVERSTICK GOVERNMENT SOLUTIONS, INC.	OHIO

HENRY BROS. ELECTRONICS, INC.	DELAWARE

HENRY BROS. ELECTRONICS, INC.	NEW JERSEY

HENRY BROS. ELECTRONICS, INC.	CALIFORNIA

HENRY BROS. ELECTRONICS, INC.	COLORADO

HENRY BROS. ELECTRONICS, INC.	VIRGINIA

HENRY BROS. ELECTRONICS, LLC	ARIZONA

HERLEY INDUSTRIES, INC.	DELAWARE

HERLEY-CTI, INC.	DELAWARE

HERLEY-RSS, INC.	DELAWARE

HGS HOLDINGS, INC.	INDIANA

INTEGRAL SYSTEMS, INC.	MARYLAND

IRIS ACQUISITION SUB LLC	MARYLAND

JMA ASSOCIATES, INC.	DELAWARE

KRATOS DEFENSE ENGINEERING SOLUTIONS, INC.	DELAWARE

KRATOS PUBLIC SAFETY & SECURITY SOLUTIONS, INC.	DELAWARE

KRATOS MID-ATLANTIC, INC.	DELAWARE

KRATOS SOUTHEAST, INC.	GEORGIA

KRATOS SOUTHWEST L.P.	TEXAS

KRATOS TEXAS, INC.	TEXAS

LUMISTAR, INC.	MARYLAND

LVDM, INC.	NEVADA

MADISON RESEARCH CORPORATION	ALABAMA

MSI ACQUISITION CORP.	DELAWARE

MICRO SYSTEMS, INC.	FLORIDA

NEWPOINT TECHNOLOGIES, INC.	DELAWARE

NATIONAL SAFE OF CALIFORNIA, INC.	CALIFORNIA

POLEXIS, INC.	CALIFORNIA

REAL TIME LOGIC, INC.	COLORADO

REALTY BASED IT SERVICES, LTD.	MARYLAND

ROCKET SUPPORT SERVICES LLC	INDIANA

SAT CORPORATION	CALIFORNIA

SCT ACQUISITION, LLC	DELAWARE

SCT REAL ESTATE, LLC	DELAWARE

SHADOW I, INC.	CALIFORNIA

SHADOW II, INC.	CALIFORNIA

SHADOW III, INC.	CALIFORNIA

STAPOR RESEARCH, INC.	VIRGINIA

SUMMIT RESEARCH CORPORATION	ALABAMA

KRATOS TECHNOLOGY & TRAINING SOLUTIONS, INC.	CALIFORNIA

WFI NMC CORP.	DELAWARE

Exhibit 4.2
$115,000,000

 KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

10% Senior Secured Notes due 2017

REGISTRATION RIGHTS AGREEMENT

July 27, 2011
JEFFERIES & COMPANY, INC.
520 Madison Avenue
New York, New York 10022

KEYBANC CAPITAL MARKETS INC.
127 Public Square
Cleveland, Ohio 44114

B. RILEY & CO., LLC
11100 Santa Monica Blvd. Suite 800
Los Angeles, California 90025

Ladies and Gentlemen:

Kratos Defense & Security Solutions, Inc, a Delaware corporation (the “Issuer”) is issuing and selling to Jefferies & Company, Inc. (“Jefferies”), KeyBanc Capital Markets Inc. (“KeyBanc”) and B. Riley & Co., LLC (“B. Riley” and, together with Jefferies and KeyBanc, the “Initial Purchasers”), upon the terms set forth in the Purchase Agreement, dated July 14, 2011, by and among the Issuer, the subsidiary guarantors named therein and the Initial Purchasers  (the “Purchase Agreement”), $115,000,000 aggregate principal amount of its 10% Senior Secured Notes due 2017 issued by the Issuer (each, a “Note” and collectively, the “Notes”).  As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Issuer and the Subsidiary Guarantors listed in the signature pages hereto agree with the Initial Purchasers, for the benefit of the Holders (as defined below) of the Notes (including, without limitation, the Initial Purchasers), as set forth below. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers in the Purchase Agreement. The parties hereto hereby agree as follows:

1.	Definitions

Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

Additional Interest:  See Section 4(a).

Advice:  See Section 6(w).

Agreement:  This Registration Rights Agreement, dated as of the Closing Date, among the Issuer, the Subsidiary Guarantors and the Initial Purchasers.

Applicable Period:  See Section 2(e).

Business Day:  A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Closing Date: July 27, 2011.

Collateral Agreements:  Shall have the meaning set forth in the Indenture.

Day:  Unless otherwise expressly provided, a calendar day.

Effectiveness Date:  The 180th day after the Closing Date, or if such date is not a Business Day, the next succeeding Business Day.

Effectiveness Period:  See Section 3(a).

Event Date:  See Section 4(b).

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes:  Senior Secured Notes due 2017 of the Issuer, identical in all material respects to the Notes, including the related guarantees thereof, except for references to series and restrictive legends.

Exchange Offer:  See Section 2(a).

Exchange Registration Statement:  See Section 2(a).

Filing Date:  The 90th day after the Closing Date, or if such date is not a Business Day, the next succeeding Business Day.

FINRA:  Financial Industry Regulatory Authority.

Holder:  Any beneficial holder of Registrable Notes.

Indemnified Party:  See Section 8(c).

Indemnifying Party:  See Section 8(c).

Indenture:  The Indenture, dated as of May 19, 2010, among the Issuer, the Subsidiary Guarantors and Wilmington Trust FSB, as trustee and collateral agent, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

Initial Purchasers:  See the introductory paragraph to this Agreement.

Initial Shelf Registration:  See Section 3(a).

Inspectors:  See Section 6(o).

Issuer:  See the introductory paragraph to this Agreement.

Lien: Shall have the meaning set forth in the Indenture.

Losses:  See Section 8(a).

Notes:  See the introductory paragraph to this Agreement.

Participating Broker-Dealer:  See Section 2(e).

Person:  An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Private Exchange:  See Section 2(f).

Private Exchange Notes:  See Section 2(f).

Prospectus:  The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement:  See the introductory paragraph to this Agreement.

Records:  See Section 6(o).

Registrable Notes:  The Notes and Private Exchange Notes, in each case, that may not be sold without restriction under federal or state securities laws.

Registration Statement:  Any registration statement of the Issuer and the Subsidiary Guarantors filed with the SEC under the Securities Act (including, but not limited to, the Exchange Registration Statement, the Shelf Registration and any subsequent Shelf Registration) that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144:  Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A:  Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415:  Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Rule 430A:  Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC:  The Securities and Exchange Commission.

Securities:  The Notes, the Exchange Notes and the Private Exchange Notes, if any.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Notice:  See Section 2(j).

Shelf Registration:  See Section 3(b).

Subsequent Shelf Registration:  See Section 3(b).

Subsidiary Guarantor:  Each subsidiary of the Issuer that guarantees the obligations of the Issuer under the Notes and Indenture.

TIA:  The Trust Indenture Act of 1939, as amended.

Trustee:  The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

2.	Exchange Offer

(a)
Unless the Exchange Offer would not be permitted by applicable laws or a policy of the SEC, the Issuer shall (and shall cause each Subsidiary Guarantor to) (i) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a registration statement (the “Exchange Registration Statement”) on an appropriate form under the Securities Act with respect to an offer (the “Exchange Offer”) to the Holders of Notes, to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes, (ii) use its commercially reasonable efforts to cause the Exchange Registration Statement to be declared effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date, (iii) use its commercially reasonable efforts to keep the Exchange Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms, and (iv) commence the Exchange Offer and use its commercially reasonable efforts to issue on or prior to thirty (30) Business Days after the date on which the Exchange Registration Statement is declared effective, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

(b)
The Exchange Notes shall be issued under, and entitled to the benefits of, (i) the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualifications thereof under the TIA) and (ii) the Collateral Agreements.

(c)
Interest on the Exchange Notes and Private Exchange Notes will accrue from the last interest payment due date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes.  Each Exchange Note and Private Exchange Note shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

(d)
The Issuer may require each Holder, as a condition to participation in the Exchange Offer, to represent (i) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement and consummation of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that if such Holder is an “affiliate” of the Issuer within the meaning of Rule 405 of the Securities Act, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Notes and (v) if such Holder is a Participating Broker-Dealer, that it will deliver a Prospectus in connection with any resale of the Exchange Notes.

(e)
The Issuer shall (and shall cause each Subsidiary Guarantor to) include within the Prospectus contained in the Exchange Registration Statement a section entitled “Plan of Distribution” reasonably acceptable to the Initial Purchasers which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for the Notes that were acquired by it as a result of market-making or other trading activity (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the staff of the SEC.  Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes.  The Issuer shall use its commercially reasonable efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes (the “Applicable Period”).

(f)
If, upon consummation of the Exchange Offer, any Initial Purchaser holds any Notes acquired by such Initial Purchaser and having the status of an unsold allotment in the initial distribution, the Issuer (upon the written request from such Initial Purchaser) shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser, in exchange (the “Private Exchange”) for the Notes held by such Initial Purchaser, a like principal amount of Senior Secured Notes that are identical to the Exchange Notes except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the United States (the “Private Exchange Notes”) (and which are issued pursuant to the same indenture as the Exchange Notes).  The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

(g)	In connection with the Exchange Offer, the Issuer shall (and shall cause each Subsidiary Guarantor to):

(i)
mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Offer Registration Statement, and any related documents;

(ii)	keep the Exchange Offer open for not less than twenty (20) Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

(iii)	utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate thereof;

(iv)	permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(v)	otherwise comply in all material respects with all applicable laws.

(h)	As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuer shall (and shall cause each Subsidiary Guarantor to):

(i)	accept for exchange all Registrable Notes validly tendered pursuant to the Exchange Offer or the Private Exchange, as the case may be, and not validly withdrawn;

(ii)	deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

(iii)
cause the Trustee to authenticate and deliver promptly to each Holder tendering such Registrable Notes,  Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

(i)
The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA), which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture, that the Private Exchange Notes will be subject to the transfer restrictions set forth in the Indenture, and that the Exchange Notes, the Private Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture) and entitled to participate in all the security granted by the Issuer and the Subsidiary Guarantors pursuant to the Collateral Agreements and in any Subsidiary Guarantee (as such terms are defined in the Indenture) on an equal and ratable basis.

(j)
If:  (i) prior to the consummation of the Exchange Offer, the Holders of a majority in aggregate principal amount of Registrable Notes determines in its or their reasonable judgment that (A) the Exchange Notes would not, upon receipt, be tradeable by the Holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable Blue Sky or state securities laws, or (B) the interests of the Holders under this Agreement, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer; (ii) applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer prior to the Effectiveness Date; (iii) subsequent to the consummation of the Private Exchange, any Holder of Private Exchange Notes so requests; (iv) the Exchange Offer is not consummated  for any reason within the timeframe set forth in Section 2(a)(iv); or (v) in the case of (A) any Holder not permitted by applicable law or SEC policy to participate in the Exchange Offer, (B) any Holder participating in the Exchange Offer that receives Exchange Notes that may not be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuer within the meaning of the Securities Act) or (C) any broker-dealer that holds Notes acquired directly from the Issuer or any of its affiliates and, in each such case contemplated by this clause (v), such Holder notifies the Issuer within six months of consummation of the Exchange Offer, then the Issuer shall promptly (and in any event within five Business Days) deliver to the Holders (or in the case of an occurrence of any event described in clause (v) of this Section 2(j), to any such Holder) and the Trustee notice thereof (the “Shelf Notice”) and shall as promptly as possible thereafter file an Initial Shelf Registration pursuant to Section 3.

3.	Shelf Registration

If a Shelf Notice is delivered pursuant to Section 2(j), then this Section 3 shall apply to all Registrable Notes.  Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of Section 3 shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer, (ii) Notes held by any broker-dealer that acquired such Notes directly from the Issuer or any of its affiliates and (iii) Exchange Notes that are not freely tradeable as contemplated by Section 2(j)(v) hereof, provided in each case that the relevant Holder has duly notified the Issuer within six months of the Exchange Offer as required by Section 2(j)(v).

(a)
Initial Shelf Registration.  The Issuer shall (and shall cause each Subsidiary Guarantor to), as promptly as practicable, file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the “Initial Shelf Registration”).  If the Issuer (and any Subsidiary Guarantor) has not yet filed an Exchange Registration Statement, the Issuer shall (and shall cause each Subsidiary Guarantor to) file with the SEC the Initial Shelf Registration on or prior to the Filing Date and shall use its commercially reasonable efforts to cause such Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date.  Otherwise, the Issuer shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to file with the SEC the Initial Shelf Registration within thirty (30) days of the delivery of the Shelf Notice and shall use its commercially reasonable efforts to cause such Shelf Registration to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event more than ninety (90) days after delivery of the Shelf Notice).  The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings).  The Issuer and Subsidiary Guarantors shall not permit any securities other than the Registrable Notes to be included in any Shelf Registration.  The Issuer shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is two years from the Closing Date (subject to extension pursuant to the last paragraph of Section 6(w) (the “Effectiveness Period”), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration (ii) a Subsequent Shelf Registration covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration has been declared effective under the Securities Act or (iii) there cease to be any outstanding Registrable Notes.

(b)
Subsequent Shelf Registrations.  If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuer shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend such Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause each Subsidiary Guarantor to file) an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Registrable Notes (a “Subsequent Shelf Registration”).  If a Subsequent Shelf Registration is filed, the Issuer shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective.  As used herein the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registrations.

(c)
Supplements and Amendments.  The Issuer shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration or by any underwriter of such Registrable Notes.

(d)
Provision of Information.    No Holder of Registrable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration pursuant to this Agreement unless such Holder furnishes to the Issuer and the Trustee in writing, within twenty (20) days after receipt of a written request therefor, such information as the Issuer and the Trustee after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration or Prospectus included therein, and no such Holder shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have provided such information.

4.	Additional Interest

(a)
The Issuer and each Subsidiary Guarantor acknowledges and agrees that the Holders of Registrable Notes will suffer damages if the Issuer or any Subsidiary Guarantor fails to fulfill its material obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer and the Subsidiary Guarantors agree to pay additional cash interest on the Notes (“Additional Interest”) under the circumstances and to the extent set forth below (each of which shall be given independent effect):

(i)
if neither the Exchange Registration Statement nor the Initial Shelf Registration has been filed on or prior to the applicable Filing Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first ninety (90) days immediately following the applicable Filing Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent ninety (90) day period;

(ii)
if neither the Exchange Registration Statement nor the Initial Shelf Registration is declared effective on or prior to the applicable Effectiveness Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first ninety (90) days immediately following the applicable Effectiveness Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent ninety (90) day period;

(iii)
if (A) the Issuer (and any Subsidiary Guarantor) has not exchanged Exchange Notes for all of the Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to thirty (30) Business Days after the Effectiveness Date, (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated, (C) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the second anniversary of its effective date (other than such time as all Notes have been disposed of thereunder) and is not declared effective again within thirty (30) days, or (D) pending the announcement of a material corporate transaction, event, occurrence or other item the Issuer issues a written notice pursuant to Section 6(e)(v) or (vi) that a Shelf Registration Statement or Exchange Registration Statement is unusable and the aggregate number of days in any 365-day period for which all such notices issued or required to be issued, have been, or were required to be, in effect exceeds ninety (90) days in the aggregate or thirty (30) days consecutively, in the case of a Shelf Registration statement, or fifteen (15) days in the aggregate in the case of an Exchange Registration Statement, then Additional Interest shall accrue on the Notes, over and above any stated interest, at a rate of 0.25% per annum of the principal amount of the Notes commencing on (w) the 31st Business Day after the Effectiveness Date, in the case of (A) above, or (x) the date the Exchange Registration Statement ceases to be effective without being declared effective again within thirty (30) days, in the case of clause (B) above, or (y) the day such Shelf Registration ceases to be effective in the case of (C) above, or (z) the day the Exchange Registration Statement or Shelf Registration ceases to be usable in case of clause (D) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the maximum Additional Interest rate on the Notes may not exceed at any one time in the aggregate 1.00% per annum; and provided further, that (1) upon the filing of the Exchange Registration Statement or Initial Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or Initial Shelf Registration (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Registration Statement that had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof) or upon the usability of such Registration Statement or Exchange Registration Statement (in the case of clause (iii)(D) above), as the case may be, shall cease to accrue.

(b)
The Issuer shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”).  Any amounts of Additional Interest due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Additional Interest commences to accrue.  The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.	Hold-Back Agreements

The Issuer agrees that it will not effect any public or private sale or distribution (including a sale pursuant to Regulation D under the Securities Act) of any securities the same as or similar to those covered by a Registration Statement filed pursuant to Section 2 or 3 hereof (other than Additional Notes (as defined in the Indenture) issued under the Indenture), or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) days prior to, and during the ninety (90) day period beginning on, the effective date of any Registration Statement filed pursuant to Sections 2 and 3 hereof unless the Holders of a majority in the aggregate principal amount of the Registrable Notes to be included in such Registration Statement consent, if the managing underwriter thereof so requests in writing.

6.	Registration Procedures

In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Issuer shall (and shall cause each Subsidiary Guarantor to) effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuer hereunder, the Issuer shall (and shall cause each Subsidiary Guarantor to):

(a)
prepare and file with the SEC as soon as practicable after the date hereof but in any event on or prior to the Filing Date, the Exchange Registration Statement or if the Exchange Registration Statement is not filed because of the circumstances contemplated by Section 2(j), a Shelf Registration as prescribed by Section 3, and use its commercially reasonable efforts to cause each such Registration Statement to be declared effective and remain effective as provided herein; provided that, if (1) a Shelf Registration is filed pursuant to Section 3 or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Issuer shall (and shall cause each Subsidiary Guarantor to), if requested, furnish to and afford the Holders of the Registrable Notes to be registered pursuant to such Shelf Registration Statement, each Participating Broker-Dealer, the managing underwriters, if any, and each of their respective counsel, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least three Business Days prior to such filing); provided that if the provision of such documents to such Holders would cause the Issuer or any Subsidiary Guarantor to be in violation of Regulation FD of the Exchange Act, neither the Issuer nor any Subsidiary Guarantor shall be required to furnish such documents to such Holders unless such Holders enter into a confidentiality agreement with the Issuer with respect thereto in form and substance reasonably satisfactory to the Issuer.  The Issuer and each Subsidiary Guarantor shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for the inclusion therein without the Holders being afforded an opportunity to review such documentation if the holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, or any of their respective counsel shall reasonably object in writing on a timely basis. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act.

(b)
provide an indenture trustee for the Registrable Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Notes) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(c)
prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus.  The Issuer and each Subsidiary Guarantor shall not, during the Applicable Period, voluntarily take any action that would result in selling Holders of the Registrable Notes covered by a Registration Statement or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

(d)
furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Issuer’s receipt, a copy of the order of the SEC declaring such Registration Statement and any post effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Issuer and each Subsidiary Guarantor pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request in writing. The Issuer and the Subsidiary Guarantors hereby consent to the use of the Prospectus by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(e)
if (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, the Issuer shall notify in writing the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, and each of their respective counsel promptly (but in any event within two Business Days) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of the Issuer and any Subsidiary Guarantor contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) hereof cease to be true and correct, (iv) of the receipt by the Issuer or any Subsidiary Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition of any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) of any reasonable determination by the Issuer or any Subsidiary Guarantor that a post-effective amendment to a Registration Statement would be appropriate and (vii) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus or for additional information relating thereto.

(f)
use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible date.

(g)
if (A) a Shelf Registration is filed pursuant to Section 3, (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period or (C) reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or any of their respective counsel reasonably request in writing to be included or made therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.

(h)
prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or any managing underwriter or underwriters, if any, reasonably request in writing; provided that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuer and each Subsidiary Guarantor agree to cause its counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 6(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided that neither the Issuer nor any Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i)
if (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(j)
use its commercially reasonable efforts to cause the Registrable Notes covered by any Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuer shall (and shall cause each Subsidiary Guarantor to) cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided that neither the Issuer nor any existing Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(k)
if (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(e)(v) or 6(e)(vi) hereof, as promptly as practicable, prepare and file with the SEC, at the expense of the Issuer and the Subsidiary Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective as soon as possible.

(l)
use its commercially reasonable efforts to cause the Registrable Notes covered by a Registration Statement to be rated with such appropriate rating agencies, if so requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or the managing underwriter or underwriters, if any.

(m)
prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

(n)
if a Shelf Registration is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Issuer and its subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) obtain an opinion of counsel to the Issuer and the Subsidiary Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Registrable Notes being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Issuer and the Subsidiary Guarantors requested in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances; (iii) obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Issuer and the Subsidiary Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and such other matters as reasonably requested in writing by the underwriters; and (iv) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Issuer and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Issuer or any Subsidiary Guarantor.

(o)
if (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Issuer and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement.  Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder.  Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer unless and until such is made generally available to the public.  Each Inspector, each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and, to the extent practicable, use its commercially reasonable efforts to allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential at its expense.

(p)
comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Issuer with regard to any Applicable Registration Statement earning statements satisfying the provisions of section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days after the end of any twelve (12) month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer after the effective date of a Registration Statement, which statements shall cover said twelve (12) month periods.

(q)
upon consummation of a Private Exchange, obtain an opinion of counsel to the Issuer and the Subsidiary Guarantors (in form, scope and substance reasonably satisfactory to Jefferies), addressed to the Trustee for the benefit of all Holders participating in the Private Exchange to the effect that (i) the Issuer and the Subsidiary Guarantors have duly authorized, executed and delivered the Private Exchange Notes and the Indenture, (ii) the Private Exchange Notes and the Indenture constitute legal, valid and binding obligations of the Issuer and the Subsidiary Guarantors, enforceable against the Issuer and the Subsidiary Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions and (iii) all obligations of the Issuer and the Subsidiary Guarantors under the Private Exchange Notes and the Indenture are secured by Liens (as defined in the Indenture) on the assets securing the obligations of the Issuer and the Subsidiary Guarantors under the Notes, Indenture and Collateral Agreements to the extent and as discussed in the Registration Statement.

(r)
if the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by the Holders to the Issuer and the Subsidiary Guarantors (or to such other Person as directed by the Issuer and the Subsidiary Guarantors) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuer and the Subsidiary Guarantors shall mark, or caused to be marked, on such Registrable Notes that the Exchange Notes or the Private Exchange Notes, as the case may be, are being issued as substitute evidence of the indebtedness originally evidenced by the Registrable Notes; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

(s)
cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with FINRA.

(t)
use its commercially reasonable efforts to cause all Securities covered by a Registration Statement to be listed on each securities exchange, if any, on which similar debt securities issued by the Issuer are then listed.

(u)	use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

(v)
the Issuer may require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuer such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes as the Issuer may, from time to time, reasonably request in writing.  The Issuer may exclude from such registration the Registrable Notes of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed thirty (30) days, subject to Section 3(d) hereof) after receiving such request.  Each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

(w)
each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6(e)(ii), 6(e)(iv), 6(e)(v), or 6(e)(vi), such Holder will forthwith discontinue disposition of such Registrable Notes covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k), or until it is advised in writing (the “Advice”) by the Issuer and the Subsidiary Guarantors that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Issuer and the Subsidiary Guarantors, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Issuer all copies, other than permanent file copies, then in such Holder's or Participating Broker-Dealer's possession, of the Prospectus covering such Registrable Notes current at the time of the receipt of such notice.  In the event the Issuer and the Subsidiary Guarantors shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(k) or (y) the Advice.

7.	Registration Expenses

(a)
All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer and the Subsidiary Guarantors shall be borne by the Issuer and the Subsidiary Guarantors, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 6(h) hereof (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Notes, or (y) as provided in Section 6(h), in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, (iv) fees and disbursements of counsel for the Issuer, the Subsidiary Guarantors and, subject to 7(b), the Holders, (v) fees and disbursements of all independent certified public accountants referred to in Section 6 (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees and the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange, (vii) Securities Act liability insurance, if the Issuer and the Subsidiary Guarantors desire such insurance, (viii) fees and expenses of all other Persons retained by the Issuer and the Subsidiary Guarantors, (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of FINRA, but only where the need for such a “qualified independent underwriter” arises due to a relationship with the Issuer and the Subsidiary Guarantors, (x) internal expenses of the Issuer and the Subsidiary Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Issuer or the Subsidiary Guarantors performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses of the Trustee and the Exchange Agent and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

(b)
The Issuer and the Subsidiary Guarantors shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in any Registration Statement.  The Issuer and the Subsidiary Guarantors shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Notes or Private Exchange Notes in exchange for the Notes; provided that the Issuer shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Note or Private Exchange Note in a name other than that of the Holder of the Note in respect of which such Exchange Note or Private Exchange Note is being issued.  The Issuer and the Subsidiary Guarantors shall reimburse the Holders for fees and expenses (including reasonable fees and expenses of counsel to the Holders) relating to any enforcement of any rights of the Holders under this Agreement.

8.	Indemnification

(a)
Indemnification by the Issuer and the Subsidiary Guarantors.  Each of the Issuer and the Subsidiary Guarantors jointly and severally agrees to indemnify and hold harmless each Holder of Registrable Notes, Exchange Notes or Private Exchange Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees as provided in this Section 8) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are solely based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Issuer and the Subsidiary Guarantors (or reviewed and approved in writing) by such Holder or Participating Broker-Dealer or their counsel expressly for use therein; provided, however, that the Issuer and the Subsidiary Guarantors will not be liable to any Indemnified Party (as defined below) under this Section 8 to the extent Losses were solely caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto if (i) the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding, (ii) any such Losses resulted from an action, claim or suit by any Person who purchased Registrable Notes or Exchange Notes which are the subject thereof from such Indemnified Party and (iii) it is established in the related proceeding that such Indemnified Party failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Notes or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Issuer with Section 6 of this Agreement.  Each of the Issuer and the Subsidiary Guarantors also agrees to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 5 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer.

(b)
Indemnification by Holder.  In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Issuer and the Subsidiary Guarantors in writing such information as the Issuer and the Subsidiary Guarantors reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall indemnify and hold harmless the Issuer, the Subsidiary Guarantors, their respective directors and each Person, if any, who controls the Issuer and the Subsidiary Guarantors (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such losses are finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted solely from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Issuer and the Subsidiary Guarantors expressly for use therein.  Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount (as defined below).

(c)
Conduct of Indemnification Proceedings.  If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; provided, that the failure to so notify the Indemnifying Parties shall not (i) relieve such Indemnifying Party from any obligation or liability  unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within twenty (20) Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding, provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless:  (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment.  The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto) and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)
Contribution.  If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission.  The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8(a) or 8(b) was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 8(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder's Maximum Contribution Amount.  A selling Holder's “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Notes or Exchange Notes over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of the Registrable Securities held by each Holder hereunder and not joint.  The Issuer’s and Subsidiary Guarantors’ obligations to contribute pursuant to this Section 8(d) are joint and several.

The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

9.	Rules 144 and 144A

The Issuer covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuer is not required to file such reports, it will, upon the written request of any Holder of Registrable Notes, make publicly available other information necessary to permit sales pursuant to Rule 144 and 144A and (b) take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A.  Upon the request of any Holder, the Issuer shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

10.	Underwritten Registrations of Registrable Notes

If any of the Registrable Notes covered by any Shelf Registration is to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Issuer.

No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

11.	Miscellaneous

(a)
Remedies. In the event of a breach by either the Issuer or any of the Subsidiary Guarantors of any of their respective obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Issuer and the Subsidiary Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either the Issuer or any of the Subsidiary Guarantors of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Issuer shall (and shall cause each Subsidiary Guarantor to) waive the defense that a remedy at law would be adequate.

(b)
No Inconsistent Agreements.  The Issuer and each of the Subsidiary Guarantors have not entered, as of the date hereof, and the Issuer and each of the Subsidiary Guarantors shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof.  The Issuer and each of the Subsidiary Guarantors have not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

(c)
Adjustments Affecting Registrable Notes.  The Issuer shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

(d)
Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes in circumstances that would adversely affect any Holders of Registrable Notes; provided, however, that Section 8 and this Section 11(d) may not be amended, modified or supplemented without the prior written consent of each Holder.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Notes Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Notes Registration Statement.

(e)	Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

(i)
if to a Holder of Securities or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes, with a copy in like manner to Jefferies as follows:

Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Attention: General Counsel

(ii)	if to the Initial Purchasers, at the address specified in Section 11(e)(1);

(iii)	if to the Issuer or any Subsidiary Guarantor, as follows:

Kratos Defense & Security Solutions, Inc.
4820 Eastgate Mall
San Diego, California 92121
Attention:  Eric Demarco

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
4747 Executive Drive, 12th Floor
San Diego, California 92121
Attention:  Deyan Spiridonov

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five business days after being deposited in the United States mail, postage prepaid, if mailed, one business day after being deposited in the United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

(f)
Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Securities.

(g)
Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)
Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.  THE ISSUER AND THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR THEIR AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  THE ISSUER AND THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  THE ISSUER AND THE SUBSIDIARY GUARANTORS IRREVOCABLY CONSENT, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER  AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER AND THE SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

(j)
Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)
Securities Held by the Issuer or Its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l)	Third Party Beneficiaries. Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(m)
Entire Agreement.  This Agreement, together with the Purchase Agreement, the Indenture and the Collateral Agreements, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Issuer and the Subsidiary Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:                  /s/ Deanna H. Lund

        Name:                Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

AI METRIX, INC.

By:                  /s/ Deanna H. Lund

        Name:                Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

AIRORLITE COMMUNICATIONS, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

AVTEC SYSTEMS, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

CHARLESTON MARINE CONTAINERS INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

CVG, INCORPORATED

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

DALLASTOWN REALTY I, LLC

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer of Gichner Holdings, Inc., sole member of Dallastown Realty I, LLC

DALLASTOWN REALTY II, LLC

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer of Dallastown Realty I, LLC, sole member of Dallastown Realty II, LLC

DEFENSE SYSTEMS, INCORPORATED

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

DEI SERVICES CORPORATION

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

DIGITAL FUSION SOLUTIONS, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

DIGITAL FUSION, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

DIVERSIFIED SECURITY SOLUTIONS, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

DTI ASSOCIATES, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

GENERAL MICROWAVE CORPORATION (DBA HERLEY NEW YORK)

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

GENERAL MICROWAVE ISRAEL CORPORATION

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

GICHNER HOLDINGS, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

GICHNER SYSTEMS INTERNATIONAL, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

GICHNER SYSTEMS GROUP, INC.

By:                  /s/ Deanna H. Lund

    Name:   Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

HAVERSTICK CONSULTING, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

HAVERSTICK GOVERNMENT SOLUTIONS, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,
a Delaware corporation

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,
a Colorado corporation

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,
a Virginia corporation

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,
a New Jersey corporation

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

HENRY BROS. ELECTRONICS, INC.,
a California corporation

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

HENRY BROS. ELECTRONICS, LLC

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer of Henry Bros. Electronics, Inc., sole member of Henry Bros. Electronics, LLC

HERLEY INDUSTRIES, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

HERLEY-CTI, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

HERLEY-RSS, INC.

By:                  /s/ Deanna H. Lund

         Name:          Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

HGS HOLDINGS, INC.

By:                  /s/ Deanna H. Lund

    Name:          Deanna H. Lund

         Title:                  Executive Vice President and Chief Financial Officer

INTEGRAL SYSTEMS, INC.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

IRIS ACQUISITION SUB LLC

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer of Kratos Defense & Security Solutions, Inc., sole member of Iris Acquisition Sub LLC

JMA ASSOCIATES, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

KRATOS DEFENSE ENGINEERING SOLUTIONS, INC.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

KRATOS PUBLIC SAFETY & SECURITY SOLUTIONS, INC.

By:                    /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

KRATOS MID-ATLANTIC, INC.

By:                    /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

KRATOS SOUTHEAST, INC.

By:                    /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

KRATOS SOUTHWEST L.P.

By:                    /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer of Kratos Texas, Inc., General Partner of Kratos Southwest L.P.

KRATOS TEXAS, INC.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

LUMISTAR, INC.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

LVDM, INC.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

MADISON RESEARCH CORPORATION

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

MICRO SYSTEMS, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

MSI ACQUISITION CORP.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

NATIONAL SAFE OF CALIFORNIA, INC.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

NEWPOINT TECHNOLOGIES, INC.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

POLEXIS, INC.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

REAL TIME LOGIC, INC.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

REALITY BASED IT SERVICES, LTD.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

ROCKET SUPPORT SERVICES, LLC

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer of HGS Holdings, Inc., sole managing member of Rocket Support Services LLC

SAT CORPORATION

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

SHADOW I, INC.

By:                    /s/ Deanna H. Lund

        Name:                Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

SHADOW II, INC.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

SHADOW III, INC.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

SCT ACQUISITION, LLC.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer of Charlestown Marine Containers Inc., sole member of SCT Acquisition, LLC

SCT REAL ESTATE, LLC

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer of SCT Acquisition, LLC, sole member of SCT Real Estate, LLC

STAPOR RESEARCH, INC.

By:                  /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

SUMMIT RESEARCH CORPORATION

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

KRATOS TECHNOLOGY & TRAINING SOLUTIONS, INC.

By:                   /s/ Deanna H. Lund

        Name:               Deanna H. Lund

        Title:                  Executive Vice President and Chief Financial Officer

WFI NMC CORP.

By:                   /s/ Deanna H. Lund

        Name:              Deanna H. Lund

        Title:                 Executive Vice President and Chief Financial Officer

ACCEPTED AND AGREED TO:

JEFFERIES & COMPANY, INC.

By:        /s/ Kevin Lockhart_______
Name:        Kevin Lockhart
Title:           Managing Director

KEYBANC CAPITAL MARKETS INC.

By:        /s/ Eric Peiffer________________
Name:        Eric Peiffer
Title:           Managing Director

B. RILEY & CO., LLC

By:        /s/ Tom Kelleher________
Name:        Tom Kelleher
Title:           CEO

Exhibit 10.1

Published Transaction CUSIP Number: 50077GAA5
Published Revolver CUSIP Number: 50077GAB3

CREDIT AND SECURITY AGREEMENT

among

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
as Borrower

THE LENDERS NAMED HEREIN
as Lenders

and

KEYBANK NATIONAL ASSOCIATION
as Lead Arranger, Sole Book Runner and Administrative Agent

____________________

dated as of May 19, 2010,
as amended and restated as of July 27, 2011
_____________________

TABLE OF CONTENTS

i

Page

Page

Page

Exhibit A	Form of Revolving Credit Note
Exhibit B	Form of Swing Line Note
Exhibit C	Form of Borrowing Base Certificate
Exhibit D	Form of Notice of Loan
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Assignment and Acceptance Agreement
Exhibit G	Form of Instrument of Assignment
Exhibit H	Form of Notice of Assignment of Claims

Schedule 1	Commitments of Lenders
Schedule 2	Guarantors of Payment
Schedule 2.2	Existing Letters of Credit
Schedule 3	Borrowing Base Companies
Schedule 4	Pledged Securities
Schedule 5	Real Property
Schedule 5.3	Monthly and Quarterly Reporting Periods
Schedule 5.8	Indebtedness
Schedule 5.9	Liens
Schedule 5.11	Permitted Foreign Subsidiary Loans, Guaranties and Investments
Schedule 5.17	Affiliate Transactions
Schedule 6.1	Corporate Existence; Subsidiaries; Foreign Qualification
Schedule 6.4	Litigation and Administrative Proceedings
Schedule 6.5	Real Estate Owned by the Companies
Schedule 6.9	Locations
Schedule 6.11	Employee Benefits Plans
Schedule 6.16	Material Agreements
Schedule 6.17	Intellectual Property
Schedule 6.18	Insurance
Schedule 6.19	Deposit and Securities Accounts
Schedule 6.23	Assigned Government Contracts
Schedule 7.4	Pledged Notes
Schedule 7.5	Commercial Tort Claims

v

This CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of May 19, 2010, as amended and restated as of July 27, 2011 among:

(a)           KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”);

(b)           the lenders listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that from time to time becomes a party hereto pursuant to Section 2.9(b) or 11.10 hereof (collectively, the “Lenders” and, individually, each a “Lender”); and

(c)           KEYBANK NATIONAL ASSOCIATION, a national banking association, as the lead arranger, sole book runner and administrative agent for the Lenders under this Agreement (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent and the lenders named therein entered into that certain Credit and Security Agreement, dated as of May 19, 2010 (as amended, the “Original Credit Agreement”);

WHEREAS, this Agreement amends and restates in its entirety the Original Credit Agreement and, upon the effectiveness of this Agreement, the terms and provisions of the Original Credit Agreement shall be superseded hereby.  All references to “Credit Agreement” contained in the Loan Documents, as defined in the Original Credit Agreement, delivered in connection with the Original Credit Agreement shall be deemed to refer to this Agreement.  Notwithstanding the amendment and restatement of the Original Credit Agreement by this Agreement, the obligations outstanding (including, but not limited to, the letters of credit issued and outstanding) under the Original Credit Agreement as of July 27, 2011 shall remain outstanding and constitute continuing Obligations hereunder.  Such outstanding Obligations and the guaranties of payment thereof shall in all respects be continuing, and this Agreement shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such Obligations.  In furtherance of, and without limiting, the foregoing, from and after the date hereof and except as expressly specified herein, the terms, conditions, and covenants governing the obligations outstanding under the Original Credit Agreement shall be solely as set forth in this Agreement, which shall supersede the Original Credit Agreement in its entirety;

WHEREAS, it is the intent of the Borrower, the Administrative Agent and the Lenders that the provisions of this Agreement be effective commencing on the Closing Date; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to the Borrower upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE I.  DEFINITIONS

Section 1.1.  Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Account” means an account, as that term is defined in the U.C.C.

“Account Debtor” means an account debtor, as that term is defined in the U.C.C., or any other Person obligated to pay all or any part of an Account in any manner and includes (without limitation) any Guarantor thereof.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than a Company), or any business or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the outstanding capital stock (or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.

“Additional Commitments” means that term as defined in Section 2.9(b) hereof.

“Additional Lender” means an Eligible Transferee that shall become a Lender during the Commitment Increase Period pursuant to Section 2.9(b) hereof.

“Additional Lender Assumption Agreement” means an additional lender assumption agreement, in form and substance satisfactory to the Administrative Agent, wherein an Additional Lender shall become a Lender.

“Additional Lender Assumption Effective Date” means that term as defined in Section 2.9(b) hereof.

“Administrative Agent” means that term as defined in the first paragraph hereof.

“Administrative Agent Fee Letter” means the Administrative Agent Fee Letter between the Borrower and the Administrative Agent, dated as of the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

“Advance Record” means that term as defined in Section 2.14(a) hereof.

“Advantage” means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Obligations, if such payment results in that Lender having less than its pro rata share (based upon its Commitment Percentage) of the Obligations then outstanding.

“Affected Lender” means a Defaulting Lender, an Insolvent Lender or a Downgraded Lender.

“Affiliate” means any Person, directly or indirectly, controlling, controlled by or under common control with a Company, and “control” (including the correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means the Administrative Agent.

“Agreement” means that term as defined in the first paragraph hereof.

“Applicable Commitment Fee Rate” means:

(a)           for the period from the Closing Date through August 31, 2011, seventy-five (75.00) basis points; and

(b)           commencing September 1, 2011, the Average Monthly Revolving Credit Availability for the most recently completed calendar month shall be used to establish the number of basis points that will go into effect on September 1, 2011 and thereafter, as provided below:

Average Monthly Revolving Credit Availability	Applicable Commitment Fee Rate
Less than or equal to $25,000,000	50.00 basis points
Greater than $25,000,000	75.00 basis points

After September 1, 2011, changes to the Applicable Commitment Fee Rate shall be effective on the first day of each calendar month and shall be based on the Average Monthly Revolving Credit Availability for the most recently completed calendar month.  Anything in this definition to the contrary notwithstanding, if the Revolving Amount is reduced for any reason, the Dollar amounts set forth in the foregoing pricing matrix shall also be correspondingly reduced by the amount of any such reduction in the Revolving Amount.  The above pricing matrix does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VIII and IX hereof.

“Applicable Margin” means:

(a)           for the period from the Closing Date through August 31, 2011, three hundred (300.00) basis points for Eurodollar Loans and one hundred (100.00) basis points for Base Rate Loans; and

(b)           commencing September 1, 2011, the Average Monthly Revolving Credit Availability for the most recently completed calendar month shall be used to establish the number of basis points that will go into effect on September 1, 2011 and thereafter, as provided below:

Average Monthly Revolving Credit Availability	Applicable Basis Points for Eurodollar Loans	Applicable Basis Points for Base Rate Loans
Less than $10,000,000	375.00	175.00
Greater than or equal to $10,000,000 and less than or equal to $25,000,000	350.00	150.00
Greater than $25,000,000	300.00	100.00

After September 1, 2011, changes to the Applicable Margin shall be effective on the first day of each calendar month and shall be based on the Average Monthly Revolving Credit Availability for the most recently completed calendar month.  Anything in this definition to the contrary notwithstanding, if the Revolving Amount is reduced for any reason, the Dollar amounts set forth in the foregoing pricing matrix shall also be correspondingly reduced by the amount of any such reduction in the Revolving Amount.  The above pricing matrix does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VIII and IX hereof.

“Assigned Government Contract”  means all Government Contracts that (a) are for an amount in excess of Five Hundred Thousand Dollars ($500,000), or (b) pursuant to the terms of Section 5.22 hereof, are required to be subject to an Instrument of Assignment and Notice of Assignment of Claims.

“Assignment Agreement” means an Assignment and Acceptance Agreement in the form of the attached Exhibit F.

“Authorized Officer” means a Financial Officer or other individual authorized by a Financial Officer in writing (with a copy to the Administrative Agent) to handle certain administrative matters in connection with this Agreement.

“Available Liquidity” means, at any date, the sum of (a) the aggregate unrestricted and unencumbered cash on hand of the Borrower and the other Borrowing Base Companies held at financial institutions located in the United States that are Lenders, plus (b) the Revolving Credit Availability.

“Average Monthly Revolving Credit Availability” means, for any calendar month, the average daily Revolving Credit Availability in effect during such calendar month.

“Bailee’s Waiver” means a bailee’s waiver, in form and substance satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

“Bank Product Agreements” means those certain cash management services and other agreements entered into from time to time between a Company and the Administrative Agent or a Lender (or an affiliate of a Lender) in connection with any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by a Company to the Administrative Agent or any Lender (or an affiliate of a Lender) pursuant to or evidenced by the Bank Product Agreements.

“Bank Products” means a service or facility extended to a Company by the Administrative Agent or any Lender (or an affiliate of a Lender) for (a) credit cards and credit card processing services (b) debit and purchase cards, (c) ACH transactions, and (d) cash management, including controlled disbursement accounts or services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate on such day, (b) one-half of one percent (0.50%) in excess of the Federal Funds Effective Rate on such day, and (c) one hundred (100.00) basis points in excess of the London Interbank Offered Rate on such day for loans in Eurodollars with an Interest Period of one month (or, if such day is not a Business Day, such rate as calculated on the most recent Business Day).  Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

“Base Rate Loan” means a Revolving Loan described in Section 2.2(a) hereof, that shall be denominated in Dollars and on which the Borrower shall pay interest at a rate based on the Derived Base Rate.

“Borrower” means that term as defined in the first paragraph hereof.

“Borrowing Base” means an amount equal to the total of the following:

(a)           up to eighty-five percent (85%) of the aggregate amount due and owing on Eligible Accounts Receivable of the Borrowing Base Companies; plus

(b)           the lesser of (i) up to seventy percent (70%) of the aggregate amount due and owing on Eligible Unbilled Receivables of the Borrowing Base Companies, or (ii) Fifteen Million Dollars ($15,000,000); plus

(c)           the lesser of (i) up to ten percent (10%) of the aggregate of the cost or market value (whichever is lower), as determined on an average cost method basis (or first-in first-out basis) in accordance with GAAP, of the Eligible Inventory of the Borrowing Base Companies, or (ii) Seven Million Five Hundred Thousand Dollars ($7,500,000); minus

(d)           Reserves, if any;

provided that, anything herein to the contrary notwithstanding, the Administrative Agent shall at all times have the right to modify or reduce such percentages or dollar amount caps from time to time, in its reasonable credit judgment.

“Borrowing Base Certificate” means a Borrowing Base Certificate, in the form of the attached Exhibit C.

“Borrowing Base Company” means each Company listed on Schedule 3 hereto, and each additional Company that shall become a Borrowing Base Company pursuant to Section 2.13 hereof.

“Business Day” means a day that is not a Saturday, a Sunday or another day of the year on which national banks are authorized or required to close in Cleveland, Ohio, and, in addition, if the applicable Business Day relates to a Eurodollar Loan, is a day of the year on which dealings in deposits are carried on in the London interbank Eurodollar market.

“Capital Distribution” means a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, (a) for the purchase, acquisition, redemption, repurchase, payment or retirement of any capital stock or other equity interest of such Company, or (b) as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company’s capital stock or other equity interest.

“Capitalized Lease Obligations” means obligations of the Companies for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means a commercial Deposit Account designated “cash collateral account” and maintained by the Credit Parties with the Administrative Agent, without liability by the Administrative Agent or the Lenders to pay interest thereon, from which account the Administrative Agent, on behalf of the Lenders, shall have the exclusive right to withdraw funds until all of the Secured Obligations are paid in full.

“Cash Equivalents” means:

(a)           marketable direct obligations issued by, or unconditionally guaranteed by, the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(b)           marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s;

(c)           commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a short-term commercial paper rating of at least A-1 from Standard and Poor’s or at least P-1 from Moody’s;

(d)           certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than Two Hundred Fifty Million Dollars ($250,000,000);

(e)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in subpart (a) above entered into with any bank meeting the qualifications specified in subpart (d) above; and

(f)           investments in money market funds which invest exclusively in assets satisfying the requirements of subparts (a) through (e) above.

“Cash Security” means all cash, instruments, Deposit Accounts, Securities Accounts and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which a Credit Party presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of the Administrative Agent or any Lender.

“Change in Control” means (a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or of record, on or after the Closing Date, by any Person or group (within the meaning of Sections 13d and 14d of the Exchange Act), of shares representing more than thirty-five percent (35%) of the aggregate ordinary Voting Power represented by the issued and outstanding equity interests of the Borrower; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors or other governing body of the Borrower by Persons who were neither (i) nominated by the board of directors or other governing body of the Borrower nor (ii) appointed by directors so nominated; (c) the Borrower shall cease to own one hundred percent (100%) of each other Borrowing Base Company; or (d) the occurrence of a change in control, or other term of similar import used therein, as defined in any Senior Notes Document or Material Indebtedness Agreement.

“Closing Available Liquidity” means, as of the Closing Date, the sum of (a) the aggregate unrestricted and unencumbered cash on hand of the Credit Parties (calculated after giving effect to the Integral Acquisition) held at financial institutions located in the United States, plus (b) Revolving Credit Availability, provided that, for purposes of calculating the Revolving Credit Availability under Section 4.3(k), Revolving Credit Exposure shall include, without duplication, (i) any fees and expenses due under Section 4.3(n) hereof, and (ii) the Borrower’s initial credit request under the Revolving Credit Commitment.

“Closing Date” means July 27, 2011.

“Closing Revolving Amount” means Sixty-Five Million Dollars ($65,000,000).

“Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

“Collateral” means (a) all of the Borrower’s existing and future (i) personal property, (ii) Accounts, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letter-of-credit rights, Pledged Securities, Pledged Notes (if any), Government Contracts, Commercial Tort Claims, General Intangibles, Inventory and Equipment, (iii) funds now or hereafter on deposit in one or more Cash Collateral Accounts, if any, and (iv) Cash Security; (b) the Real Property; and (c) Proceeds of any of the foregoing.

“Collection” means any payment made from an Account Debtor to a Credit Party including, but not limited to, cash, checks, drafts and any other form of payment.

“Columbia Property” means the real property located at 6721 Columbia Gateway Drive, Columbia, Maryland 21046.

“Commercial Tort Claim” means a commercial tort claim, as that term is defined in the U.C.C.  Schedule 7.5 hereto lists all Commercial Tort Claims of the Credit Parties in existence as of the Closing Date.

“Commitment” means the obligation hereunder of the Lenders, during the Commitment Period, to make Loans and to participate in Swing Loans and the issuance of Letters of Credit pursuant to the Revolving Credit Commitment, up to the Total Commitment Amount.

“Commitment Increase Period” means the period from the Closing Date to the date that is six months prior to the last day of the Commitment Period.

“Commitment Percentage” means, for each Lender, the percentage set forth opposite such Lender’s name under the column headed “Commitment Percentage”, as listed in Schedule 1 hereto (taking into account any assignments pursuant to Section 11.10 hereof).

“Commitment Period” means the period from the Closing Date to July 26, 2016, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

“Companies” means the Borrower and all Subsidiaries.

“Company” means the Borrower or a Subsidiary.

“Compliance Certificate” means a Compliance Certificate in the form of the attached Exhibit E.

“Confidential Information” means all confidential or proprietary information about the Companies that has been furnished by any Company to the Administrative Agent or any Lender, whether furnished before or after the Closing Date and regardless of the manner in which it is furnished, but does not include any such information that (a) is or becomes generally available to the public other than as a result of a disclosure by the Administrative Agent or such Lender not permitted by this Agreement, (b) was available to the Administrative Agent or such Lender on a nonconfidential basis prior to its disclosure to the Administrative Agent or such Lender, or (c) becomes available to the Administrative Agent or such Lender on a nonconfidential basis from a Person other than a Company.

“Consideration” means, in connection with an Acquisition, the aggregate consideration paid or to be paid, including borrowed funds, cash, deferred payments, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid or to be paid for such Acquisition.

“Consolidated” means the resultant consolidation of the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.14 hereof.

“Consolidated Capital Expenditures” means, for any period, the amount of capital expenditures of the Borrower, as determined on a Consolidated basis.

“Consolidated Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis, (a) Consolidated Net Income for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) non-cash losses or charges, (v) losses with respect to Kratos Southeast, Inc. (a discontinued operation sold during the 2010 fiscal year of the Borrower), in an aggregate amount not to exceed One Million Three Hundred Eighty-One Thousand Dollars ($1,381,000), (vi) losses with respect to other discontinued operations (as defined consistent with GAAP), in an aggregate amount not to exceed Four Million Dollars ($4,000,000), (vii) non-recurring transaction costs incurred in connection with the SCT Acquisition and the HBE Acquisition, in an aggregate amount not to exceed One Million Six Hundred Ninety-Eight Thousand Eight Hundred Ninety-Five Dollars ($1,698,895), (viii) non-recurring transaction costs incurred in connection with the Herley Acquisition, in an aggregate amount not to exceed Eleven Million Dollars ($11,000,000), (ix) non-recurring transaction costs incurred in connection with the Integral Acquisition, in an aggregate amount not to exceed Seven Million Dollars ($7,000,000), and (x) other non-recurring cash costs or charges incurred in connection with the Integral Acquisition, including for severance payments, corporate overhead reduction, discontinued business operations of the Integral Systems Managed Services business, and the subleasing of the Columbia Property, in an aggregate amount not to exceed Thirteen Million Dollars ($13,000,000); minus (b) to the extent included in Consolidated Net Income for such period, non-cash gains.

“Consolidated Fixed Charges” means, for any period, as determined on a Consolidated basis, the aggregate, without duplication, of (a) Consolidated Interest Expense, and (b) principal payments on Consolidated Funded Indebtedness (including, without limitation, performance based contingent obligations incurred in connection with an Acquisition and payments on Capitalized Lease Obligations); provided that, for purposes of calculating Consolidated Fixed Charges, principal payments on Consolidated Funded Indebtedness shall exclude (i) optional prepayments of the Revolving Loans, (ii) payments of the Indebtedness of HBE made at the time of the HBE Acquisition, in an aggregate amount not to exceed Three Million Three Hundred Ten Thousand Eight Hundred Ninety-Eight Dollars ($3,310,898), (iii) payments of the Indebtedness of Herley made at the time of the Herley Acquisition, in an aggregate amount not to exceed One Million Nine Hundred Sixty-Five Thousand ($1,965,000), and (iv) payments of Indebtedness of Integral made at the time of the Integral Acquisition in an aggregate amount not to exceed Forty Million Dollars ($40,000,000).

“Consolidated Funded Indebtedness” means, at any date, all Indebtedness (including, but not limited to, short-term, long-term and Subordinated Indebtedness, if any) of the Borrower, as determined on a Consolidated basis.

“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on the gross or net income of the Borrower (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), as determined on a Consolidated basis.

“Consolidated Interest Expense” means, for any period, the interest expense (including, without limitation, the “imputed interest” portion of Capitalized Lease Obligations, synthetic leases and asset securitizations, if any, and excluding deferred financing costs) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated Net Worth” means, at any date, the stockholders’ equity of the Borrower, determined as of such date on a Consolidated basis.

“Consolidated Unfunded Capital Expenditures” means, for any period, Consolidated Capital Expenditures that are not directly financed by the Companies with long-term Indebtedness (other than Revolving Loans) or Capitalized Lease Obligations, as determined on a Consolidated basis.

“Contract Account Debtor” means, with respect to a Government Contract or a Government Subcontract, as determined on a contract by contract basis, an Account Debtor or any other Person obligated to pay all or any part of an Account in any manner and includes (without limitation) any Guarantor thereof.

“Control Agreement” means a Deposit Account Control Agreement or a Securities Account Control Agreement.

“Controlled Disbursement Account” means a commercial Deposit Account designated “controlled disbursement account” and maintained by one or more Credit Parties with the Administrative Agent or another Lender, without liability by the Administrative Agent or such Lender to pay interest thereon.

“Controlled Group” means a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o).

“Credit Event” means the making by the Lenders of a Loan, the conversion by the Lenders of a Base Rate Loan to a Eurodollar Loan, the continuation by the Lenders of a Eurodollar Loan after the end of the applicable Interest Period, the making by the Swing Line Lender of a Swing Loan, or the issuance (or amendment or renewal) by the Fronting Lender of a Letter of Credit.

“Credit Party” means the Borrower and any Subsidiary or other Affiliate that is a Guarantor of Payment.

“Default” means an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and that has not been waived by the Required Lenders (or, if required hereunder, all of the Lenders) in writing.

“Default Rate” means (a) with respect to any Loan or other Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

“Defaulting Lender” means a Lender, as reasonably determined by the Administrative Agent, that (a) has failed (which failure has not been cured) to fund any Loan or any participation interest in Letters of Credit required to be made hereunder in accordance with the terms hereof (unless such Lender shall have notified the Administrative Agent and the Borrower in writing of its good faith determination that a condition under Section 4.1 hereof to its obligation to fund any Loan shall not have been satisfied); (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after receipt of a written request from the Administrative Agent or the Borrower to confirm that it will comply with the terms of this Agreement relating to its obligation to fund prospective Loans or participations in Letters of Credit, and such request states that the requesting party has reason to believe that the Lender receiving such request may fail to comply with such obligation, and states such reason; or (d) has failed to pay to the Administrative Agent or any other Lender when due an amount owed by such Lender to the Administrative Agent or any other Lender pursuant to the terms of this Agreement, unless such amount is subject to a good faith dispute or such failure has been cured.  Any Defaulting Lender shall cease to be a Defaulting Lender when the Administrative Agent determines, in its reasonable discretion, that such Defaulting Lender is no longer a Defaulting Lender based upon the characteristics set forth in this definition.

“Deposit Account” means a deposit account, as that term is defined in the U.C.C.

“Deposit Account Control Agreement” means each Deposit Account Control Agreement among a Credit Party, the Administrative Agent and a depository institution, dated prior to, on or after the Closing Date, to be in form and substance satisfactory to the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.

“Derived Base Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Base Rate.

           “Derived Eurodollar Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Eurodollar Loans plus the  Eurodollar Rate.

“Disposition” means the lease, transfer or other disposition of assets (whether in one or more than one transaction) by a Company.

“Dodd-Frank Act” means the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) signed into law on July 21, 2010, as amended from time to time.

           “Dollar” or the $ sign means lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“Dormant Subsidiary” means, as of any date of determination, a Company that (a) is not a Credit Party or an equity holder of a Credit Party, (b) has aggregate assets of less than One Million Dollars ($1,000,000), (c) generated less than Two Million Dollars ($2,000,000) in annual revenue during the most recently completed fiscal year of the Borrower, and (d) has no direct or indirect Subsidiaries (i) with aggregate assets, for such Company and all such Subsidiaries, of more than One Million Dollars ($1,000,000), or (ii) that generated, in the aggregate, for such Company and all such Subsidiaries, more than Two Million Dollars ($2,000,000) in annual revenue during the most recently completed fiscal year of the Borrower.

“Downgraded Lender” means a Lender that has a non-credit enhanced senior unsecured debt rating below investment grade from either Moody’s, Standard & Poor’s or any other nationally recognized statistical rating organization recognized as such by the SEC that has been designated by the Administrative Agent, in its reasonable discretion, as a Downgraded Lender.  Any Downgraded Lender shall cease to be a Downgraded Lender when the Administrative Agent determines, in its reasonable discretion, that such Downgraded Lender is no longer a Downgraded Lender based upon the characteristics set forth in this definition.

“EBITDA” means, for any period, in accordance with GAAP, (a) Net Income for such period, plus the aggregate amounts deducted in determining such Net Income in respect of (i) income taxes, (ii) interest expense, (iii) depreciation and amortization charges, and (iv) non-cash losses or charges; minus (b) to the extent included in Net Income for such period, non-cash gains.

“Eligible Account Receivable” means an Account that is an account receivable (i.e., each specific invoice) of a Borrowing Base Company that, at all times until it is collected in full, continuously meets the following requirements:

(a)           is not subject to any claim for credit, allowance or adjustment by the Account Debtor or any defense, dispute, set-off, chargeback or counterclaim;

(b)           arose in the ordinary course of business of such Borrowing Base Company from the performance (fully completed) of services or bona fide sale of goods that have been shipped to the Account Debtor, and not more than ninety (90) days have elapsed since the invoice date;

(c)           is not owing from an Account Debtor with respect to which such Borrowing Base Company has received any notice or has any knowledge of such Account Debtor’s insolvency, bankruptcy or financial impairment, or that such Account Debtor has suspended normal business operations, dissolved, liquidated or terminated its existence;

(d)           is not subject to an assignment, pledge, claim, mortgage, lien or security interest of any type except those granted to or in favor of the Administrative Agent, for the benefit of the Lenders, and the Indenture Agent, for the benefit of the Senior Noteholders;

(e)           does not relate to any goods repossessed, lost, damaged, rejected or returned, or acceptance of which has been revoked or refused;

(f)           is not evidenced by a promissory note or any other instrument or by chattel paper;

(g)           has not been determined by the Administrative Agent to be unsatisfactory in any respect, in the exercise of its reasonable credit judgment;

(h)           is not a Government Account Receivable (other than an Eligible Government Account Receivable);

(i)           is not owing from an Affiliate, an equity holder or an employee of such Borrowing Base Company;

(j)           is not a Foreign Account Receivable, except for the amount of such Foreign Account Receivable that is fully insured by an insurer acceptable to the Administrative Agent or backed by a letter of credit issued by, or a guaranty from, a financial institution acceptable to the Administrative Agent, in each case in form and substance acceptable to the Administrative Agent in its reasonable credit judgment;

       (k)         (i)   does not arise from a Government Contract with an Account Debtor that has failed to pay more than fifty oercent (50%) of the aggregate amount of its accounts receivable then outstanding under such Govenment Contract within ninety (90) days of their respective invoice dates;

            (ii)         does not arise from a Government Subcontract with an Account Debtor that has failed to pay more than fifty percent (50%) of the aggregate amount of its accounts receivable then outstanding under such Government Subcontract within ninety (90) days of their respective invoice dates; and

            (iii)        with respect to Accounts that do not arise from Government Contracts or Government Subcontracts, is not owing from an Account Debtor that has failed to pay more than twenty-five percent (25%) of the aggregate amount of all of its then outstanding accounts receivable within ninety (90) days of their respective invoice dates;

(l)           with respect to:

 (i)           an Account Debtor (other than (A) the United States or any of its departments, agencies or instrumentalities, or (B) an Investment Grade Account Debtor) that, together with its affiliates, owes one or more Borrowing Base Companies more than twenty-five percent (25%) of all accounts receivable of the Borrowing Base Companies, is not the portion of the Accounts that represents the amount in excess of twenty-five percent (25%) of such accounts receivable; and

(ii)           an Investment Grade Account Debtor (other than the United States or any of its departments, agencies or instrumentalities) that, together with its affiliates, owes one or more Borrowing Base Companies more than fifty percent (50%) of all accounts receivable of the Borrowing Base Companies, is not the portion of the Accounts that represents the amount in excess of fifty percent (50%) of such accounts receivable;

(m)           is an Account in which the Administrative Agent, for the benefit of the Lenders, has a valid and enforceable first priority security interest;

(n)           has not arisen in connection with sales of goods that were shipped or delivered to an Account Debtor on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding;

(o)           is not subject to any provision prohibiting assignment of the right to payment or requiring notice of or consent to such assignment (except provisions that are not enforceable under the Uniform Commercial Code in the applicable jurisdiction);

(p)           is not owing from an Account Debtor (other than the United States or any of its departments, agencies or instrumentalities) located in a state that requires that such Borrowing Base Company, in order to sue such Account Debtor in such state’s courts or otherwise enforce its remedies against such Account Debtor through judicial process, to either (i) qualify to do business in such state or (ii) file a report with the taxation division of such state for the then current year, unless, in each case, such Borrowing Base Company has fulfilled such requirements to the extent applicable for the then current year or fulfilled such other requirements that permits such Borrowing Base Company to bring suit or otherwise enforce its remedies against such Account Debtor through judicial process;

(q)           is not an Account with respect to which any of the representations, warranties, covenants and agreements contained in this Agreement or any of the Loan Documents are not or have ceased to be complete and correct, or have been breached;

(r)           is not an Account that represents a progress billing (other than an Eligible Government Account Receivable or an Eligible Government Subcontract Account Receivable);

(s)           is not owing by any state or any department, agency, or instrumentality thereof unless such Borrowing Base Company has complied with any applicable statutory or regulatory requirements thereof in respect of the security interest of the Administrative Agent, for the benefit of the Lenders, as granted hereunder;

(t)           is not, other than with respect to a Government Account Receivable or a Government Subcontract Account Receivable, owing from an Account Debtor that is also a supplier to or creditor of any Borrowing Base Company to the extent of the amount owing to such supplier or creditor; and

(u)           does not represent a manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling any Borrowing Base Company to discounts on future purchases therefrom.

“Eligible Government Account Receivable” means a Government Account Receivable of a Borrowing Base Company that, at all times until it is collected in full, continuously meets the following requirements:

(a)           with respect to a Government Prior Approval Contract, the contracting officer (or the authorized representative of such contracting officer) for such Government Account Receivable has approved the payment of such Government Account Receivable;

(b)           all customary and required procedures have been followed by such Borrowing Base Company to ensure the accuracy and legitimacy of such Government Account Receivable;

(c)           is not relating to a Government Contract that includes a provision that prohibits the assignment of amounts due under such contract;

(d)           an Instrument of Assignment and a Notice of Assignment of Claims have been delivered to the Administrative Agent with respect to such Government Account Receivable;

(e)           no Company has received notice or has knowledge (or reason to believe) that the Account Debtor with respect to such Government Account Receivable does not intend to pay such Government Account Receivable (or any other Government Account Receivable relating to the same Government Contract)  in accordance with the invoice with respect thereto, in accordance with the terms of the Government Contract, or in accordance with the information that the Borrower has provided to the Administrative Agent with respect to such Government Account Receivable;

(f)           no Company has received a “Cure Notice”, “Show Cause” or other similar notice with respect to such Government Account Receivable (or any other Government Account Receivable relating to the same Government Contract); and

 (g)           such Government Account Receivable meets all of the requirements of an Eligible Account Receivable other than subparts (h), (l), (p), (r) and (t) of the Eligible Account Receivable definition.

“Eligible Government Subcontract Account Receivable” means a Government Subcontract Account Receivable of a Borrowing Base Company that, at all times until it is collected in full, continuously meets the following requirements:

(a)           the customer with respect to such Government Subcontract Account Receivable has approved the payment of such Government Subcontract Account Receivable;

(b)           no Company has received a notice of default or other similar notice with respect to such Government Subcontract Account Receivable; and

(c)           such Government Subcontract Account Receivable meets all of the requirements of an Eligible Account Receivable other than subparts (h), (r) and (t) of the Eligible Account Receivable definition.

“Eligible Inventory” means all Inventory of a Borrowing Base Company in which the Administrative Agent, for the benefit of the Lenders, has a valid and enforceable first security interest, except Inventory that:

(a)           is in-transit or located outside of the United States;

(b)           is in the possession of a bailee, consignee or other third party, unless (i) reserves, satisfactory to the Administrative Agent, have been established with respect thereto; or (ii) (A) with respect to a consignee, processor or bailee, an acknowledged consignment letter, Processor’s Waiver or Bailee’s Waiver, as the case may be, has been received by the Administrative Agent, (B) such third party is listed on Schedule 6.9 hereto, as amended from time to time, or the Administrative Agent has received prior written notice of such third party location, (C) if required by the Administrative Agent, proper notice has been given to all secured parties of such third party that have filed U.C.C. Financing Statements claiming a security interest in such third party’s inventory, and (D) with respect to a consignee or processor, such Borrowing Base Company has filed appropriate U.C.C. Financing Statements to protect its interest therein, in form and substance satisfactory to the Administrative Agent;

(c)           is located on facilities leased by a Borrowing Base Company, unless an acknowledged Landlord’s Waiver has been received (or waived in writing) by the Administrative Agent, or reserves, satisfactory to the Administrative Agent, have been established with respect thereto;

(d)           is slow-moving, damaged, defective or obsolete;

(e)           consists of (i) goods not held for sale, such as labels, maintenance items, supplies and packaging, or held for return to vendors, or (ii) Inventory used in connection with research and development;

(f)           is held for return to vendors;

(g)           is subject to a Lien in favor of any Person other than the Administrative Agent, for the benefit of the Lenders, and the Indenture Agent, for the benefit of the Senior Noteholders;

(h)           has not been subject to a field examination by the Administrative Agent (or agent thereof); or

(i)           is determined by the Administrative Agent to be unsatisfactory in any respect, in its reasonable credit judgment.

“Eligible Transferee” means a commercial bank, financial institution or other “accredited investor” (as defined in SEC Regulation D) that is not the Borrower, a Subsidiary or an Affiliate.

“Eligible Unbilled Receivable” means, for any date, an Account of a Borrowing Base Company that, (a) if it had been billed prior to the end of the immediately preceding month, would have met all of the requirements for an Eligible Account Receivable, and (b) is to be billed within ten days after the end of such immediately preceding month.

“Environmental Disclosure Letter” means that certain letter from the Borrower to the Administrative Agent, dated as of the Original Closing Date, concerning certain environmental disclosures.

“Environmental Laws” means all provisions of law (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, orders-in-council, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by a Governmental Authority or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning environmental health or safety and protection of, or regulation of the discharge of substances into, the environment.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means equipment, as that term is defined in the U.C.C.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

“ERISA Event” means (a) the existence of a condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Controlled Group member in a non-exempt “prohibited transaction” (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any “cash or deferred arrangement” under any such ERISA Plan to meet the requirements of Code Section 401(k); (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any incurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

“ERISA Plan” means an “employee benefit plan” (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

“Eurocurrency Liabilities” shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar” means a Dollar denominated deposit in a bank or branch outside of the United States.

“Eurodollar Loan” means a Revolving Loan described in Section 2.2(a) hereof, that shall be denominated in Dollars and on which the Borrower shall pay interest at a rate based upon the Derived Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Loan, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the rate of interest, determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters or Bloomberg (or, if for any reason such rate is unavailable from Reuters or Bloomberg, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters or Bloomberg) as the rate in the London interbank market for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Eurodollar Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Administrative Agent (or an affiliate of the Administrative Agent, in the Administrative Agent’s discretion) by prime banks in any Eurodollar market reasonably selected by the Administrative Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan; by (b) 1.00 minus the Reserve Percentage.

“Event of Default” means an event or condition that shall constitute an event of default as defined in Article VIII hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income or branch profits, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or in which its principal office is located, or, in the case of any Lender, in which its applicable lending office is located.

“Existing Letter of Credit” means that term as defined in Section 2.2(b)(vii) hereof.

“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the Closing Date.

“Financial Officer” means any of the following officers: chief executive officer, president, corporate controller, chief financial officer or treasurer.  Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of the Borrower.

“Fixed Charge Coverage Ratio” means, as determined for the most recently completed four Quarterly Reporting Periods of the Borrower, the ratio of (a) (i) Consolidated EBITDA, minus (ii) Consolidated Unfunded Capital Expenditures, minus (iii) Consolidated Income Tax Expense paid in cash, minus (iv) Capital Distributions (other than cash contributions to a 401(k) plan or pursuant to an employee stock purchase plan, other employee benefit plan, or officer and director equity purchase plan that have been deducted in determining Consolidated Net Income for such period); to (b) Consolidated Fixed Charges.

“Foreign Account Receivable” means an Account that arises out of contracts with or orders from an Account Debtor that is not a resident of the United States or Canada.

“Foreign Benefit Plan” means each material plan, fund, program or policy established under the law of a jurisdiction other than the United States (or a state or local government thereof), whether formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which one or more Companies have any liability with respect to any employee or former employee, but excluding any Foreign Pension Plan.

“Foreign Pension Plan” means a pension plan required to be registered under the law of a jurisdiction other than the United States (or a state or local government thereof), that is maintained or contributed to by one or more Companies for their employees or former employees.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“Fronting Lender” means, as to any Letter of Credit transaction hereunder, the Administrative Agent as issuer of the Letter of Credit, or, in the event that the Administrative Agent shall be unable to issue a Letter of Credit, such other Lender as shall agree to issue the Letter of Credit in its own name, but in each instance on behalf of the Lenders hereunder.

“GAAP” means generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of the Borrower.

“General Intangibles” means (a) general intangibles, as that term is defined in the U.C.C.; and (b) choses in action, causes of action, intellectual property, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds.

“Government Account Receivable” means an Account that arises out of a Government Contract.

“Government Contract” means an agreement, contract or license to which any Credit Party and the United States or any of its departments, agencies or instrumentalities are parties.

“Government Prior Approval Contract” means a firm fixed price Government Contract, or any other type of Government Contract, that requires prior approval of a contracting officer (or the authorized representative of such contracting officer) before payments are made in connection with such Government Contract.

“Government Subcontract” means an agreement, a contract or license, other than a Government Contract, to which any Credit Party is a party for which the United States or any of its departments, agencies or instrumentalities is the end customer.

“Government Subcontract Account Receivable” means an Account that arises out of a Government Subcontract.

“Governmental Authority” means any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization exercising such functions.

“Guarantor” means a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

“Guarantor of Payment” means each of the Companies designated a “Guarantor of Payment” on Schedule 2 hereto, each of which is executing and delivering a Guaranty of Payment on the Closing Date, and any other Domestic Subsidiary that shall deliver a Guaranty of Payment to the Administrative Agent, or become a party by joinder to the previously executed Guaranty of Payment, subsequent to the Closing Date.

“Guaranty of Payment” means each Guaranty of Payment executed and delivered prior to the Closing Date by a Guarantor of Payment in connection with this Agreement, as the same are being amended and restated on the Closing Date, and any Guaranty of Payment executed and delivered by one or more Guarantors of Payment on or after the Closing Date, in each case as the same may from time to time be amended, restated or otherwise modified.

“Guaranty of Payment Joinder” means each Guaranty of Payment Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Guaranty of Payment.

“HBE” means Henry Bros. Electronics, Inc., a Delaware corporation.

“HBE Acquisition” means that Acquisition by the Borrower of HBE, consummated on or about December 15, 2010.

“Hedge Agreement” means any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a Company with any Person in connection with any Indebtedness of such Company, (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by a Company, or (c) any forward commodity purchase agreement or similar agreement or arrangement designed to protect against fluctuations in raw material or other commodity prices.

“Herley” means Herley Industries, Inc., a Delaware corporation.

“Herley Acquisition” means the Acquisition by the Borrower of Herley, consummated on or about March 30, 2011.

“Hermes Contract” means Contract No. 1269 between Hellenic Aerospace Industry S.A. and Gichner (UK) LTD for the procurement of mobile shelters type S-280 C/G dated February 26, 2004 and as amended on March 2, 2010.

“Indebtedness” means, for any Company, without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker’s acceptance, (e) all net obligations under any Hedge Agreement, (f) all synthetic leases, (g) all Capitalized Lease Obligations, (h) all obligations of such Company with respect to asset securitization financing programs, (i) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (j) all indebtedness of the types referred to in subparts (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Company is a general partner or joint venturer, unless such indebtedness is expressly made non-recourse to such Company, (k) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements, and (l) any guaranty of any obligation described in subparts (a) through (k) hereof.

“Indenture Agent” means Wilmington Trust FSB and any successor collateral agent pursuant to the Senior Notes Documents.

“Indenture Priority Collateral” means the “Indenture Priority Collateral”, as that term is defined in the Intercreditor Agreement.

“Insolvent Lender” means a Lender, as reasonably determined by the Administrative Agent, that (a) has become or is not Solvent or is the subsidiary of a Person that has become or is not Solvent; or (b) has become the subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or is a subsidiary of a Person that has become subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be an Insolvent Lender solely by virtue of the ownership or acquisition of an equity interest in such Lender or a parent company thereof by a governmental authority or an instrumentality thereof.  Any Insolvent Lender shall cease to be an Insolvent Lender when the Administrative Agent determines, in its reasonable discretion, that such Insolvent Lender is no longer an Insolvent Lender based upon the characteristics set forth in this definition.

“Instrument of Assignment” means an Instrument of Assignment, in the form of the attached Exhibit G.

“Integral” means Integral Systems, Inc., a Maryland corporation.

“Integral Acquisition” means the acquisition of by the Borrower of Integral, to be consummated on or about the Closing Date.

“Intellectual Property Security Agreement” means each Intellectual Property Security Agreement executed and delivered prior to, on or after the Closing Date by the Borrower or a Guarantor of Payment, wherein the Borrower or such Guarantor of Payment, as the case may be, has granted to the Administrative Agent, for the benefit of the Lenders, a security interest in all intellectual property owned by the Borrower or such Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.

“Intellectual Property Security Amendment” means each Amendment and Confirmation of Intellectual Property Security Agreement (or similar document) executed and delivered on or after the Original Closing Date by a Credit Party, relating to an Intellectual Property Security Agreement previously delivered by such Credit Party.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Original Closing Date among the Administrative Agent, for the benefit of and on behalf of the Lenders, and the Indenture Agent, for the benefit of and on behalf of the Senior Noteholders, as amended and as the same may from time to time be further amended, restated or otherwise modified.

“Interest Adjustment Date” means the last day of each Interest Period.

“Interest Period” means, with respect to a Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the last day of such period, as selected by the Borrower pursuant to the provisions hereof, and, thereafter (unless such Eurodollar Loan is converted to a Base Rate Loan), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by the Borrower pursuant to the provisions hereof.  The duration of each Interest Period for a Eurodollar Loan shall be one month, two months, three months or six months, in each case as the Borrower may select upon notice, as set forth in Section 2.5 hereof; provided that, if the Borrower shall fail to so select the duration of any Interest Period for a Eurodollar Loan at least three Business Days prior to the Interest Adjustment Date applicable to such Eurodollar Loan, the Borrower shall be deemed to have converted such Eurodollar Loan to a Base Rate Loan at the end of the then current Interest Period.

“Inventory” means inventory, as that term is defined in the U.C.C.

“Investment Grade Account Debtor” means an Account Debtor with a long term issuer rating of no less than Baa1 from Moody’s or BBB+ from Standard & Poor’s.

“Investment Property” means investment property, as that term is defined in the U.C.C., unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and priority of a security interest in investment property, and, in such case, “investment property” shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

“KeyBank” means KeyBank National Association, and its successors and assigns.

“Landlord’s Waiver” means a landlord’s waiver or mortgagee’s waiver, each in form and substance satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

“Lender” means that term as defined in the first paragraph hereof and, as the context requires, shall include the Fronting Lender and the Swing Line Lender.

“Letter of Credit” means a commercial documentary letter of credit or standby letter of credit that shall be issued by the Fronting Lender for the account of the Borrower or a Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) three hundred sixty-four (364) days after its date of issuance (provided that such Letter of Credit may provide for the renewal thereof for additional one year periods), or (b) ten days prior to the last day of the Commitment Period.

“Letter of Credit Commitment” means the commitment of the Fronting Lender, on behalf of the Lenders, to issue Letters of Credit in an aggregate face amount of up to Thirty Million Dollars ($30,000,000).

“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by the Borrower or converted to a Revolving Loan pursuant to Section 2.2(b)(v) hereof.

“Lien” means any mortgage, deed of trust, security interest, lien (statutory or other), charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, lease (other than Operating Leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

“Loan” means a Revolving Loan or a Swing Loan made to the Borrower by the Lenders in accordance with Section 2.2(a) or 2.2(c) hereof.

“Loan Documents” means, collectively, this Agreement, each Note, each Guaranty of Payment, each Guaranty of Payment Joinder, all documentation relating to each Letter of Credit, the Intercreditor Agreement, each Security Document and the Administrative Agent Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

“Lockbox” means the post office box rented by and in the name of one or more Credit Parties in accordance with Section 7.2(a) hereof.

“Management Fees” means management, consulting or other similar fees paid by any Company to an equity holder (other than a Company) of a Company or of an Affiliate.

“Master Agreement” means that Master Agreement entered into by and among the Credit Parties and the Administrative Agent in connection with the cash management services undertaken by the Administrative Agent on behalf of the Companies.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of any Credit Party, (b) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Companies taken as a whole, (c) the rights and remedies of the Administrative Agent or the Lenders under any Loan Document, (d) the ability of any Credit Party to perform its obligations under any Loan Document to which it is a party or the Senior Notes Documents, or (e) the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

“Material Contract” means (a)any contract or agreement requiring annual payments to be made by a Credit Party or providing for annual payments to be received by a Credit Party, in each case in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000), (b) any other contract or other arrangement to which any Credit Party is a party for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, or (c) any Material Indebtedness Agreement.

“Material Indebtedness Agreement” means any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing or entered into in connection with any Indebtedness of any Company or the Companies equal to or in excess of the amount of Two Million Five Hundred Thousand Dollars ($2,500,000).

“Maximum Amount” means, for each Lender, the amount set forth opposite such Lender’s name under the column headed “Maximum Amount” as set forth on Schedule 1 hereto, subject to decreases determined pursuant to Section 2.9(a) hereof, increases pursuant to Section 2.9(b) hereof, and assignments of interests pursuant to Section 11.10 hereof; provided that the Maximum Amount for the Swing Line Lender shall exclude the Swing Line Commitment (other than its pro rata share), and the Maximum Amount of the Fronting Lender shall exclude the Letter of Credit Commitment (other than its pro rata share).

“Maximum Rate” means that term as defined in Section 2.3(d) hereof.

“Maximum Revolving Amount” means One Hundred Million Dollars ($100,000,000), as such amount may be reduced pursuant to Section 2.9(a) hereof.

“Monthly Reporting Period” means a four or, in certain cases, (approximately) five week period established by the Borrower as its monthly reporting period, as set forth on Schedule 5.3 hereto, as such Schedule 5.3 shall from time to time be replaced pursuant to Section 5.3(l) hereof.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to such company.

“Mortgage” means each Open-End Mortgage, Assignment of Leases and Rents and Security Agreement (or deed of trust or comparable document), dated prior to, on or after the Closing Date, relating to the Real Property, executed and delivered by a Credit Party, to further secure the Secured Obligations, as the same may from time to time be amended, restated or otherwise modified.

“Mortgage Amendment” means each Open-End Mortgage Modification Agreement (or similar agreement), relating to each Mortgage delivered prior to the Closing Date, executed and delivered by a Company as of the Closing Date.

“Multiemployer Plan” means a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

“Net Income” means, for any period, the net income (loss) for such period, determined in accordance with GAAP.

“Non-Consenting Lender” means that term as defined in Section 11.3(c) hereof.

“Non-Transfer Effective Date” means a date on which either (a) a Default or an Event of Default occurs, or (b) the Revolving Credit Availability is less than the greater of (i) Nine Million Dollars ($9,000,000), or (ii) Fifteen Percent (15%) of the Revolving Amount; and each such subsequent date that occurs after a Transfer Effective Date.

“Non-Transfer Period” means each period commencing on a Non-Transfer Effective Date and ending on the first Transfer Effective Date occurring thereafter; provided that, should more than two separate Non-Transfer Periods exist during any twelve-month period, the then-existing Non-Transfer Period shall continue indefinitely at the discretion of the Administrative Agent.

“Non-U.S. Lender” means that term as defined in Section 3.2(c) hereof.

“Note” means a Revolving Credit Note or the Swing Line Note, or any other promissory note delivered pursuant to this Agreement.

“Notice of Assignment of Claims” means a Notice of Assignment of Claims, in the form of the attached Exhibit H.

“Notice of Loan” means a Notice of Loan in the form of the attached Exhibit D.

“Obligations” means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by the Borrower to the Administrative Agent, the Swing Line Lender, the Fronting Lender, or any Lender pursuant to this Agreement and the other Loan Documents, and includes the principal of and interest on all Loans and all obligations of the Borrower or any other Credit Party pursuant to Letters of Credit; (b) each extension, renewal, consolidation or refinancing of any of the foregoing, in whole or in part; (c) the commitment and other fees, and any prepayment fees payable pursuant to this Agreement or any other Loan Document; (d) all fees and charges in connection with the Letters of Credit; (e) every other liability, now or hereafter owing to the Administrative Agent or any Lender by any Company pursuant to this Agreement or any other Loan Document; and (f) all Related Expenses.

“Operating Account” means a commercial Deposit Account designated “operating account” and maintained by one or more Credit Parties with the Administrative Agent, without liability by the Administrative Agent to pay interest thereon, from which account the Borrower shall have the right to withdraw funds until the Administrative Agent, on behalf of the Lenders, terminates such right after the occurrence of a Default or an Event of Default.

“Operating Leases” means all real or personal property leases under which any Company is bound or obligated as a lessee or sublessee and which, under GAAP, are not required to be capitalized on a balance sheet of such Company; provided that Operating Leases shall not include any such lease under which any Company is also bound as the lessor or sublessor.

“Original Closing Date” means May 19, 2010.

“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, operating agreement or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise, ad valorem or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, use taxes, value added taxes, charges or similar taxes or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” means that term as defined in Section 11.11 hereof.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation, and its successor.

“Pension Plan” means an ERISA Plan that is a “pension plan” (within the meaning of ERISA Section 3(2)).

“Permitted Foreign Subsidiary Loans, Guaranties and Investments” means:

(a)           the investments by the Borrower or a Domestic Subsidiary in a Foreign Subsidiary, in such amounts existing as of the Closing Date and set forth on Schedule 5.11 hereto;

(b)           the loans by the Borrower or a Domestic Subsidiary to a Foreign Subsidiary, in such amounts existing as of the Closing Date and set forth on Schedule 5.11 hereto (and any extension, renewal or refinancing thereof but, only to the extent that the principal amount thereof does not increase after the Closing Date);

(c)           loans by the Borrower or a Domestic Subsidiary to a Foreign Subsidiary consisting of intercompany accounts receivable arising from the transfer of goods or services in the ordinary course of business and consistent with past business practices of the Companies;

(d)           loans and investments by the Borrower or a Domestic Subsidiary to or in a Foreign Subsidiary in connection with the Hermes Contract, so long as the aggregate amount of all such loans and investments of all Credit Parties does not exceed, at any time, Three Million Five Hundred Thousand Dollars ($3,500,000);

(e)           loans and investments from Herley or a Domestic Subsidiary of Herley to a Foreign Subsidiary of Herley, in an aggregate amount for all such loans and investments of all Credit Parties, permitted pursuant to this subpart (e), not to exceed, at any time, Thirty-Three Million Dollars ($33,000,000); and

(f)           additional loans and investments by the Borrower or a Domestic Subsidiary to or in a Foreign Subsidiary, or guaranties by the Borrower or a Domestic Subsidiary of the Indebtedness or contract performance of a Foreign Subsidiary, made on or after the Closing Date in the ordinary course of business, so long as the aggregate amount of all such loans and investments of all Credit Parties does not exceed, at any time, an aggregate amount of Four Million Dollars ($4,000,000).

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity.

“Pledge Agreement” means each of the Pledge Agreements, relating to the Pledged Securities, executed and delivered to the Administrative Agent, for the benefit of the Lenders, by the Borrower or a Guarantor of Payment, as applicable, with respect to the Pledged Securities, prior to, on or after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

“Pledged Notes” means the promissory notes payable to the Borrower, as described on Schedule 7.4 hereto, and any additional or future promissory notes that may hereafter from time to time be payable to the Borrower.

“Pledged Securities” means all of the shares of capital stock or other equity interest of a Subsidiary of a Credit Party, whether now owned or hereafter acquired or created, and all proceeds thereof; provided that Pledged Securities shall exclude (a) shares of capital stock or other equity interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, and (b) shares of voting capital stock or other voting equity interests in any first-tier Foreign Subsidiary in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first-tier Foreign Subsidiary.  (Schedule 4 hereto lists, as of the Closing Date, all of the Pledged Securities.)

“Prime Rate” means the interest rate established from time to time by the Administrative Agent as the Administrative Agent’s prime rate, whether or not such rate shall be publicly announced; the Prime Rate may not be the lowest interest rate charged by the Administrative Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

“Proceeds” means (a) proceeds, as that term is defined in the U.C.C., and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash.  Cash proceeds include, without limitation, moneys, checks and Deposit Accounts.  Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance.  Except as expressly authorized in this Agreement, the right of the Administrative Agent and the Lenders to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of the Administrative Agent or any Lender to a Company’s sale, exchange, collection or other disposition of any or all of the Collateral.

“Processor’s Waiver” means a processor’s waiver (or similar agreement), in form and substance reasonably satisfactory to the Administrative Agent, delivered by a Company in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

“Protective Advance” means a protective advance made by the Administrative Agent in accordance with Section 2.15 hereof for the following:

(a)           to pay and discharge past due taxes, assessments and governmental charges, at any time levied on or with respect to any of the Collateral to the extent that the applicable Company has failed to pay and discharge the same in accordance with the requirements of this Agreement or any of the other Loan Documents;

(b)           to pay and discharge any claims of other creditors that are secured by any Lien on any Collateral, other than a Lien permitted by Section 5.9 hereof;

(c)           to pay for the maintenance, repair, restoration and preservation of any Collateral to the extent the Company that owns such Collateral fails to comply with its obligations in regard thereto under this Agreement and the other Loan Documents, or the Administrative Agent reasonably believes payment of the same is necessary or appropriate to avoid a material loss or material diminution in value of such Collateral;

(d)           to obtain and pay the premiums on insurance for any Collateral to the extent the Companies fail to maintain such insurance in accordance with the requirements of this Agreement and the other Loan Documents; or

(e)           to otherwise maintain, protect or preserve the Collateral or the rights of the Lenders under the Loan Documents and is made to enhance the likelihood of, or to maximize the amount of, repayment of the Secured Obligations.

“Quarterly Reporting Period” means a three month period established by the Borrower as a fiscal quarter of the Borrower, as more specifically set forth on Schedule 5.3 hereto, as such Schedule 5.3 shall from time to time be replaced pursuant to Section 5.3(l) hereof.

“Real Property” means each parcel of real estate owned by a Credit Party as set forth on Schedule 5 hereto, together with all improvements and buildings thereon and all appurtenances, easements or other rights thereto belonging, and being defined collectively as the “Property” in each of the Mortgages.

“Register” means that term as described in Section 11.10(i) hereof.

“Regularly Scheduled Payment Date” means the last day of each March, June, September and December of each year.

“Related Expenses” means any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, attorneys’ fees, legal expenses, judgments, suits and disbursements) (a) incurred by the Administrative Agent, or imposed upon or asserted against the Administrative Agent or any Lender, in any attempt by the Administrative Agent and the Lenders to (i) obtain, preserve, perfect or enforce any Loan Document or any security interest evidenced by any Loan Document, or the Intercreditor Agreement; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Obligations or any part thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company or any such collateral; (b) incidental or related to subpart (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate; and (c) all Protective Advances.

“Related Writing” means each Loan Document, each Borrowing Base Certificate and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to the Administrative Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

“Reportable Event” means any of the events described in Section 4043 of ERISA except where notice is waived by the PBGC.

“Required Lenders” means the holders of at least fifty-one percent (51%), based upon each Lender’s Commitment Percentage, of an amount (the “Total Amount”) equal to:

(a)           during the Commitment Period, the Total Commitment Amount; or

(b)           after the Commitment Period, the Revolving Credit Exposure;

provided that:

(i)           the portion of the Total Amount held or deemed to be held by any Defaulting Lender or Insolvent Lender shall be excluded for purposes of making a determination of Required Lenders;

(ii)           if there shall be two or more Lenders (that are not Defaulting Lenders or Insolvent Lenders), Required Lenders shall constitute at least two Lenders; and

(iii)           if there shall be only three Lenders (that are not Defaulting Lenders or Insolvent Lenders) and one of such Lenders holds less than (A) during the Commitment Period, Ten Million Dollars ($10,000,000) of the Commitment, or (B) after the Commitment Period, fifteen percent (15%) of the Revolving Credit Exposure, the foregoing fifty-one percent (51%) shall be seventy percent (70%) for purposes of determining Required Lenders.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

“Reserve” or “Reserves” means any amount that the Administrative Agent reserves, without duplication, pursuant to Section 2.12 hereof, against the Borrowing Base.

“Reserve Percentage” means, for any day, that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities.  The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

“Restatement Closing Date” means the Closing Date.

“Restricted Payment” means, with respect to any Company, (a) any Capital Distribution, (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness, (c) any Management Fees, (d) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Indebtedness owing under the Senior Notes, or (e) the exercise by any Company of any right of defeasance or covenant defeasance or similar right with respect to any Indebtedness owing under the Senior Notes.

“Revolving Amount” means the Closing Revolving Amount, as such amount may be increased up to the Maximum Revolving Amount pursuant to Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.

“Revolving Credit Availability” means, at any time, the amount equal to the Revolving Credit Commitment minus the Revolving Credit Exposure.

“Revolving Credit Commitment” means the obligation hereunder, during the Commitment Period, of the Lenders to make Revolving Loans, the Fronting Lender to issue and each Lender to participate in Letters of Credit pursuant to the Letter of Credit Commitment, and the Swing Line Lender to make and each Lender to participate in Swing Loans pursuant to the Swing Line Commitment, up to an aggregate principal amount outstanding at any time equal to the lesser of (a) the Borrowing Base, or (b) the Revolving Amount.

“Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure, and (c) the Letter of Credit Exposure.

“Revolving Credit Note” means a Revolving Credit Note, in the form of the attached Exhibit A, executed and delivered pursuant to Section 2.4(a) hereof.

“Revolving Loan” means a Loan made to the Borrower by the Lenders in accordance with Section 2.2(a) hereof.

“SCT Acquisition” means that Acquisition by the Borrower of SCT Acquisition, LLC, a Delaware corporation, consummated on or about December 7, 2010.

“SEC” means the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

“Secured Obligations” means, collectively, (a) the Obligations, (b) all obligations and liabilities of the Companies owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Hedge Agreements, and (c) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements.

“Securities Account” means a securities account, as that term is defined in the U.C.C.

“Securities Account Control Agreement” means each Securities Account Control Agreement among a Credit Party and a Securities Intermediary, dated prior to, on or after the Closing Date, to be in form and substance satisfactory to the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.

“Securities Intermediary” means a clearing corporation or a Person, including, without limitation, a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

“Security Account” means a commercial Deposit Account maintained with the Administrative Agent, without liability by the Administrative Agent to pay interest thereon, as described in Section 7.2(e) hereof.

“Security Agreement” means each Security Agreement executed and delivered prior to the Closing Date by a Guarantor of Payment in favor of the Administrative Agent, for the benefit of the Lenders, as the same are being amended and restated on the Closing Date, and any Security Agreement executed and delivered by one or more Guarantors of Payment on or after the Closing Date, in each case as the same may from time to time be amended, restated or otherwise modified.

“Security Agreement Joinder” means each Security Agreement Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Security Agreement.

“Security Documents” means each Security Agreement, each Security Agreement Joinder, each Pledge Agreement, each Intellectual Property Security Agreement, each Processor’s Waiver, each Mortgage, each Landlord’s Waiver, each Bailee’s Waiver, each Control Agreement, each Instrument of Assignment, each Notice of Assignment of Claims, each U.C.C. Financing Statement or similar filing as to a jurisdiction located outside of the United States of America filed in connection herewith or perfecting any interest created in any of the foregoing documents, and any other document pursuant to which any Lien is granted by a Company or any other Person to the Administrative Agent, for the benefit of the Lenders, as security for the Secured Obligations, or any part thereof, and each other agreement executed or provided to the Administrative Agent in connection with any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

“Senior Noteholders” means the holders of the Senior Notes.

“Senior Notes” means the 10% Senior Secured Notes due 2017, as the same may from time to time be amended, restated, supplemented or otherwise modified.  As of the Closing Date, the aggregate principal amount of the Senior Notes is Six Hundred Twenty-Five Million Dollars ($625,000,000).

“Senior Notes Documents” means the Senior Notes Indenture and the Senior Notes, and every other agreement executed in connection therewith, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Senior Notes Indenture” means that certain Indenture, dated as of May 19, 2010, among the Borrower, the guarantors party thereto, Wilmington Trust FSB, as trustee, the Indenture the Administrative Agent and the Senior Noteholders (as supplemented and as the same may from time to time be further amended, restated, supplemented or otherwise modified).

“Settlement Date” means that term as defined in Section 2.2(c)(ii) hereof.

“Solvent” means, with respect to any Person, that (a) the fair value of such Person’s assets is in excess of the total amount of such Person’s debts, as determined in accordance with the Bankruptcy Code, (b) the present fair saleable value of such Person’s assets is in excess of the amount that will be required to pay such Person’s debts as such debts  become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as such liabilities mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small amount of capital.  As used in this definition, the term “debts” includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as determined in accordance with the Bankruptcy Code.

“Standard & Poor’s” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., and any successor to such company.

“Subordinated” means, as applied to Indebtedness, Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Administrative Agent and the Required Lenders) in favor of the prior payment in full of the Obligations.

“Subsidiary” means (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by the Borrower or by one or more other subsidiaries of the Borrower or by the Borrower and one or more subsidiaries of the Borrower, (b) a partnership, limited liability company or unlimited liability company of which the Borrower, one or more other subsidiaries of the Borrower or the Borrower and one or more subsidiaries of the Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which the Borrower, one or more other subsidiaries of the Borrower or the Borrower and one or more subsidiaries of the Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

“Supporting Letter of Credit” means a standby letter of credit, in form and substance satisfactory to the Administrative Agent and the Fronting Lender, issued by an issuer satisfactory to the Administrative Agent and the Fronting Lender.

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Loans to the Borrower up to the aggregate amount at any time outstanding of Five Million Dollars ($5,000,000).

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Loans outstanding.

“Swing Line Lender” means KeyBank, as holder of the Swing Line Commitment.

“Swing Line Note” means the Swing Line Note, in the form of the attached Exhibit B executed and delivered pursuant to Section 2.4(b) hereof.

“Swing Loan” means a loan that shall be denominated in Dollars made to the Borrower by the Swing Line Lender under the Swing Line Commitment, in accordance with Section 2.2(c) hereof.

“Swing Loan Maturity Date” means, with respect to any Swing Loan, the earlier of (a) the first Wednesday (or the next Business Day if such Wednesday is not a Business Day) after the date such Swing Loan is made, or (b) the last day of the Commitment Period.

“Taxes” means any and all present or future taxes of any kind, including but not limited to, levies, imposts, duties, surtaxes, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties, fines, additions to taxes or similar liabilities with respect thereto) other than Excluded Taxes.

“Total Commitment Amount” means the principal amount of Sixty-Five Million Dollars ($65,000,000), as such amount may be increased pursuant to Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.

“Transfer Effective Date” means, after the most recent Non-Transfer Effective Date, the last day of a sixty (60) consecutive day period during which (a) the Revolving Credit Availability shall have been, at all times during such period, greater than twenty percent (20%) of the average daily Revolving Amount in effect during such period, and (b) no Default or Event of Default shall have occurred at any time during such period.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of New York.

“U.C.C. Financing Statement” means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time, in the relevant state or states.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person.  The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Welfare Plan” means an ERISA Plan that is a “welfare plan” within the meaning of ERISA Section 3(l).

Section 1.2.  Accounting Terms.  Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.  If at any time any change in GAAP (including, without limitation, any conversion to International Financial Reporting Standards) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Borrower, the Administrative Agent and the Required Lenders shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP, provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Administrative Agent reconciliation statements requested by the Administrative Agent (reconciling the computations of such financial ratios and requirements from the then-current GAAP computations to the computations under GAAP prior to such change) in connection therewith.  All financial statements and other information required to be delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.3 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 6.1(c), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower.

Section 1.3.  Terms Generally.  The foregoing definitions shall be applicable to the singular and plural forms of the foregoing defined terms.  Unless otherwise defined in this Article I, terms that are defined in the U.C.C. are used herein as so defined.

ARTICLE II.  AMOUNT AND TERMS OF CREDIT

Section 2.1.  Amount and Nature of Credit.

(a)           Subject to the terms and conditions of this Agreement, the Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Loans to the Borrower, participate in Swing Loans made by the Swing Line Lender to the Borrower, and issue or participate in Letters of Credit at the request of the Borrower, in such aggregate amount as the Borrower shall request pursuant to the Commitment; provided that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement be in excess of the Total Commitment Amount.

(b)           Each Lender, for itself and not one for any other, agrees to make Loans, participate in Swing Loans, and issue or participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by the Borrower or the issuance of a Letter of Credit:

(i)           the aggregate outstanding principal amount of Loans made by such Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender’s pro rata share of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Maximum Amount for such Lender; and

(ii)           the aggregate outstanding principal amount of Loans (other than Swing Loans) made by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Loans (other than Swing Loans) that shall be such Lender’s Commitment Percentage.

Each borrowing (other than Swing Loans which shall be risk participated on a pro rata basis) from the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders.

(c)           The Loans may be made as Revolving Loans as described in Section 2.2(a) hereof, and as Swing Loans as described in Section 2.2(c) hereof, and Letters of Credit may be issued in accordance with Section 2.2(b) hereof.

Section 2.2.  Revolving Credit Commitment.

(a)           Revolving Loans.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Lenders shall make a Revolving Loan or Revolving Loans to the Borrower in such amount or amounts as the Borrower, through an Authorized Officer, may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the Letter of Credit Exposure and the Swing Line Exposure.  The Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans or Eurodollar Loans.  Subject to the provisions of this Agreement, the Borrower shall be entitled under this Section 2.2(a) to borrow Revolving Loans, repay the same in whole or in part and re-borrow Revolving Loans hereunder at any time and from time to time during the Commitment Period.

(b)           Letters of Credit.

(i)           Generally.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Fronting Lender shall, in its own name, on behalf of the Lenders, issue such Letters of Credit for the account of the Borrower or a Guarantor of Payment, as the Borrower may from time to time request.  The Borrower shall not request any Letter of Credit (and the Fronting Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, or (B) the Revolving Credit Exposure would exceed the Revolving Credit Commitment.  The issuance of each Letter of Credit shall confer upon each Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Lender’s Commitment Percentage.

(ii)           Request for Letter of Credit.  Each request for a Letter of Credit shall be delivered to the Administrative Agent (and to the Fronting Lender, if the Fronting Lender is a Lender other than the Administrative Agent) by an Authorized Officer not later than 10:00 A.M. (Pacific time) three Business Days prior to the date of the proposed issuance of the Letter of Credit.  Each such request shall be in a form acceptable to the Administrative Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than the Administrative Agent) and shall specify the face amount thereof, whether such Letter of Credit is a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the requested date of issuance, amendment, renewal or extension, the expiry date thereof, and the nature of the transaction or obligation to be supported thereby.  Concurrently with each such request, the Borrower, and any Guarantor of Payment for whose account the Letter of Credit is to be issued, shall execute and deliver to the Fronting Lender an appropriate application and agreement, being in the standard form of the Fronting Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by the Administrative Agent.  The Administrative Agent shall give the Fronting Lender and each Lender notice of each such request for a Letter of Credit.

(iii)           Commercial Documentary Letters of Credit Fees.  With respect to each Letter of Credit that shall be a commercial documentary letter of credit and the drafts thereunder, whether issued for the account of the Borrower or any Guarantor of Payment, the Borrower agrees to (A) pay to the Administrative Agent, for the pro rata benefit of the Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, at a rate per annum equal to the Applicable Margin for Eurodollar Loans (in effect on such date) multiplied by the face amount of such Letter of Credit; and (B) pay to the Administrative Agent, for the sole benefit of the Fronting Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Fronting Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

(iv)           Standby Letters of Credit Fees.  With respect to each Letter of Credit that shall be a standby letter of credit and the drafts thereunder, if any, whether issued for the account of the Borrower or any Guarantor of Payment, the Borrower agrees to (A) pay to the Administrative Agent, for the pro rata benefit of the Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, at a rate per annum equal to the Applicable Margin for Eurodollar Loans (in effect on such date) multiplied by the face amount of such Letter of Credit; (B) pay to the Administrative Agent, for the sole benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued, amended or renewed at the rate of fifteen (15.00) basis points of the face amount of such Letter of Credit; and (C) pay to the Administrative Agent, for the sole benefit of the Fronting Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Fronting Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

(v)           Refunding of Letters of Credit with Revolving Loans.  Whenever a Letter of Credit shall be drawn, the Borrower shall reimburse the Fronting Lender for the amount drawn.  In the event that the amount drawn shall not have been reimbursed by the Borrower within one Business Day of the drawing of such Letter of Credit, at the sole option of the Administrative Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than the Administrative Agent), the Borrower shall be deemed to have requested a Revolving Loan, subject to the provisions of Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof), in the amount drawn.  Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of the Administrative Agent and such Lender).  Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever.  Each Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(b)(v) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Administrative Agent, for the account of the Fronting Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  The Borrower irrevocably authorizes and instructs the Administrative Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(b)(v) to reimburse, in full (other than the Fronting Lender’s pro rata share of such borrowing), the Fronting Lender for the amount drawn on such Letter of Credit.  Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to the Borrower hereunder.  Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

(vi)           Participation in Letters of Credit.  If, for any reason, the Administrative Agent (and the Fronting Lender if the Fronting Lender is a Lender other than the Administrative Agent) shall be unable to or, in the opinion of the Administrative Agent, it shall be impracticable to, convert any amount drawn under a Letter of Credit to a Revolving Loan pursuant to the preceding subsection, the Administrative Agent (and the Fronting Lender if the Fronting Lender is a Lender other than the Administrative Agent) shall have the right to request that each Lender fund a participation in the amount due with respect to such Letter of Credit, and the Administrative Agent shall promptly notify each Lender thereof (by facsimile or telephone (confirmed in writing)).  Upon such notice, but without further action, the Fronting Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Fronting Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Lender’s Commitment Percentage of the principal amount due with respect to such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Fronting Lender, such Lender’s ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Lender’s Commitment Percentage).  Each Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by the Borrower pursuant to this subsection (vi) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  Each Lender shall comply with its obligation under this subsection (vi) by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans.  Each Lender is hereby authorized to record on its records such Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

(vii)           Existing Letters of Credit.  Schedule 2.2 hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Closing Date.  Each such letter of credit was issued by the Fronting Lender as a “Letter of Credit” under the Original Credit Agreement and constitutes a “Letter of Credit” for all purposes under this Agreement.

(viii)           Letters of Credit Outstanding Beyond the Commitment Period.  If any Letter of Credit is outstanding upon the termination of the Commitment, then, upon such termination, the Borrower shall deposit with the Administrative Agent, for the benefit of the Fronting Lender, with respect to all outstanding Letters of Credit, either cash or a Supporting Letter of Credit, which, in each case, is (A) in an amount equal to one hundred five percent (105%) of the undrawn amount of the outstanding Letters of Credit, and (B) free and clear of all rights and claims of third parties.  The cash shall be deposited in an escrow account at a financial institution designated by the Fronting Lender.  The Fronting Lender shall be entitled to withdraw (with respect to the cash) or draw (with respect to the Supporting Letter of Credit) amounts necessary to reimburse the Fronting Lender for payments to be made under the Letters of Credit and any fees and expenses associated with such Letters of Credit, or incurred pursuant to the reimbursement agreements with respect to such Letters of Credit.  The Borrower shall also execute such documentation as the Administrative Agent or the Fronting Lender may reasonably require in connection with the survival of the Letters of Credit beyond the Commitment or this Agreement.  After expiration of all undrawn Letters of Credit, the Supporting Letter of Credit or the remainder of the cash, as the case may be, shall promptly be returned to the Borrower.

(ix)           Requests for Letters of Credit When One or More Lenders are Affected Lenders.  No Letter of Credit shall be requested or issued hereunder if any Lender is at such time an Affected Lender hereunder, unless the Administrative Agent (and the Fronting Lender) has entered into satisfactory (to the Administrative Agent) arrangements (including, without limitation, the posting of cash collateral) with the Borrower or such Affected Lender to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

(x)           Letters of Credit Issued and Outstanding When One or More Lenders are Affected Lenders.  With respect to any Letters of Credit that have been issued and are outstanding at the time any Lender is an Affected Lender, the Administrative Agent (and the Fronting Lender) shall have the right to request that the Borrower or such Affected Lender cash collateralize, in form and substance satisfactory to the Administrative Agent (and the Fronting Lender), such Letters of Credit so as to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

           (c)           Swing Loans.

(i)           Generally.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Lender shall make a Swing Loan or Swing Loans to the Borrower in such amount or amounts as the Borrower, through an Authorized Officer, may from time to time request; provided that the Borrower shall not request any Swing Loan if, after giving effect thereto, (A) the Revolving Credit Exposure would exceed the Revolving Credit Commitment, or (B) the Swing Line Exposure would exceed the Swing Line Commitment.  Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto.

(ii)           Refunding of Swing Loans.  As often as the Administrative Agent, in its sole discretion deems appropriate, but in no event later than 10:00 A.M. (Pacific time) on each Wednesday (or the next Business Day if such Wednesday is not a Business Day) (each a “Settlement Date”), the Swing Line Lender shall require (and the Lenders and the Borrower agree that the Swing Line Lender shall have the right, in its sole discretion, to require) that the then outstanding Swing Loans be refinanced as a Revolving Loan.  Such Revolving Loan shall be a Base Rate Loan unless otherwise requested by and available to the Borrower hereunder.  Upon receipt of such notice by the Borrower and the Lenders, the Borrower shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of the Swing Loan in accordance with Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof).  Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of the Administrative Agent and such Lender).  Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever.  Each Lender acknowledges and agrees that such Lender’s obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(c)(ii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Administrative Agent, for the account of the Swing Line Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  The Borrower irrevocably authorizes and instructs the Administrative Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(c)(ii) to repay in full such Swing Loan.  Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Lender’s pro rata share of the amounts paid to refund such Swing Loan.

(iii)           Participation in Swing Loans.  If, for any reason, the Administrative Agent is unable to or, in the opinion of the Administrative Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding Section 2.2(c)(ii), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), the Administrative Agent shall have the right to request that each Lender fund a participation in such Swing Loan, and the Administrative Agent shall promptly notify each Lender thereof (by facsimile or telephone (confirmed in writing)).  Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in the right to share in the payment of such Swing Loan in an amount equal to such Lender’s Commitment Percentage of the principal amount of such Swing Loan.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the benefit of the Swing Line Lender, such Lender’s ratable share of such Swing Loan (determined in accordance with such Lender’s Commitment Percentage).  Each Lender acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.2(c)(iii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  Each Lender shall comply with its obligation under this Section 2.2(c)(iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans to be made by such Lender.

(iv)           Requests for Swing Loan When One or More Lenders are Affected Lenders.  No Swing Loan shall be requested or issued hereunder if any Lender is at such time an Affected Lender hereunder, unless the Administrative Agent has entered into satisfactory (to the Administrative Agent) arrangements (including, without limitation, the posting of cash collateral) with the Borrower or such Affected Lender to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

(v)           Swing Loans Outstanding When One or More Lenders are Affected Lenders.  With respect to any Swing Loans that are outstanding at the time any Lender is an Affected Lender, the Administrative Agent shall have the right to request that the Borrower or such Affected Lender cash collateralize, in form and substance satisfactory to the Administrative Agent, such Swing Loans so as to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

Section 2.3.  Interest.

(a)           Revolving Loans.

(i)           Base Rate Loan.  The Borrower shall pay interest on the unpaid principal amount of a Base Rate Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect.  Interest on such Base Rate Loan shall be payable, commencing September 30, 2011, and continuing on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

(ii)           Eurodollar Loans.  The Borrower shall pay interest on the unpaid principal amount of each Eurodollar Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin for Eurodollar Loans), at the Derived Eurodollar Rate.  Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

(b)           Swing Loans.  The Borrower shall pay interest to the Administrative Agent, for the sole benefit of the Swing Line Lender (and any Lender that shall have purchased a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time, from the date thereof until paid at the Derived Base Rate from time to time in effect.  Interest on Swing Loans shall be payable on each Regularly Scheduled Payment.  Each Swing Loan shall bear interest for a minimum of one day.

(c)           Default Rate.  Anything herein to the contrary notwithstanding, if an Event of Default shall occur, upon the election of the Administrative Agent or the Required Lenders (i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate, (ii) the fee for the aggregate undrawn amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto, and (iii) in the case of any other amount not paid when due from the Borrower hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate; provided that, during an Event of Default under Section 8.12 hereof, the applicable Default Rate shall apply without any election or action on the part of the Administrative Agent or any Lender.

(d)           Limitation on Interest.  In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

Section 2.4.  Evidence of Indebtedness.

(a)           Revolving Loans.  Upon the request of a Lender, to evidence the obligation of the Borrower to repay the Revolving Loans made by such Lender and to pay interest thereon, the Borrower shall execute a Revolving Credit Note, payable to the order of such Lender in the principal amount equal to its Commitment Percentage of the Revolving Amount, or, if less, the aggregate unpaid principal amount of Revolving Loans made by such Lender; provided that the failure of a Lender to request a Revolving Credit Note shall in no way detract from the Borrower’s obligations to such Lender hereunder.

(b)           Swing Loans.  Upon the request of the Swing Line Lender, to evidence the obligation of the Borrower to repay the Swing Loans and to pay interest thereon, the Borrower shall execute a Swing Line Note, payable to the order of the Swing Line Lender in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made by the Swing Line Lender; provided that the failure of the Swing Line Lender to request a Swing Line Note shall in no way detract from the Borrower’s obligations to the Swing Line Lender hereunder.

Section 2.5.  Notice of Credit Event; Funding of Loans.

(a)           Notice of Credit Event.  The Borrower, through an Authorized Officer, shall provide to the Administrative Agent a Notice of Loan prior to (i) 10:00 A.M. (Pacific time) on the proposed date of borrowing of, or conversion of a Loan to, a Base Rate Loan, (ii) 10:00 A.M. (Pacific time) three Business Days prior to the proposed date of borrowing of, continuation of, or conversion of a Loan to, a Eurodollar Loan, and (iii) 10:00 A.M. (Pacific time) on the proposed date of borrowing of any Swing Loan, or such other time to which the Swing Line Lender may agree; provided that, if a request for a Base Rate Loan shall not be on a Settlement Date, such request shall be deemed to be a request for a Swing Loan (unless the Administrative Agent shall elect to have the Lenders fund such request with a Revolving Loan that meets the requirements of this Section 2.5), so long as the Swing Line Exposure shall not exceed the Swing Line Commitment.  The Borrower shall comply with the notice provisions set forth in Section 2.2(b) hereof with respect to Letters of Credit.

(b)           Funding of Loans.  The Administrative Agent shall notify each Lender of the date, amount and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan (other than for a Swing Loan, or a Revolving Loan to be funded as a Swing Loan), and, in any event, by 11:00 A.M. (Pacific time) on the date such Notice of Loan is received.  On the date that the Credit Event set forth in such Notice of Loan is to occur, each such Lender shall provide to the Administrative Agent, not later than 12:00 P.M. (Pacific time), the amount in Dollars, in federal or other immediately available funds, required of it.  If the Administrative Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, the Administrative Agent shall have the right, upon prior notice to the Borrower, to debit any account of the Borrower or otherwise receive such amount from the Borrower, promptly after demand, in the event that such Lender shall fail to reimburse the Administrative Agent in accordance with this subsection.  The Administrative Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and the Administrative Agent shall elect to provide such funds.

(c)           Conversion and Continuation of Loans.

(i)           At the request of the Borrower to the Administrative Agent, subject to the notice and other provisions of this Section 2.5, the Lenders shall convert a Base Rate Loan to one or more Eurodollar Loans at any time and shall convert a Eurodollar Loan to a Base Rate Loan on any Interest Adjustment Date applicable thereto.  Swing Loans may be converted by the Swing Line Lender to Revolving Loans in accordance with Section 2.2(c)(ii) hereof.

(ii)           At the request of the Borrower to the Administrative Agent, subject to the notice and other provisions of this Section 2.5, the Lenders shall continue one or more Eurodollar Loans as of the end of the applicable Interest Period as a new Eurodollar Loan with a new Interest Period.

(d)           Minimum Amount.  Each request for:

(i)           a Base Rate Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of One Hundred Thousand Dollars ($100,000); provided that, during a Non-Transfer Period, there shall be no minimum amount for Base Rate Loans;

(ii)           a Eurodollar Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased in increments of One Hundred Thousand Dollars ($100,000); and

(iii)           a Swing Loan may be in any amount as may be agreed to by the Swing Line Lender.

(e)           Interest Periods.  The Borrower shall not request that Eurodollar Loans be outstanding for more than five different Interest Periods at the same time.

(f)           Advancing of Non Pro-Rata Revolving Loans.  Notwithstanding anything in this Agreement to the contrary, if the Borrower requests a Revolving Loan pursuant to Section 2.5(a) hereof (and all conditions precedent set forth in Section 4.1 hereof are met) at a time when one or more Lenders are Defaulting Lenders, the Administrative Agent shall have the option, in its sole discretion, to require the non-Defaulting Lenders to honor such request by making a non pro-rata Revolving Loan to the Borrower in an amount equal to (i) the amount requested by the Borrower, minus (ii) the portions of such Revolving Loan that should have been made by such Defaulting Lenders; provided that no Lender shall be required to make Loans in an aggregate amount (when added to such Lender’s risk participation in Swing Loans and Letters of Credit) that would exceed the Maximum Amount for such Lender.  For purposes of such Revolving Loans, the Lenders that are making such Revolving Loan shall do so in proportion to their Commitment Percentages of the amount requested by the Borrower.

Section 2.6.  Payment on Loans and Other Obligations.

(a)           Payments Generally.  Each payment made hereunder by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

(b)           Payments in Dollars from the Borrower.  All payments (including prepayments) to the Administrative Agent of the principal of or interest on each Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by the Borrower under this Agreement, shall be made in Dollars.  All payments described in this subsection (b shall be remitted to the Administrative Agent, at the address of the Administrative Agent for notices referred to in Section 11.4 hereof for the account of the Lenders (or the Fronting Lender or the Swing Line Lender, as appropriate) not later than 10:00 A.M. (Pacific time) on the due date thereof in immediately available funds.  Any such payments received by the Administrative Agent (or the Fronting Lender or the Swing Line Lender) after 10:00 A.M. (Pacific time) shall be deemed to have been made and received on the next Business Day.

(c)           Payments to Lenders.  On each Settlement Date (and more frequently if deemed appropriate by the Administrative Agent), the Administrative Agent shall distribute to each Lender its ratable share, if any, of the amount of principal payments received by the Administrative Agent for the account of such Lender.  With respect to interest, commitment fees and other payments received by the Administrative Agent from the Borrower, the Administrative Agent shall promptly distribute to each Lender its ratable share, if any, of the amount of interest, commitment fee or other payment received by the Administrative Agent for the account of such Lender.  Each Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans, Eurodollar Loans, Swing Loans and Letters of Credit, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of the Borrower under this Agreement or any Note.  The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of the Administrative Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal, interest and fees owing to each Lender.

(d)           Timing of Payments.  Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided that, with respect to a Eurodollar Loan, if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

(e)           Affected Lender.  To the extent that the Administrative Agent receives any payments or other amounts for the account of an Affected Lender, at the discretion of the Administrative Agent, such Affected Lender shall be deemed to have requested that the Administrative Agent use such payment or other amount (or any portion thereof, at the discretion of the Administrative Agent) first, to cash collateralize its unfunded risk participation in Swing Loans and the Letters of Credit pursuant to Sections 2.2(b)(vi), 2.2(c)(iii), and 2.5(b) hereof, and, with respect to any Defaulting Lender, second, to fulfill its obligations to make Loans.

(f)           Payment of Non Pro-Rata Revolving Loans.  Notwithstanding anything in this Agreement to the contrary, at the sole discretion of the Administrative Agent, in order to pay Revolving Loans that were not advanced pro rata by the Lenders, any payment of any Loan may first be applied to such Revolving Loans that were not advanced pro rata.

Section 2.7.  Prepayment.

(a)           Right to Prepay.

(i)           The Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Loans.  Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid.  Prepayments of Base Rate Loans shall be without any premium or penalty.

(ii)           The Borrower shall have the right, at any time or from time to time, to prepay, for the benefit of the Swing Line Lender (and any Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by the Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.

(iii)           Notwithstanding anything in this Section 2.7 or otherwise to the contrary, at the discretion of the Administrative Agent, in order to prepay Revolving Loans that were not advanced pro rata by all of the Lenders, any prepayment of a Loan shall first be applied to Revolving Loans made by the Lenders during any period in which a Defaulting Lender or Insolvent Lender shall exist.

(b)           Notice of Prepayment.  The Borrower shall give the Administrative Agent irrevocable written notice of prepayment of a Base Rate Loan or Swing Loan by no later than 10:00 A.M. (Pacific time) one Business Day before the Business Day on which such prepayment is to be made and written notice of the prepayment of any Eurodollar Loan not later than 10:00 A.M. (Pacific time) three Business Days before the Business Day on which such prepayment is to be made.  Swing Loans may be prepaid without advance notice if prepaid through a “sweep” cash management arrangement with the Administrative Agent.

(c)           Minimum Amount.  Each prepayment of a Eurodollar Loan shall be in the principal amount of not less than the lesser of One Million Dollars ($1,000,000), or, with respect to a Swing Loan, the principal balance of such Swing Loan, except in the case of a mandatory payment pursuant to Section 2.11 or Article III hereof.

Section 2.8.  Commitment and Other Fees .

(a)           Commitment Fee.  The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, as a consideration for the Revolving Credit Commitment, a commitment fee from the Closing Date to and including the last day of the Commitment Period, payable quarterly, at a rate per annum equal to (i) the Applicable Commitment Fee Rate in effect on the payment date, multiplied by (ii) the average daily Revolving Amount in effect during such quarter, minus (B) the average daily Revolving Credit Exposure (exclusive of the Swing Line Exposure) during such quarter.  The commitment fee shall be payable in arrears, on September 30, 2011 and continuing on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

(b)           Administrative Agent Fee.  The Borrower shall pay to the Administrative Agent, for its sole benefit, the fees set forth in the Administrative Agent Fee Letter.

(c)           Collateral Audit and Appraisal Fees.  The Borrower shall reimburse the Administrative Agent, for its sole benefit, for all costs and expenses relating to any collateral assessment, that may be conducted from time to time by or on behalf of the Administrative Agent, the scope and frequency of which shall be in the Administrative Agent’s sole discretion; provided that, absent an Event of Default, the Borrower need not reimburse the Administrative Agent for more than (i) three collateral field audits during a calendar year, or (ii) one Inventory appraisal per location during a calendar year.

(d)           Authorization to Debit Account.  The Borrower hereby agrees that the Administrative Agent has the right to debit from any Deposit Account of the Borrower or any other Credit Party, amounts owing to the Administrative Agent and the Lenders by the Borrower under this Agreement and the Loan Documents for payment of fees, expenses and other amounts incurred or owing in connection therewith; provided that, so long as no Default or Event of Default shall then exist, (i) the Borrower shall have the right to approve any legal fees prior to the payment of any such legal fees, and (ii) the Administrative Agent shall provide the Borrower with three days advance notice (which may be by email or telephone to a Financial Officer) prior to debiting any Deposit Account of a Credit Party.

Section 2.9.  Modifications to Commitment.

(a)           Optional Reduction of Revolving Credit Commitment.  The Borrower may at any time and from time to time permanently reduce in whole or ratably in part the Revolving Amount to an amount not less than the then existing Revolving Credit Exposure, by giving the Administrative Agent not fewer than five Business Days’ (or thirty (30) days if the Total Commitment Amount is to be reduced or terminated in its entirety) written notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Lenders, of not less than Five Million Dollars ($5,000,000), increased in increments of One Million Dollars ($1,000,000).  The Administrative Agent shall promptly notify each Lender of the date of each such reduction and such Lender’s proportionate share thereof.  After each such partial reduction, the commitment fees payable hereunder shall be calculated upon the Revolving Amount as so reduced.  If the Borrower reduces in whole the Commitment, on the effective date of such reduction (the Borrower having prepaid in full the unpaid principal balance, if any, of the Loans, together with all interest (if any) and commitment and other fees accrued and unpaid with respect thereto, and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Revolving Credit Notes shall be delivered to the Administrative Agent marked “Canceled” and the Administrative Agent shall redeliver such Revolving Credit Notes to the Borrower.  Any partial reduction in the Revolving Amount shall be effective during the remainder of the Commitment Period.  Upon each decrease of the Revolving Amount, the Total Commitment Amount and the Maximum Revolving Amount shall be proportionally decreased.

(b)           Increase in Commitment.

(i)           At any time during the Commitment Increase Period, the Borrower may request that the Administrative Agent increase the Revolving Amount from the Closing Revolving Amount up to an amount that shall not exceed the Maximum Revolving Amount.  Each such request for an increase shall be in an amount of at least Ten Million Dollars ($10,000,000), increased by increments of Five Million Dollars ($5,000,000), and, if the Administrative Agent agrees to such increase in the Revolving Amount, may be made by either (A) increasing, for one or more Lenders, with their prior written consent, their respective Revolving Credit Commitments, or (B) including one or more Additional Lenders, each with a new commitment under the Revolving Credit Commitment, as a party to this Agreement (collectively, the “Additional Commitments”).

(ii)           During the Commitment Increase Period, all of the Lenders agree that the Administrative Agent, in its sole discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall execute an Additional Lender Assumption Agreement, (B) the Administrative Agent shall provide to each Lender a revised Schedule 1 to this Agreement, including revised Commitment Percentages for each of the Lenders, if appropriate, at least three Business Days prior to the date of the effectiveness of such Additional Commitments (each an “Additional Lender Assumption Effective Date”), (C) the Borrower shall execute and deliver to the Administrative Agent and the Lenders such replacement or additional Revolving Credit Notes as shall be required by the Administrative Agent, and (D) the Borrower shall, on the Additional Lender Assumption Effective Date, deliver to the Administrative Agent, for the benefit of the Lenders, an opinion of counsel, in form and substance satisfactory to the Administrative Agent, indicating that the Obligations incurred pursuant to the Additional Commitments are permitted to be incurred, and permitted to be secured, pursuant to the Senior Notes Documents.  The Lenders hereby authorize the Administrative Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders.

(iii)           On each Additional Lender Assumption Effective Date, the Lenders shall make adjustments among themselves with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to reallocate among such Lenders such outstanding amounts, based on the revised Commitment Percentages and to otherwise carry out fully the intent and terms of this Section 2.9(b) (and the Borrower shall pay to the Lenders any amounts that would be payable pursuant to Section 3.3 hereof if such adjustments among the Lenders would cause a prepayment of one or more Eurodollar Loans).  In connection therewith, it is understood and agreed that the Maximum Amount of any Lender will not be increased (or decreased except pursuant to Section 2.9(a) hereof) without the prior written consent of such Lender.  The Borrower shall not request any increase in the Commitment pursuant to this Section 2.9(b) if a Default or an Event of Default shall then exist, or immediately after giving effect to any such increase would exist.  Upon each increase of the Revolving Amount, the Total Commitment Amount shall be proportionally increased.

Section 2.10.  Computation of Interest and Fees.  With the exception of Base Rate Loans, interest on Loans, Letter of Credit fees, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed.  With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed.

           Section 2.11.  Mandatory Payments.

(a)           Revolving Credit Exposure.  If, at any time, the Revolving Credit Exposure shall exceed the Revolving Credit Commitment, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Revolving Loans sufficient to bring the Revolving Credit Exposure within the Revolving Credit Commitment.

(b)           Swing Line Exposure.  If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.

(c)           Application of Mandatory Payments.  Unless otherwise designated by the Borrower, each prepayment pursuant to Section 2.11(a) hereof shall be applied in the following order (i) first, on a pro rata basis for the Lenders, to outstanding Base Rate Loans, and (ii) second, on a pro rata basis for the Lenders, to outstanding Eurodollar Loans; provided that, if the outstanding principal amount of any Eurodollar Loan shall be reduced to an amount less than the minimum amount set forth in Section 2.5(d) hereof as a result of such prepayment, then such Eurodollar Loan shall be converted into a Base Rate Loan on the date of such prepayment.  Any prepayment of a Eurodollar Loan pursuant to this Section 2.11 shall be subject to the prepayment provisions set forth in Article III hereof.

Section 2.12.  Establishment of Reserves.  The Administrative Agent, on behalf of the Lenders, shall have the right, from time to time, in the good faith exercise of its reasonable credit judgment (consistent with the asset-based nature of this credit), to establish Reserves in such amounts and with respect to such matters as the Administrative Agent deems necessary or appropriate, and to increase or decrease such Reserves.  In exercising such reasonable credit judgment, the Administrative Agent may take into account factors that (a) will or could reasonably be expected to adversely affect the value of any Collateral, the enforceability or priority of the Liens held by the Administrative Agent, for the benefit of the Lenders, or the amount that the Administrative Agent, for the benefit of the Lenders, would be likely to receive in the liquidation of such Collateral, or (b) may demonstrate that any collateral report or financial information concerning the Credit Parties is incomplete, inaccurate or misleading in any material respect.  In exercising such reasonable credit judgment, Reserves may be established against anticipated obligations, contingencies or conditions affecting the Companies, including, without limitation, (i) tax liabilities and other obligations owing to Governmental Authorities, (ii) asserted litigation liabilities, (iii) anticipated remediation for compliance with Environmental Laws, and (iv) obligations owing to any lessor of real property, any warehouseman, any processor or any mortgagor on third party mortgaged sites.  Reserves may also be established with respect to the dilution of accounts receivable, as a result of inventory appraisals and other results of field examinations.

Section 2.13.  Addition of Borrowing Base Company.   At the request of the Borrower and at the sole discretion of the Administrative Agent, a Domestic Subsidiary may become a Borrowing Base Company hereunder, provided that, in addition to the Administrative Agent’s consent, (a) such Domestic Subsidiary shall have complied with all requirements of Section 5.20 hereof, (b) the assets of such Domestic Subsidiary shall have been appraised and otherwise evaluated for borrowing base eligibility purposes in a manner and by appraisers satisfactory to the Administrative Agent, and (c) such Domestic Subsidiary shall have provided to the Administrative Agent such corporate governance and authorization documents and an opinion of counsel and any other documents and items as may be deemed necessary or advisable by the Administrative Agent, all of the foregoing to be in form and substance satisfactory to the Administrative Agent.

Section 2.14.  Record of Advances; Application of Collections.

(a)           Maintenance of Record of Advances.  The Administrative Agent, on behalf of the Lenders, shall maintain records in respect of the Credit Parties that shall reflect (i) the aggregate outstanding principal amount of Revolving Loans and accrued interest, (ii) the unreimbursed Letter of Credit drawings, (iii) the aggregate outstanding principal amount of Swing Loans and accrued interest, and (iv) all other Obligations that shall have become payable hereunder (the “Advance Record”).  Each entry by the Administrative Agent in the Advance Record shall be, to the extent permitted by applicable law and absent manifest error, prima facie evidence of the data entered.  Such entries by the Administrative Agent shall not be a condition to the Borrower’s obligation to repay the Obligations.

(b)           Charges, Credits and Reports.  The Borrower hereby authorizes the Administrative Agent, on behalf of the Lenders, to charge the Advance Record with all Revolving Loans, Swing Loans and all other Obligations under this Agreement or any other Loan Document.  The Advance Record will be credited in accordance with the provisions of this Agreement with all payments received by the Administrative Agent directly from the Borrower or any other Credit Party or otherwise for the account of the Borrower or any other Credit Party pursuant to this Agreement.  The Administrative Agent shall send the Borrower monthly statements in accordance with the Administrative Agent’s standard procedures.  Any and all such periodic or other statements or reconciliations of the Advance Record shall be final, binding and conclusive upon the Borrower and the other Credit Parties in all respects, absent manifest error, unless the Administrative Agent receives specific written objection thereto from the Borrower within thirty (30) Business Days after such statements or reconciliation shall have been sent to the Borrower.

(c)           Application of Specific Payments.  Except for the crediting to the Advance Record of Collections deposited to one or more Cash Collateral Accounts as provided below, the Borrower shall make all other payments to be made by the Borrower under this Agreement with respect to the Obligations not later than 11:00 A.M. (Pacific time) on the day when due, without setoff, counterclaim, defense or deduction of any kind.  Payments received after 11:00 A.M. (Pacific time) shall be deemed to have been received on the next Business Day.  Prior to the occurrence of an Event of Default, the Borrower may specify to the Administrative Agent the Obligations to which such payment is to be applied.  If the Borrower does not specify an application for such payment or if an Event of Default has occurred, the Administrative Agent shall apply such payment in its discretion.

(d)           Crediting of Collections During a Non-Transfer Period.  For the purpose of calculating interest on the Obligations and determining the aggregate amount of Loans outstanding during a Non-Transfer Period, the amount of the Revolving Credit Exposure and the availability for additional Revolving Loans and Letters of Credit, all Collections deposited into a Cash Collateral Account shall be credited to the account of the Borrower or the other Credit Parties, as appropriate, (as reflected in the Advance Record) on the next Business Day after the Business Day on which the Administrative Agent has received notice of the deposit of the proceeds of such Collections into such Cash Collateral Account (including automated clearinghouse and federal wire transfers); provided that, immediately available funds shall be applied on the same Business Day.  Such Collections shall be credited as follows: (i) first to any costs and expenses due under this Agreement, (ii) second to Swing Loans, (iii) third to Base Rate Loans, and (iv) fourth to Eurodollar Loans.  If such Collections made on a date other than a Settlement Date are in excess of the aggregate amount of Swing Loans outstanding, then such Collections may, in the discretion of the Administrative Agent depending on the amount of such payment, be credited towards the Swing Line Lender’s pro rata share of Revolving Loans outstanding until such payments can be reallocated among the Lenders on the next Settlement Date.  From time to time, upon advance written notice to the Borrower, the Administrative Agent may adopt such additional or modified regulations and procedures as the Administrative Agent may deem reasonable and appropriate with respect to the operation of the Cash Collateral Accounts and not substantially inconsistent with the terms of this Agreement.

(e)           Application of Deposits in Cash Collateral Accounts During a Non-Transfer Period.  Deposits of Collections to the Cash Collateral Accounts during a Non-Transfer Period shall be credited to the Advance Record of the Borrower on a daily basis in accordance with subsection (d) above, and thereby reduce the Swing Line Exposure or the Revolving Credit Exposure (other than in respect of the undrawn amount of any Letter of Credit outstanding) as the Administrative Agent may choose, in its sole discretion; provided that, prior to the occurrence of an Event of Default, the Administrative Agent will use reasonable efforts to avoid applications of payments that would cause prepayment of a Eurodollar Loan prior to the expiration of the applicable Interest Period.  Upon payment in full of the Secured Obligations and the termination of the Commitment, deposits of Collections to the Cash Collateral Accounts shall be credited by the Administrative Agent as directed by the Borrower.

Section 2.15.  Protective Advances.  The Administrative Agent may, in its reasonable discretion, make Protective Advances without the consent of the Lenders, so long as after giving effect to such Protective Advances, the aggregate amount of outstanding Protective Advances shall not exceed five percent (5%) of the Total Commitment Amount.  A Protective Advance is for the account of the Borrower and shall constitute Obligations.  Any such Protective Advances incurred after the occurrence and during the continuance of an Event of Default shall be deemed to have been made in connection with the exercise of remedies by the Administrative Agent and shall have the priority set forth in Section 9.8 hereof as expenses of the Administrative Agent incurred in connection with the exercise of remedies under this Agreement or the other Loan Documents.  To the extent the Administrative Agent makes Protective Advances, the Borrower hereby agrees to promptly reimburse the Administrative Agent, on demand, for all such Protective Advances.  The advance of any such Protective Advances on any one occasion shall not obligate the Administrative Agent to advance any Protective Advances on any other occasion and nothing in this Section 2.15 shall be construed as excusing any Company from the performance of any covenant or other agreement of such Company with respect to any of the foregoing matters as set forth in this Agreement or in any of the other Loan Documents.  The Lenders shall reimburse the Administrative Agent for any Protective Advances to the extent that the Administrative Agent does not receive reimbursement pursuant to any other provision of this Agreement, and, at the sole option of the Administrative Agent, the Administrative Agent may reimburse itself for Protective Advances through the making of a Swing Loan or by requesting that the Lenders fund a Revolving Loan, subject to no conditions precedent whatsoever (but, for clarification, subject to the first sentence hereof) other than notice to the Lenders in accordance with Section 2.5(a) hereof.

ARTICLE III.  ADDITIONAL PROVISIONS RELATING TO
EURODOLLAR LOANS; INCREASED CAPITAL; TAXES

Section 3.1.  Requirements of Law.

(a)           If, after the Closing Date, (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority, or (ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

(A)           shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

(B)           shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(C)           shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)           If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by a Governmental Authority or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such corporation with respect to capital adequacy), then from time to time, upon submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (which shall include the method for calculating such amount), the Borrower shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c)           For purposes of this Section 3.1, the Dodd-Frank Act, any requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) under Basel III, and any rules, regulations, orders, requests, guidelines and directives adopted, promulgated or implemented in connection with any of the foregoing, regardless of the date adopted, issued, promulgated or implemented, are deemed to have been introduced and adopted after the Closing Date.

(d)           A certificate as to any additional amounts payable pursuant to this Section 3.1 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.  In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its sole discretion) shall deem applicable.  The obligations of the Borrower pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 3.2.  Taxes.

(a)           All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of any Taxes or Other Taxes.  If any Taxes or Other Taxes are required to be deducted or withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after deducting, withholding and payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.

(b)           Whenever any Taxes or Other Taxes are required to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant Governmental Authorities.  As promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof or other evidence of payment reasonably acceptable to the Administrative Agent or such Lender.  If such Credit Party shall fail to pay any Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Credit Party and the Borrower shall indemnify the Administrative Agent and the appropriate Lenders on demand for any incremental Taxes or Other Taxes paid or payable by the Administrative Agent or such Lender as a result of any such failure.

(c)           Each Lender that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) an estate or trust that is subject to federal income taxation regardless of the source of its income (any such Person, a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8IMY or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement with respect to such interest and two copies of a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or such other Loan Document.  In addition, each Non-U.S. Lender shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that such Lender is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this subsection (c), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection (c) that such Non-U.S. Lender is not legally able to deliver.

(d)           The agreements in this Section 3.2 shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.

Section 3.3.  Funding Losses.  The Borrower agrees to indemnify each Lender, promptly after receipt of a written request therefor, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of a Eurodollar Loan on a day that is not the last day of an Interest Period applicable thereto, or (d) any conversion of a Eurodollar Loan to a Base Rate Loan on a day that is not the last day of an Interest Period applicable thereto.  Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market, along with any administration fee charged by such Lender.  A certificate as to any amounts payable pursuant to this Section 3.3 submitted to the Borrower (with a copy to the Administrative Agent) by any Lender shall be conclusive absent manifest error.  The obligations of the Borrower pursuant to this Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 3.4.  Eurodollar Rate Lending Unlawful; Inability to Determine Rate.

(a)           If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that, after the Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a Eurodollar Loan, the obligations of such Lender to make, continue or convert any such Eurodollar Loan shall, upon such determination, be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding Eurodollar Loans payable to such Lender shall automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.

(b)           If the Administrative Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain such Eurodollar Loan shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such Eurodollar Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

Section 3.5.  Discretion of Lenders as to Manner of Funding.  Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender’s Loans in any manner such Lender deems to be appropriate; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during the applicable Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

ARTICLE IV.  CONDITIONS PRECEDENT

Section 4.1.  Conditions to Each Credit Event.  The obligation of the Lenders, the Fronting Lender and the Swing Line Lender to participate in any Credit Event shall be conditioned, in the case of each Credit Event, upon the following:

(a)           all conditions precedent as listed in Section 4.2 and 4.3 hereof shall have been satisfied prior to or as of the first Credit Event occurring on or after the Closing Date;

(b)           The Borrower shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.2(b)(ii) hereof) and otherwise complied with Section 2.5 hereof;

(c)           no Default or Event of Default shall then exist or immediately after such Credit Event would exist; and

(d)           each of the representations and warranties contained in Article VI hereof shall be true in all material respects as if made on and as of the date of such Credit Event, except to the extent that any thereof expressly relate to an earlier date.

Each request by the Borrower for a Credit Event shall be deemed to be a representation and warranty by the Borrower as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (c) and (d) above.

Section 4.2.  Certain Closing Deliveries Under Original Credit Agreement.  The following deliveries have been made by the Borrower prior to the Closing Date in connection with the Original Credit Agreement.

(a)           Intellectual Property Security Agreements.  Each Credit Party that owned federally registered intellectual property as of the Original Closing Date executed and delivered to the Administrative Agent, for the benefit of the Lenders, an Intellectual Property Security Agreement.

(b)           Real Estate Matters.  With respect to each parcel of the Real Property owned by a Credit Party as of the Original Closing Date, the Borrower delivered to the Administrative Agent:

(i)           evidence that no portion of such Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency; and

(ii)           two fully executed originals of the Mortgage with respect to such Real Property.

(c)           Delivery of Pledged Notes.  With respect to any Pledged Notes as of the Original Closing Date, the appropriate Credit Party executed an appropriate endorsement on (or separate from) each such Pledged Note and deposited such Pledged Note with the Administrative Agent.

(d)           Intercreditor Agreement.  The Borrower delivered the Intercreditor Agreement, fully executed by the Indenture the Administrative Agent and each Credit Party.

(e)           Assignment of Government Contracts.  The Borrower delivered to the Administrative Agent, with respect to each Assigned Government Contract as of the Original Closing Date, (i) an executed Instrument of Assignment, and (ii) an executed Notice of Assignment of Claims in connection with Government Receivables complying with the terms of the Assignment of Claims Act of 1940, 31 U.S.C. § 3727, 41 U.S.C. § 15.

(f)           Customer List.  The Borrower delivered to the Administrative Agent a complete list of all Account Debtors of the Borrower as of the Original Closing Date.

(g)           Advertising Permission Letter.  The Borrower delivered to the Administrative Agent an advertising permission letter, authorizing the Administrative Agent to publicize the transaction and specifically to use the name of the Borrower in connection with “tombstone” advertisements in one or more publications selected by the Administrative Agent.

(h)           Cash Management Systems.  The Borrower established (i) the cash management system, specified in Section 7.2 hereof, and executed the Master Agreement, and (ii) one or more Cash Collateral Accounts, Operating Accounts, Controlled Disbursement Accounts and Lockbox arrangements.

(i)           Deposit Account Control Agreements.  The Borrower delivered to the Administrative Agent an executed Deposit Account Control Agreement for each Deposit Account maintained by a Credit Party as of the Original Closing Date.

(j)           Landlords’ Waivers and Mortgagees’ Waivers.  The Borrower used its best efforts to deliver to the Administrative Agent a Landlord’s Waiver and a mortgagee’s waiver, if applicable, for each location of the Borrower or a Guarantor of Payment where any of the collateral securing any part of the Obligations was located as of the Original Closing Date, unless such location was owned by the Company that owned the collateral located there; provided that the Borrower was not required to deliver a Landlord’s Waiver for its locations at 4820 Eastgate Mall, San Diego, California.

Section 4.3.  Closing Deliveries Under Restated Credit Agreement.  The Borrower shall cause the following conditions to be satisfied on or prior to the Closing Date.  The obligation of the Lenders, the Fronting Lender and the Swing Line Lender to participate in the first Credit Event is subject to the Borrower satisfying each of the following conditions prior to or concurrently with such Credit Event:

(a)           Notes as Requested.  The Borrower shall have executed and delivered to (i) each Lender requesting a Revolving Credit Note such Lender’s Revolving Credit Note, and (ii) the Swing Line Lender the Swing Line Note, if requested by the Swing Line Lender.

(b)           Subsidiary Documents.  Each Guarantor of Payment shall have executed and delivered to the Administrative Agent (i) a Guaranty of Payment, in form and substance satisfactory to the Administrative Agent, and (ii) a Security Agreement and such other documents or instruments, as may be required by the Administrative Agent, to create or perfect the Liens of the Administrative Agent, for the benefit of the Lenders, in the assets of such Guarantor of Payment, all to be in form and substance satisfactory to the Administrative Agent.

(c)           Intellectual Property Security Agreements.

(i)           Each Credit Party that delivered to the Administrative Agent an Intellectual Property Security Agreement in connection with the Original Credit Agreement shall have executed and delivered to the Administrative Agent an Intellectual Property Security Amendment, in form and substance reasonably satisfactory to the Administrative Agent.

(ii)           Each Credit Party (other than a Credit Party required to deliver an Intellectual Property Security Amendment pursuant to subpart (i) above) that owns federally registered intellectual property shall have executed and delivered to the Administrative Agent, for the benefit of the Lenders, an Intellectual Property Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

(d)           Assignment of Government Contracts.  The Borrower shall have delivered to the Administrative Agent, with respect to each Assigned Government Contract, (i) an executed Instrument of Assignment, and (ii) an executed Notice of Assignment of Claims in connection with Government Receivables complying with the terms of the Assignment of Claims Act of 1940, 31 U.S.C. § 3727, 41 U.S.C. § 15, unless such documentation was already provided for such Assigned Government Contract prior to the Closing Date.

(e)           Lien Searches.  With respect to the property owned or leased by each Credit Party, the Borrower shall have caused to be delivered to the Administrative Agent (i) the results of Uniform Commercial Code lien searches, satisfactory to the Administrative Agent and the Lenders, (ii) the results of federal and state tax lien and judicial lien searches, satisfactory to the Administrative Agent and the Lenders, and (iii) Uniform Commercial Code termination statements reflecting termination of all U.C.C. Financing Statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 hereof.

(f)           Officer’s Certificate, Resolutions, Organizational Documents.  The Borrower shall have delivered to the Administrative Agent an officer’s certificate (or comparable domestic or foreign documents) certifying the names of the officers of each Credit Party authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of such Credit Party evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Credit Party is a party, and (ii) the Organizational Documents of such Credit Party.

(g)           Good Standing and Full Force and Effect Certificates.  The Borrower shall have delivered to the Administrative Agent a good standing certificate or full force and effect certificate (or comparable document, if neither certificate is available in the applicable jurisdiction), as the case may be, for each Credit Party, issued on or about the Closing Date, by the Secretary of State in the state or states where such Credit Party is incorporated or formed or qualified as a foreign entity.

(h)           Legal Opinion.  The Borrower shall have delivered to the Administrative Agent an opinion of counsel for the Borrower and each other Credit Party, in form and substance satisfactory to the Administrative Agent and the Lenders.

(i)           Closing Available Liquidity.  After giving effect to the payment by the Borrower of the purchase price of the Integral Acquisition, the Borrower shall have provided evidence that the Closing Available Liquidity shall be no less than Forty Million Dollars ($40,000,000).

(j)           Insurance Policies.  The Borrower shall have delivered to the Administrative Agent certificates of insurance on ACORD 25 and 27 or 28 form and proof of endorsements satisfactory to the Administrative Agent and the Lenders, providing for adequate personal property and liability insurance for each Company, with the Administrative Agent, on behalf of the Lenders, listed as mortgagee, lender’s loss payee and additional insured, as appropriate.

           (k)           Collateral Audit.  The Administrative Agent shall have received the results of an updated collateral field audit, in form and substance satisfactory to the Administrative Agent.

           (l)           Administrative Agent Fee Letter and Other Fees.  The Borrower shall have (i) executed and delivered to the Administrative Agent, the Administrative Agent Fee Letter and paid to the Administrative Agent, for its sole account, the fees stated therein, and (ii) paid all legal fees and expenses of the Administrative Agent in connection with the preparation and negotiation of the Loan Documents.

(m)           Acquisition Documents.  The Borrower shall have provided to the Administrative Agent copies of the material Integral Acquisition documents and all other documents executed in connection therewith, certified by a Financial Officer as true and complete, including evidence that the Acquisition contemplated therein has been consummated in accordance with the terms of such documents and in compliance with applicable law and regulatory approvals.

(n)           Senior Notes Documents.  The Borrower shall have provided to the Administrative Agent copies of any Senior Notes Documents executed after the Original Closing Date and on or prior to the Closing Date, certified by a Financial Officer as true and complete.

(o)           Integral Debt Documents.  The Borrower shall have provided the Administrative Agent with evidence, in form and substance satisfactory to the Administrative Agent, that the Credit Agreement, dated March 5, 2010, among Integral, the lenders party thereto, and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, has been repaid and terminated (including any commitments therein) as of the Closing Date.

(p)           Solvency Certificate.  The Borrower shall have provided to the Administrative Agent a certificate attesting to the solvency of each Credit Party, individually and together with its Subsidiaries on a consolidated basis, before and after giving effect to the Integral Acquisition, in form and substance satisfactory to the Administrative Agent.

(q)           Closing Certificate.  The Borrower shall have delivered to the Administrative Agent and the Lenders an Authorized Officer’s certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in this Section 4.3 have been satisfied, (ii) Closing Available Liquidity is no less than Forty Million Dollars ($40,000,000), (iii) no Default or Event of Default exists nor immediately after the first Credit Event will exist, and (iv) each of the representations and warranties contained in Article VI hereof are true and correct as of the Closing Date.

(r)           Letter of Direction.  The Borrower shall have delivered to the Administrative Agent a letter of direction authorizing the Administrative Agent, on behalf of the Lenders, to disburse the proceeds of the Loans, which letter of direction includes the authorization to transfer funds under this Agreement and the wire instructions that set forth the locations to which such funds shall be sent.

(s)           No Material Adverse Change.  No material adverse change, in the opinion of the Administrative Agent, shall have occurred in the financial condition, operations or prospects of the Companies since December 26, 2010.

(t)           Miscellaneous.  The Borrower shall have provided to the Administrative Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent or the Lenders.

Section 4.4.  Post-Closing Conditions.

(a)           Assignment of Government Contracts.  No later than three Business Days after the Closing Date (unless a longer period is agreed to in writing by the Administrative Agent), the Borrower shall have delivered to the Administrative Agent, with respect to each Assigned Government Contract to which Integral or any of its Subsidiaries is a party, (i) an executed Instrument of Assignment, and (ii) an executed Notice of Assignment of Claims in connection with Government Receivables complying with the terms of the Assignment of Claims Act of 1940, 31 U.S.C. § 3727, 41 U.S.C. § 15.

(b)           Landlords’ Waivers and Mortgagees’ Waivers.  No later than thirty (30) days after the Closing Date (unless a longer period is agreed to in writing by the Administrative Agent), the Borrower shall have delivered to the Administrative Agent a Landlord’s Waiver and a mortgagee’s waiver, if applicable, each in form and substance satisfactory to the Administrative Agent, for each location of a Credit Party where any of the collateral securing any part of the Obligations is located, unless such location is owned by the Company that owns the collateral located there; provided that the Borrower shall not be required to deliver a Landlord’s Waiver for (i) its locations at 4820 Eastgate Mall, San Diego, California and the 110-building of Charleston Naval Complex, North Charleston, South Carolina, (ii) any location for which the Borrower has already provided a Landlord’s Waiver prior to the Closing Date, and (iii) any other location agreed to by the Administrative Agent, in its reasonable discretion.

(c)           Real Estate Matters.  No later than sixty (60) days after the Closing Date (unless a longer period is agreed to in writing by the Administrative Agent), with respect to each parcel of the Real Property owned by a Credit Party after the Original Closing Date, the Borrower shall have delivered to the Administrative Agent:

(i)           evidence that no portion of such Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency; and

(ii)           two fully executed originals of the Mortgage with respect to such Real Property.

(d)           Control Agreements.  No later than ninety (90) days after the Closing Date (unless a longer period is agreed to in writing by the Administrative Agent), the Borrower shall have delivered to the Administrative Agent an executed Control Agreement, in form and substance reasonably satisfactory to the Administrative Agent, for each Deposit Account and each Securities Account maintained by a Credit Party, unless a Control Agreement was already provided for such Deposit Account or Securities Account, as applicable, prior to the Closing Date; provided that, prior to the delivery of such Control Agreements, the Companies shall not maintain an aggregate combined balance in excess of Ten Million Dollars ($10,000,000) at any time for all such accounts that are not subject to a Control Agreement.

ARTICLE V.  COVENANTS

Section 5.1.  Insurance.  Each Company shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property in such form, written by such companies, in such amounts, for such periods, and against such risks as may be acceptable to the Administrative Agent, with provisions satisfactory to the Administrative Agent for, with respect to Credit Parties, payment of all losses thereunder (other than with respect to the Indenture Priority Collateral, so long as the Indebtedness owing under the Senior Notes has not been paid in full) to the Administrative Agent, for the benefit of the Lenders, and such Company as their interests may appear (with lender’s loss payable endorsement in favor of the Administrative Agent, for the benefit of the Lenders), and, if required by the Administrative Agent, the Borrower shall deposit the policies with the Administrative Agent.  Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to the Administrative Agent and the Lenders.  Subject to the provisions of the Intercreditor Agreement, any sums received by the Administrative Agent, for the benefit of the Lenders, in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of the Administrative Agent, be applied upon the Obligations whether or not the same is then due and payable, or may be delivered to the Companies for the purpose of replacing, repairing, or restoring the insured property; provided that, with respect to any insurance proceeds received in connection with, or for the purpose of satisfying, any pending litigation claims, expenses or final judgments, the Administrative Agent shall deliver such proceeds to the Companies for the purposes of satisfying such claims, expenses or judgments.  The Administrative Agent is hereby authorized to act as attorney-in-fact for the Companies in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts.  In the event of failure to provide such insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and the Borrower shall pay to the Administrative Agent, upon demand, the cost thereof.  Should the Borrower fail to pay such sum to the Administrative Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate.  Within ten days of the Administrative Agent’s written request, the Borrower shall furnish to the Administrative Agent such information about the insurance of the Companies as the Administrative Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Administrative Agent and certified by a Financial Officer .

Section 5.2.  Money Obligations.  Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its material wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. §§ 206-207) or any comparable provisions, and, in the case of the Foreign Subsidiaries, those obligations under foreign laws with respect to employee source deductions, obligations and employer obligations to its employees; and (c) all of its other material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue.

Section 5.3.  Financial Statements, Collateral Reporting and Information.

(a)           Borrowing Base.  The Borrower shall deliver to the Administrative Agent, as frequently as the Administrative Agent may request, but no less frequently than by 2:00 P.M. (Pacific time) twenty-five (25) days after the end of each Monthly Reporting Period (or the next Business Day if such day is not a Business Day), a Borrowing Base Certificate (for the period ending on the last day of the prior Monthly Reporting Period) prepared and certified by a Financial Officer.  Such Borrowing Base Certificate shall be updated for all activity (sales, billings, collections, credits and similar information) impacting the accounts receivable of the Borrowing Base Companies from the date of the immediately preceding Borrowing Base Certificate to the date of such Borrowing Base Certificate.  The amount of Eligible Inventory and the determination as to which accounts receivable constitute Eligible Accounts Receivable to be included on each Borrowing Base Certificate shall, absent a request from the Administrative Agent that such amounts be calculated more frequently, be the amount that is calculated and updated monthly pursuant to subsections (e) and (f) below.

(b)           Quarterly Financials.  The Borrower shall deliver to the Administrative Agent and the Lenders, within forty-five (45) days after the end of each of the first three (3) Quarterly Reporting Periods of each fiscal year, in form and detail satisfactory to the Administrative Agent and the Lenders and certified by a Financial Officer, (i) balance sheets of the Borrower as of the end of such period and statements of income (loss), stockholders equity and cash flow for the Quarterly Reporting Period and fiscal year to date periods and a comparison to budget or plan, all prepared on a Consolidated basis, and (ii) balance sheets of the Borrower as of the end of such period and statements of income (loss) of the Borrower and capital expenditures made by the Borrower for the Quarterly Reporting Period and fiscal year to date periods and a comparison to budget or plan, all prepared on a consolidating (by business segment) basis.

(c)           Annual Audit Report.  The Borrower shall deliver to the Administrative Agent and the Lenders, within ninety (90) days after the end of each fiscal year of the Borrower, (i) an annual audit report of the Borrower for that year prepared on a Consolidated basis, in form and detail satisfactory to the Administrative Agent and the Lenders and certified by an unqualified opinion of an independent public accountant satisfactory to the Administrative Agent, which report shall include balance sheets and statements of income (loss), stockholders equity and cash flow for that period, and (ii) balance sheets of the Borrower as of the end of such period and statements of income (loss) of the Borrower and capital expenditures made by the Borrower for such annual period, all prepared on a consolidating (by business segment) basis that correspond to the statements delivered in subpart (i) hereof, and certified by a Financial Officer.

(d)           Compliance Certificate.  The Borrower shall deliver to the Administrative Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (b) and (c) above, a Compliance Certificate.

(e)           Accounts Receivable Aging Report.  The Borrower shall deliver to the Administrative Agent an accounts receivable aging report, in form and substance satisfactory to the Administrative Agent and signed by a Financial Officer, (i) concurrently with the delivery of the Borrowing Base Certificate referenced in subsection (a) above, aged by the original invoice date of accounts receivable of the Borrowing Base Companies, prepared as of the last day of the preceding Monthly Reporting Period, reconciled to the period-end balance sheet and period-end Borrowing Base Certificate, together with the calculation of the current period-end Eligible Accounts Receivable of the Borrowing Base Companies, (ii) upon the Administrative Agent’s request, an aging by original invoice date of all existing accounts receivable, specifying the names, current value and dates of invoices for each Account Debtor, and (iii) that includes any other information the Administrative Agent shall reasonably request with respect to such accounts receivable and its evaluation of such reports.

(f)           Inventory Report.  The Borrower shall deliver to the Administrative Agent a summary of Inventory, in form and substance satisfactory to the Administrative Agent and signed by a Financial Officer, concurrently with the delivery of the Borrowing Base Certificate referenced in subsection (a) above, based upon period-end balances reconciled to the period-end balance sheet and the period-end Borrowing Base Certificate, and accompanied by an Inventory certification, in form and substance reasonably acceptable to the Administrative Agent and including a calculation of the Eligible Inventory of the Borrowing Base Companies (the calculation of Eligible Inventory reflecting the then most recent period-end balance).  The Borrower shall deliver, after the end of each Monthly Reporting Period, to the Administrative Agent, Inventory records, in such detail as the Administrative Agent and the Lenders shall deem reasonably necessary to determine the level of Eligible Inventory.  The values shown on the Inventory reports shall be at the lower of cost or market value, determined in accordance with the usual cost accounting system of the Borrowing Base Companies.  The Borrower shall provide such other reports with respect to the Inventory of the Borrowing Base Companies as the Administrative Agent may reasonably request from time to time.  Notwithstanding anything above in this Section 5.3(f) to the contrary, unless otherwise required by the Administrative Agent in writing, the Borrower shall only be required to deliver Inventory reports with respect to Borrowing Base Companies whose Inventory is a component of the Borrowing Base.

(g)           Accounts Payable Aging Report.  The Borrower shall deliver to the Administrative Agent, concurrently with the delivery of the Borrowing Base Certificate referenced in subsection (a) above, in form and detail satisfactory to the Administrative Agent, an aging summary of the accounts payable of the Borrowing Base Companies, dated as of the last day of the preceding Monthly Reporting Period.

(h)           Assigned Government Contracts.  The Borrower shall deliver to the Administrative Agent, concurrently with the delivery of the Borrowing Base Certificate referenced in subsection (a) above, in form and detail satisfactory to the Administrative Agent, a list of all Assigned Government Contracts that came into existence during the preceding Monthly Reporting Period, together with an Instrument of Assignment and a Notice of Assignment of Claims for each such Assigned Government Contract.

(i)           Customer List.  The Borrower shall deliver to the Administrative Agent an updated customer list, upon request of the Administrative Agent, that sets forth all Account Debtors of the Borrowing Base Companies, including but not limited to the name, address and contact information of each Account Debtor, in form and detail satisfactory to the Administrative Agent.

(j)           Projections.  The Borrower shall deliver to the Administrative Agent and the Lenders, within sixty (60) days after the end of each fiscal year of the Borrower, consistent with GAAP and in form and detail satisfactory to the Administrative Agent, (i) projected quarterly balance sheets, income statements cash flow statements and a calculation of the projected Revolving Credit Availability and projected compliance with Section 5.7 hereof for the following year of the Borrower, prepared on a Consolidated basis, and (ii) projected quarterly balance sheets, income statements and capital expenditures prepared on a consolidating (by business segment) basis that correspond to the projections delivered in subpart (i) hereof.

(k)           Locations of Collateral.  The Borrower shall deliver to the Administrative Agent, within ninety (90) days after the end of each fiscal year of the Borrower, a replacement Schedule 6.9 that sets forth each location (including third party locations) where any Company conducts business or maintains any Accounts, Inventory or Equipment, in form and substance satisfactory to the Administrative Agent.

(l)           Reporting Periods.  Within thirty (30) days prior to the end of each fiscal year of the Borrower, the Borrower shall deliver to the Administrative Agent a replacement Schedule 5.3 that sets forth the respective Monthly Reporting Periods and Quarterly Reporting Periods for the following fiscal year of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

(m)           Shareholder and SEC Documents.  The Borrower shall deliver to the Administrative Agent and the Lenders, as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by the Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by the Borrower (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of the Borrower’s securities; provided that, to the extent that any such documentation is publicly available at the website of the Borrower, the Borrower shall have satisfied the requirement of this subpart (m) with respect to such documentation by providing the Administrative Agent with a written notice (which may be in the form of electronic mail that has been confirmed by the Administrative Agent as received) that such documentation is available at the website of the Borrower.

(n)           Changes in Accounting Principles.  If, as a result of any change in accounting principles and policies (or the application thereof) from those used in the preparation of the historical financial statements, the consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 5.3(b) or 5.3(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such sections had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Administrative Agent.

(o)           Financial Information of the Companies.  The Borrower shall deliver to the Administrative Agent and the Lenders, within ten days of the written request of the Administrative Agent or any Lender, such other information about the financial condition, properties and operations of any Company as may from time to time be reasonably requested, which information shall be submitted in form and detail satisfactory to the Administrative Agent and the Lenders and certified by a Financial Officer of the Company or Companies in question.

Section 5.4.  Financial Records.  Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit the Administrative Agent or any Lender, or any representative of the Administrative Agent or such Lender, to examine such Company’s books and records and to make excerpts therefrom and transcripts thereof.

Section 5.5.  Franchises; Change in Business.

(a)           Each Company (other than a Dormant Subsidiary) shall preserve and maintain at all times its existence, and its rights and franchises necessary for its business, except as otherwise permitted pursuant to Section 5.12 hereof.

(b)           No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

Section 5.6.  ERISA Pension and Benefit Plan Compliance.

(a)           Generally.  No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan.  The Borrower shall furnish to the Administrative Agent and the Lenders (i) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (ii) promptly after receipt thereof, a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.  The Borrower shall promptly notify the Administrative Agent of any material taxes assessed, proposed to be assessed or that the Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan.  As used in this Section 5.6(a), “material” means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of Consolidated Net Worth.  As soon as practicable, and in any event within twenty (20) days, after any Company shall become aware that an ERISA Event shall have occurred, such Company shall provide the Administrative Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto.  The Borrower shall, at the written request of the Administrative Agent, deliver or cause to be delivered to the Administrative Agent true and correct copies of any documents relating to the ERISA Plan of any Company.

(b)           Foreign Pension Plans and Benefit Plans.

(i)           For each existing, or hereafter adopted, Foreign Pension Plan and Foreign Benefit Plan, the Borrower and any appropriate Foreign Subsidiary shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Foreign Pension Plan or Foreign Benefit Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

(ii)           All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Foreign Pension Plan or Foreign Benefit Plan shall be paid or remitted by the Borrower and any appropriate Foreign Subsidiary in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

(iii)           The Borrower and any appropriate Foreign Subsidiary shall deliver to the Administrative Agent (A) if requested by the Administrative Agent in writing, copies of each annual and other return, report or valuation with respect to each Foreign Pension Plan as filed with any applicable Governmental Authority; (B) promptly after receipt thereof by an officer of the Borrower (including receipt from a Company that may have been the initial recipient), a copy of any material direction, order, notice, ruling or opinion that the Borrower and any appropriate Foreign Subsidiary may receive from any applicable Governmental Authority with respect to any Foreign Pension Plan; and (C) notification within thirty (30) days of any increases having a cost to the Companies in excess of Two Hundred Fifty Thousand Dollars ($250,000) per annum in the aggregate, in the benefits of any existing Foreign Pension Plan or Foreign Benefit Plan, or the establishment of any new Foreign Pension Plan or Foreign Benefit Plan, or the commencement of contributions to any such plan to which the Companies were not previously contributing.

Section 5.7.  Financial Covenants.

(a)           Fixed Charge Coverage Ratio.  The Borrower shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than 1.25 to 1.00.

Section 5.8.  Borrowing.  No Company shall create, incur or have outstanding any Indebtedness of any kind; provided that this Section 5.8 shall not apply to the following, to the extent the following are not otherwise prohibited by the Senior Notes Documents:

(a)           the Loans, the Letters of Credit and any other Indebtedness under this Agreement;

(b)           any loans granted to or Capitalized Lease Obligations entered into by any Company for the purchase or lease of fixed assets (and refinancings of such loans or Capitalized Lease Obligations), which loans and Capitalized Lease Obligations shall only be secured by the fixed assets being purchased or leased, so long as (i) the Borrower is in pro forma compliance with Section 5.7 hereof, both before and after giving effect to such loans and Capitalized Lease Obligations, (ii) no Default or Event of Default shall exist at the time any such loan or Capitalized Lease Obligation is incurred, or immediately thereafter shall begin to exist, (iii) the aggregate principal amount of all such loans and Capitalized Lease Obligations for all Companies shall not exceed Twenty Million Dollars ($20,000,000) at any time outstanding;

(c)           the Indebtedness existing on the Closing Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof but only to the extent that the principal amount thereof does not increase after the Closing Date);

(d)           loans to, and guaranties of Indebtedness of, a Company from a Company so long as each such Company is a Credit Party;

(e)           Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

(f)           Indebtedness arising in the ordinary course of business of the Companies in connection with the corporate credit card programs of the Companies, in an aggregate amount not to exceed Five Million Dollars ($5,000,000);

(g)           Permitted Foreign Subsidiary Loans, Guaranties and Investments;

(h)           Indebtedness incurred in connection with the Senior Notes, in an aggregate amount not to exceed Six Hundred Twenty-Five Million Dollars ($625,000,000);

(i)           Indebtedness with respect to surety, appeal, indemnity, performance or other similar bonds arising in the ordinary course of business and upon terms typical to the industry; provided that this subpart (i) shall not include guaranties for borrowed money;

(j)           performance based contingent obligations that were incurred in connection with the Acquisition of (i) DEI Services Corporation, in an aggregate amount not to exceed Twelve Million Three Hundred Thousand Dollars ($12,300,000), and (ii) SCT Acquisition, LLC (d/b/a Southside Container), in an aggregate amount not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000); and

(k)           other Indebtedness, in addition to the Indebtedness listed above, in an aggregate principal amount for all Companies not to exceed Twenty-Five Million Dollars ($25,000,000), with respect to (i) Indebtedness incurred in connection with the Senior Notes, (ii) unsecured Subordinated Indebtedness created pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, and on terms reasonably satisfactory to the Administrative Agent and the Required Lenders, and (iii) other unsecured Indebtedness; so long as, in each case, as of the date such additional Indebtedness is incurred, (A) the Borrower is in pro forma compliance with Section 5.7 hereof, both before and after giving effect to the incurrence of such Indebtedness, and (B) no Default or Event of Default shall then exist or immediately thereafter shall begin to exist.

Notwithstanding anything in this Section 5.8 to the contrary, the Borrower shall not, without the prior written consent of the Administrative Agent and the Required Lenders, incur Indebtedness in reliance upon or pursuant to clause (15) of the definition of “Permitted Indebtedness” in the Indenture; provided that the Borrower may, without the consent of the Administrative Agent or the Lenders, incur up to an aggregate amount of Five Million Dollars ($5,000,000) of unsecured Indebtedness pursuant to clause (15) of the definition of “Permitted Indebtedness” in the Indenture, so long as such Indebtedness is otherwise permitted pursuant to this Section 5.8.

Section 5.9.  Liens.  No Company shall create, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section 5.9 shall not apply to the following, to the extent the following are not otherwise prohibited by the Senior Notes Documents:

(a)           Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

(b)           other statutory Liens, including, without limitation, statutory Liens of landlords, carriers, warehousers, utilities, mechanics, repairmen, workers and materialmen, incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(c)           Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Borrower or a Guarantor of Payment;

(d)           any Lien granted to the Administrative Agent, for the benefit of the Lenders;

(e)           the Liens existing on the Closing Date as set forth in Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby, and the property secured thereby, shall not be increased;

(f)           purchase money Liens on fixed assets securing the loans and Capitalized Lease Obligations pursuant to Section 5.8(b) hereof, provided that such Lien is limited to the purchase price and only attaches to the property being acquired;

(g)           easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

(h)           the Liens securing the Indebtedness under the Senior Notes permitted pursuant to Sections 5.8(h) and (k) hereof, so long as (i) such Liens are subject to the Intercreditor Agreement, and (ii) as of the issuance date of any additional Senior Notes after the Closing Date, (A) the Borrower is in pro forma compliance with Section 5.7 hereof, both before and after giving effect to the issuance of such additional Senior Notes, and (B) no Default or Event of Default shall then exist or immediately thereafter shall begin to exist;

(i)           any Lien on fixed assets owned by a Company as a result of an Acquisition permitted pursuant to Section 5.13 hereof, so long as (i) such Lien was not created at the time of or in contemplation of such Acquisition, and (ii) such Lien is released within one hundred eighty (180) days after such Acquisition (unless the Borrower shall have obtained the prior written consent of the Administrative Agent and the Required Lenders);

(j)           Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business and upon terms typical to the industry (including, without limitation, Liens securing Indebtedness permitted pursuant to Section 5.8(i) hereof; so long as, in each case, such Liens are not incurred in connection with the borrowing of money; or

(k)           other Liens, in addition to the Liens listed above, not incurred in connection with the borrowing of money, securing amounts, in the aggregate for all Companies, not to exceed One Million Dollars ($1,000,000) at any time.

No Company shall enter into any contract or agreement (other than (i) a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets or (ii) any agreement with a restriction that is not enforceable under Section 9-406, 9-407 or 9-408 of the U.C.C.) that would prohibit the Administrative Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company.

Section 5.10.  Regulations T, U and X.  No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

Section 5.11.  Investments, Loans and Guaranties.  No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind (other than a Guarantor of Payment under the Loan Documents); provided that this Section 5.11 shall not apply to the following, to the extent the following are not otherwise prohibited by the Senior Notes Documents:

(i)           any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

(ii)           any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank (having capital resources in excess of Five Hundred Million Dollars ($500,000,000)) of the Federal Reserve System;

(iii)           investments by the Companies in Cash Equivalents;

(iv)           any repurchase of Senior Notes that is permitted pursuant to Section 5.15 hereof;

(v)           the holding of each of the Subsidiaries listed on Schedule 6.1 hereto, and the creation, acquisition and holding of and any investment in any new Subsidiary after the Closing Date so long as such new Subsidiary shall have been created, acquired or held, and investments made, in accordance with the terms and conditions of this Agreement;

(vi)           loans to, investments in and guaranties of the Indebtedness of, a Company from or by a Company so long as each such Company is a Credit Party;

(vii)           any advance or loan to an officer or employee of a Company as an advance on commissions, travel and other items in the ordinary course of business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of One Million Dollars ($1,000,000) at any time outstanding;

(viii)           any investment or advance made to an officer, director or employee of a Company made as a contribution to a 401(k) plan or pursuant to an employee stock purchase plan, other employee benefit plan, or officer and director equity purchase plan, in a manner and in amounts consistent with past business practices of such Company;

(ix)           any Permitted Foreign Subsidiary Loans, Guaranties and Investments, so long as no Default or Event of Default shall then exist or would result therefrom;

(x)           investments (i) in any equity interests received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors, and (ii) constituting deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Companies;

(xi)           loans to employees, officers and directors, the proceeds of which shall be used to purchase equity interests of the Companies;

(xii)           a purchase money loan extended by Micro Systems, Inc., a Florida corporation (“MSI”), to Technical Services Laboratory, Inc., a Florida corporation (“TLS”), in connection with the sale by MSI of certain surplus assets to TLS, in the principal amount of Six Hundred Seventy-Four Thousand Dollars ($674,000);  or

(xiii)           other loans to, investments in and guaranties of the Indebtedness of, a Person, in the ordinary course of business, so long as all such loans, investments and guaranties from all Companies aggregate not more than the maximum principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000) at any time outstanding.

For purposes of this Section 5.11, the amount of any investment in equity interests shall be based upon the initial amount invested and shall not include any appreciation in value or return on such investment.

Section 5.12.  Merger and Sale of Assets.  No Company shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, and unless otherwise prohibited by the Senior Notes Documents:

(a)           a Domestic Subsidiary may merge with (i) the Borrower (provided that the Borrower shall be the continuing or surviving Person) or (ii) any one or more Guarantors of Payment (provided that a Guarantor of Payment shall be the continuing or surviving Person);

(b)           a Domestic Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) the Borrower or (ii) any Guarantor of Payment;

(c)           a Foreign Subsidiary may merge or amalgamate with a Credit Party provided that a Credit Party shall be the continuing or surviving Person;

(d)           a Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to a Credit Party;

(e)           a Foreign Subsidiary may merge or amalgamate with or sell, lease, transfer or otherwise dispose of any of its assets to any other Foreign Subsidiary;

(f)           a Company may sell, lease, transfer or otherwise dispose of any assets that are obsolete or no longer useful in such Company’s business;

(g)           a Dormant Subsidiary may be, dissolved or otherwise cease to exist provided that all rights and interest in and to all property, assets and liabilities of such Dormant Subsidiary are assumed by or transferred to a Credit Party;

(h)           a Company may sell, lease or otherwise dispose of any fixed assets, so long as (i) the proceeds of such Disposition are applied in accordance with the Indenture and the Intercreditor Agreement, and (ii) as of the date of such disposition, no Default or Event of Default shall then exist or immediately thereafter shall begin to exist; and

(i)           a Company may, in addition to any Disposition otherwise permitted pursuant to this Section 5.12, make Dispositions, so long as (i) the aggregate amount of proceeds of all such Dispositions does not exceed Five Million Dollars ($5,000,000), (ii) the consideration received for the property subject to each such Disposition shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower (or similar governing body)), (iii) to the extent the property that is subject to such Disposition constitutes Collateral (other than Indenture Priority Collateral), the net proceeds of such Disposition are used to acquire inventory, documents, contracts, accounts, chattel paper, instruments or contract rights in respect of any service or sales contracts, (iv) to the extent the property that is subject to such Disposition constitutes Indenture Priority Collateral, the proceeds of such Disposition are applied in accordance with the Indenture and the Intercreditor Agreement, and (v) as of the date of such Disposition, no Default or Event of Default shall then exist or immediately thereafter shall begin to exist.

Section 5.13.  Acquisitions.  No Company shall effect an Acquisition; provided that (i) a Company may effect the Integral Acquisition, and (ii) a Company may effect any such other Acquisition so long as such Acquisition meets all of the following requirements:

(a)           in the case of a merger, amalgamation or other combination including the Borrower, the Borrower shall be the surviving entity;

(b)           in the case of a merger, amalgamation or other combination including a Credit Party (other than the Borrower), a Credit Party shall be the surviving entity;

(c)           the business to be acquired shall be similar to the lines of business of the Companies;

(d)           the Companies shall be in full compliance with the Loan Documents both prior to and after giving pro forma effect to such Acquisition;

(e)           no Default or Event of Default shall exist prior to or, after giving pro forma effect to such Acquisition, thereafter shall begin to exist;

(f)           if the Accounts and Inventory acquired in connection with such Acquisition are proposed to be included in the determination of the Borrowing Base, the Administrative Agent shall have conducted a field examination and appraisal of such Accounts and Inventory to its reasonable satisfaction;

(g)           the Borrower shall have provided to the Administrative Agent and the Lenders, at least ten days prior to such Acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer showing pro forma compliance with Section 5.7 hereof, both before and after giving effect to the proposed Acquisition;

(h)           such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired;

(i)           the target entity or business to be acquired shall not be a distressed company or have negative EBITDA (a “Distressed Target”), as determined by the Administrative Agent in its reasonable credit judgment; provided that, (i) if the Borrower can demonstrate to the Administrative Agent, to the Administrative Agent’s reasonable satisfaction, that, after giving pro forma effect to the Acquisition of a Distressed Target (a “Distressed Acquisition”), such Distressed Target would have positive EBITDA as a result of identifiable hard cost savings that would be implemented within ninety (90) days after the date of such Distressed Acquisition, then a Company may effect such Distressed Acquisition, so long as the aggregate amount of cash Consideration (exclusive of the issuance of equity) (A) paid for any such Distressed Acquisition (or related series of Acquisitions) would not exceed Twenty Million Dollars ($20,000,000), and (B) paid for all such Distressed Acquisitions after the Closing Date would not exceed Forty Million Dollars ($40,000,000), and (ii) to the extent any cash Consideration for any such Distressed Acquisition is funded with the net cash proceeds of an equity offering by the Borrower, the aggregate amount of such net cash proceeds of an equity offering shall be excluded from the calculation of the maximum Dollar amounts set forth in this subpart (i);

(j)           the aggregate amount of cash Consideration (exclusive of the issuance of equity) paid for all such Acquisitions (including Distressed Acquisitions) after the Closing Date would not exceed Fifty Million Dollars ($50,000,000); provided that, to the extent any cash Consideration for any such Acquisition is funded with the net cash proceeds of an equity offering by the Borrower, the aggregate amount of such net cash proceeds of an equity offering shall be excluded from the calculation of the maximum Dollar amounts set forth in this subsection (j); and

(k)           the Available Liquidity shall be no less than Forty Million Dollars ($40,000,000)  (or Fifty Million Dollars ($50,000,000) with respect to a Distressed Acquisition) both before and after giving effect to such Acquisition.

Section 5.14.  Notice.

(a)           The Borrower shall cause a Financial Officer to promptly notify the Administrative Agent and the Lenders, in writing, whenever:

(i)           a Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete;

(ii)           the Borrower learns of a litigation or proceeding against a Credit Party before a court, administrative agency or arbitrator that, if successful, might have a Material Adverse Effect;

(iii)           the Borrower learns that there has occurred or begun to exist any event, condition or thing that is reasonably likely to have a Material Adverse Effect; and

(iv)           the Borrower incurs any Indebtedness (i) in reliance upon and pursuant to the fixed charge covenant test set forth in the Indenture, or (ii) in reliance upon and pursuant to clause (15) of the definition of “Permitted Indebtedness” in the Indenture.

(b)           The Borrower shall provide written notice to the Administrative Agent and the Lenders contemporaneously with any notice provided to, or received from, the trustee or the Senior Noteholders under the Senior Notes Indenture or the Senior Notes.

(c)           The Borrower shall provide written notice to the Administrative Agent and the Lenders contemporaneously with any “Cure Notice”, “Show Cause” or other similar notice received in connection with a Government Contract or Government Subcontract.

(d)           The Borrower shall promptly notify the Administrative Agent and the Lenders, in writing, whenever any Material Contract is terminated prior to the scheduled completion or amended in a manner that would decrease the revenue to be received by any Credit Party during any fiscal year under such Material Contract by more than twenty-five percent (25%).

Section 5.15.  Restricted Payments.  No Company shall make or commit itself to make any Restricted Payment at any time, except that, to the extent not otherwise prohibited by the Senior Notes Documents:

(a)           the Borrower may make regularly scheduled payments (in accordance with the terms of the Senior Notes Documents in effect on the Closing Date) of principal and interest with respect to Indebtedness owing under the Senior Notes;

(b)           the Borrower may purchase or prepay the Senior Notes in connection with the Disposition of any Indenture Priority Collateral of the Companies, so long as the proceeds of such Disposition are applied in accordance with the Indenture and the Intercreditor Agreement;

(c)           the Borrower may, in addition to any purchase or prepayment permitted in subsection (b) above, purchase or prepay any Senior Notes, so long as (i) the Borrower is in pro forma compliance with Section 5.7 hereof, both before and after giving effect to the issuance of such additional Senior Notes, (ii) as of the date of such purchase or prepayment, no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, (iii) there are, and will be, no Loans outstanding either immediately before or after such purchase or prepayment, and (iv) the Available Liquidity, immediately after such purchase or prepayment is at least Twenty-Five Million Dollars ($25,000,000);

(d)           the Borrower may make contributions to a 401(k) plan or pursuant to an employee stock purchase plan, other employee benefit plan, or officer and director equity purchase plan, in a manner and in amounts consistent with past business practices; and

(e)           the Borrower may make Capital Distributions, so long as (i) the Borrower is in pro forma compliance with Section 5.7 hereof, both before and after giving effect to such Capital Distributions, (ii) as of the date of such Capital Distribution, no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, and (iii) the Available Liquidity, immediately after such Capital Distribution is at least Twenty-Five Million Dollars ($25,000,000).

Section 5.16.  Environmental Compliance.  Each Company shall comply in all respects with any and all Environmental Laws and Environmental Permits including, without limitation, all Environmental Laws in jurisdictions in which such Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise.  The Borrower shall furnish to the Administrative Agent and the Lenders, promptly after receipt thereof, a copy of any notice any Company may receive from any Governmental Authority or private Person, or otherwise, that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company.  No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any ownership interest or performs any of its operations, in violation of any Environmental Law.  As used in this Section 5.16, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.  The Borrower shall defend, indemnify and hold the Administrative Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys’ fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law.  Such indemnification shall survive any termination of this Agreement.

Section 5.17.  Affiliate Transactions.  Except as set forth on Schedule 5.17 hereto, no Company shall, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) (each, an “Affiliate Transaction”), other than agreements and transactions with and payments to officers, directors and shareholders that are either (a) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement or that are expressly permitted by the provisions of this Agreement, or (b) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement or in violation of any law, rule or regulation; provided that (i) any such Affiliate Transaction is entered into in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, (ii) in the event such Affiliate Transaction involves an aggregate consideration in excess of Five Million Dollars ($5,000,000), the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Borrower and by a majority of the disinterested directors, if any (and such majority or majorities, as the case may be, determines that such transaction satisfies the requirements set forth in subpart (i) hereof), and (iii) in the event such Affiliate Transaction involves an aggregate consideration in excess of Ten Million Dollars ($10,000,000), the Borrower has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is either (A) not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate or (B) fair to the Borrower or such Subsidiary, as the case may be, from a financial point of view.

Section 5.18.  Use of Proceeds.  The Borrower’s use of the proceeds of the Loans shall be for working capital and other general corporate purposes of the Companies, the refinancing of existing Indebtedness, and for Acquisitions permitted hereunder.

Section 5.19.  Corporate Names and Locations of Collateral.  No Company shall change its corporate name or its state, province or other jurisdiction of organization, unless, in each case, such Company shall have provided the Administrative Agent and the Lenders with at least thirty (30) days prior written notice thereof.  The Borrower shall also provide the Administrative Agent with at least thirty (30) days prior written notification of (a) any change in any location where any Company’s Inventory or Equipment is maintained, and any new locations where any Company’s Inventory or Equipment is to be maintained; (b) any change in the location of the office where any Company’s records pertaining to its Accounts are kept; (c) the location of any new places of business and the changing or closing of any of its existing places of business; and (d) any change in the location of any Company’s chief executive office.  In the event of any of the foregoing or if deemed appropriate by the Administrative Agent, the Administrative Agent is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Administrative Agent’s sole discretion, to perfect or continue perfected the security interest of the Administrative Agent, for the benefit of the Lenders, in the Collateral.  The Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and security interests and shall promptly reimburse the Administrative Agent therefor if the Administrative Agent pays the same.  Such amounts shall be Related Expenses hereunder.

Section 5.20.  Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest.

(a)           Guaranties and Security Documents.  Each Domestic Subsidiary (that is not a Dormant Subsidiary) created, acquired or held subsequent to the Closing Date, shall promptly execute and deliver to the Administrative Agent, for the benefit of the Lenders, a Guaranty of Payment (or a Guaranty of Payment Joinder) of all of the Obligations and a Security Agreement (or a Security Agreement Joinder) and Mortgages, as appropriate, such agreements to be prepared by the Administrative Agent and in form and substance acceptable to the Administrative Agent, along with any such other supporting documentation, Security Documents, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by the Administrative Agent.  With respect to a Subsidiary that has been classified as a Dormant Subsidiary, at such time that such Subsidiary no longer meets the requirements of a Dormant Subsidiary, Borrower shall provide to the Administrative Agent prompt written notice thereof, and shall provide, with respect to such Subsidiary, all of the documents referenced in the foregoing sentence.

(b)           Pledge of Stock or Other Ownership Interest. After the payment in full of the Indebtedness under the Senior Notes Documents, the Borrower shall promptly deliver to the Administrative Agent, for the benefit of the Lenders, all of the share certificates (or other evidence of equity) representing the Pledged Securities pursuant to the terms of a Pledge Agreement prepared by the Administrative Agent and executed by the appropriate Credit Party.

(c)           Perfection or Registration of Interest in Foreign Shares.  With respect to any foreign shares pledged to the Administrative Agent, for the benefit of the Lenders, at any time after the payment in full of the Indebtedness under the Senior Notes Documents, the Administrative Agent shall at all times, in the discretion of the Administrative Agent or the Required Lenders, have the right to perfect, at the Borrower’s cost, payable upon request therefor (including, without limitation, any foreign counsel, or foreign notary, filing, registration or similar, fees, costs or expenses), its security interest in such shares in the respective foreign jurisdiction.  Such perfection may include the requirement that the applicable Company promptly execute and deliver to the Administrative Agent a separate pledge document (prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent), covering such equity interests, that conforms to the requirements of the applicable foreign jurisdiction, together with an opinion of local counsel as to the perfection of the security interest provided for therein, and all other documentation necessary or desirable to effect the foregoing and to permit the Administrative Agent to exercise any of its rights and remedies in respect thereof.

Section 5.21.  Collateral.  Each Credit Party shall:

(a)           at all reasonable times allow the Administrative Agent and the Lenders by or through any of the Administrative Agent’s officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from such Credit Party’s books and other records, including, without limitation, the tax returns of such Credit Party, (ii) arrange for verification of such Credit Party’s Accounts, under reasonable procedures, directly with Account Debtors or by other methods, (iii) examine and inspect such Credit Party’s Inventory and Equipment, wherever located, and (iv) conduct Inventory appraisals;

(b)           promptly furnish to the Administrative Agent or any Lender upon request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of such Credit Party’s Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as the Administrative Agent or such Lender may request;

(c)           promptly notify the Administrative Agent in writing upon the creation of any Accounts with respect to which the Account Debtor is the United States of America or any other Governmental Authority, or any business that is located in a foreign country;

(d)           promptly notify the Administrative Agent in writing upon the creation by any Credit Party of a Deposit Account or Securities Account not listed on Schedule 6.19 hereto, and, prior to or simultaneously with the creation of such Deposit Account or Securities Account, provide for the execution of a Deposit Account Control Agreement or Securities Account Control Agreement with respect thereto, if required by the Administrative Agent or the Required Lenders; provided that (i) no Deposit Account Control Agreement shall be required with respect to any Deposit Accounts of a Credit Party located in California solely used to fund payroll, (ii) with respect to any Deposit Account of a Person that becomes a Credit Party as a result of an Acquisition, such Credit Party shall have ninety (90) days (unless a longer period is agreed to in writing by the Administrative Agent) from the date of such Acquisition to close such Deposit Account (unless such Deposit Account is maintained with the Administrative Agent), and (iii) all other Deposit Accounts of the Credit Parties shall be maintained with the Administrative Agent.

(e)           promptly notify the Administrative Agent in writing whenever the Inventory of a Credit Party (other than Inventory temporarily delivered to a service provider for the purpose of having work performed on such Inventory in the ordinary course of such Credit Party’s business), valued in excess (on an aggregate basis for all such Inventory of all Credit Parties at such location) of One Million Dollars ($1,000,000), is located at a location of a third party (other than another Company) that is not listed on Schedule 6.9 hereto and, except where such Inventory is located at a location of the United States government, cause to be executed any Landlord’s Waiver, Bailee’s Waiver, Processor’s Waiver or similar document or notice that may be required by the Administrative Agent or the Required Lenders; provided that at no time shall the aggregate value of Inventory, located at locations of third parties (other than other Companies) for which an executed Landlord’s Waiver, Bailee’s Waiver, Processor’s Waiver, or similar document (as appropriate, in the Administrative Agent’s discretion) has not been received by the Administrative Agent, exceed (i) Five Million Dollars ($5,000,000) in the aggregate with respect to Inventory located at service providers performing work on such Inventory in the ordinary course of business of the Credit Parties, or (ii) Two Million Dollars ($2,000,000) in the aggregate with respect to any other Inventory;

(f)           promptly notify the Administrative Agent in writing of any information that the Credit Parties have or may receive with respect to the Collateral that might reasonably be determined to materially and adversely affect the value thereof or the rights of the Administrative Agent and the Lenders with respect thereto;

(g)           maintain such Credit Party’s (i) Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, (ii) finished goods Inventory in saleable condition, and (iii) other items of Collateral, taken as an entirety, in such conditions as is consistent with generally accepted business practices, ordinary wear and tear excepted;

(h)           deliver to the Administrative Agent, to hold as security for the Secured Obligations all certificated Investment Property owned by a Credit Party, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, or in the event such Investment Property is in the possession of a Securities Intermediary or credited to a Securities Account, execute with the related Securities Intermediary a Securities Account Control Agreement over such Securities Account in favor of the Administrative Agent, for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent;

(i)           provide to the Administrative Agent, on a quarterly basis (as necessary or as requested by the Administrative Agent), a list of any patents, trademarks or copyrights that have been federally registered by a Credit Party since the last list so delivered, and provide for the execution of an appropriate Intellectual Property Security Agreement; and

(j)           upon request of the Administrative Agent, promptly take such action and promptly make, execute and deliver all such additional and further items, deeds, assurances, instruments and any other writings as the Administrative Agent may from time to time deem necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement, or so as to completely vest in and ensure to the Administrative Agent and the Lenders their respective rights hereunder and in or to the Collateral.

The Borrower hereby authorizes the Administrative Agent, on behalf of the Lenders, to file U.C.C. Financing Statements or other appropriate notices with respect to the Collateral.  If certificates of title or applications for title are issued or outstanding with respect to any Inventory or Equipment of a Credit Party, the Borrower shall, upon request of the Administrative Agent (but with respect to any Indenture Priority Collateral, only after payment in full of all Indebtedness owing under the Senior Notes), (i) execute and deliver (or cause to be executed and delivered) to the Administrative Agent a short form security agreement, in form and substance satisfactory to the Administrative Agent, and (ii) deliver (or cause to be delivered) such certificate or application to the Administrative Agent and cause the interest of the Administrative Agent, for the benefit of the Lenders, to be properly noted thereon.  The Borrower hereby authorizes the Administrative Agent or the Administrative Agent’s designated agent (but without obligation by the Administrative Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Default or Event of Default), and the Borrower shall promptly repay, reimburse, and indemnify the Administrative Agent and the Lenders for any and all Related Expenses.  If a Credit Party fails to keep and maintain its Equipment in good operating condition, ordinary wear and tear excepted, the Administrative Agent may (but shall not be required to) so maintain or repair all or any part of such Equipment and the cost thereof shall be a Related Expense.  All Related Expenses are payable to the Administrative Agent upon demand therefor; the Administrative Agent may, at its option, debit Related Expenses directly to any Deposit Account of a Credit Party located at the Administrative Agent.

Section 5.22.  Government Contracts.  The Borrower shall, within the time period required by Section 5.3(h) hereof, notify the Administrative Agent in writing whenever a new Assigned Government Contract comes into existence, and deliver to the Administrative Agent (a) an executed Instrument of Assignment, and (b) an executed Notice of Assignment of Claims.  With respect to any Government Contract that is not already subject to an Instrument of Assignment and a Notice of Assignment of Claim, at the request of the Administrative Agent, upon the occurrence of an Event of Default, the Borrower and any other Credit Party shall promptly execute and deliver to the Administrative Agent (i) an Instrument of Assignment, and (ii) a Notice of Assignment of Claim.  At the discretion of the Administrative Agent or the Required Lenders, the Administrative Agent may file, with the appropriate Governmental Authority, all Instruments of Assignment and Notices of Assignment of Claim required to be delivered to the Administrative Agent under the terms of this Agreement, if (A) a Default or an Event of Default shall occur, or (B) the Revolving Credit Availability shall at any time be less than Nine Million Dollars ($9,000,000).

Section 5.23.  Commercial Tort Claims.   If the Borrower shall at any time hold or acquire a Commercial Tort Claim, the recovery from which could reasonably be expected to exceed One Million Dollars ($1,000,000), the Borrower shall promptly notify the Administrative Agent thereof in a writing signed by the Borrower, that sets forth the details thereof and grants to the Administrative Agent (for the benefit of the Lenders) a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be prepared by and in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.24.  Returns of Inventory.  No Credit Party shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the ordinary course of business; (b) no Default or Event of Default exists or would result therefrom; (c) the Administrative Agent is promptly notified if the aggregate value of all Inventory returned in any month exceeds Two Million Five Hundred Thousand Dollars ($2,500,000); and (d) any payment received by such Credit Party for a return is promptly remitted to the Administrative Agent for application to the Obligations.

Section 5.25.  Acquisition, Sale and Maintenance of Inventory.  The Credit Parties shall take all steps to assure that all Inventory is produced in accordance with applicable laws, including the Fair Labor Standards Act (29 U.S.C. §§ 206-207).  The Credit Parties shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all applicable laws, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

Section 5.26.  Property Acquired Subsequent to the Closing Date and Right to Take Additional Collateral.  The Borrower shall provide the Administrative Agent with prompt written notice with respect to any real or personal property (other than in the ordinary course of business and excluding Accounts, Inventory, Equipment and General Intangibles and other property acquired in the ordinary course of business or any Investment Property that constitutes securities of a Foreign Subsidiary not required to be pledged pursuant to this Agreement) acquired by any Credit Party subsequent to the Closing Date.  In addition to any other right that the Administrative Agent and the Lenders may have pursuant to this Agreement or otherwise, upon written request of the Administrative Agent, whenever made, the Borrower shall, and shall cause each Guarantor of Payment to, grant to the Administrative Agent, for the benefit of the Lenders, as additional security for the Secured Obligations, a first (or, in the case of the Indenture Priority Collateral, so long as the Intercreditor Agreement is in effect, a second) Lien on any real or personal property of the Borrower and each Guarantor of Payment (other than for leased equipment or equipment subject to a purchase money security interest in which the lessor or purchase money lender of such equipment holds a first priority security interest, in which case, the Administrative Agent shall have the right to obtain a security interest junior only to such lessor or purchase money lender), including, without limitation, such property acquired subsequent to the Closing Date, in which the Administrative Agent does not have a first  (or, in the case of the Indenture Priority Collateral, so long as the Intercreditor Agreement is in effect, a second) priority Lien.  The Borrower agrees that, within ten days after the date of such written request, to secure all of the Secured Obligations by delivering to the Administrative Agent security agreements, intellectual property security agreements, pledge agreements, mortgages (or deeds of trust, if applicable) or other documents, instruments or agreements or such thereof as the Administrative Agent may require with respect to any of the Credit Parties.  The Borrower shall pay all recordation, legal and other expenses in connection therewith.

Section 5.27.  Restrictive Agreements.  Except as set forth in this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to the Borrower, (b) make, directly or indirectly, loans or advances or capital contributions to the Borrower or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to the Borrower; except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, or (iii) customary restrictions in security agreements or mortgages securing Indebtedness, or capital leases, of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or lease.

Section 5.28.  Other Covenants and Provisions.  In the event that any Company shall enter into, or shall have entered into, any Material Indebtedness Agreement (including any Material Indebtedness Agreement existing on the Closing Date), wherein the covenants and defaults contained therein shall be more restrictive than the covenants and defaults set forth herein, then the Companies shall immediately be bound hereunder (without further action, until such time as such Material Indebtedness Agreement shall cease to be in effect) by such more restrictive covenants and defaults with the same force and effect as if such covenants and defaults were written herein.  In addition to the foregoing, the Borrower shall provide prompt written notice to the Administrative Agent of the creation or existence of any Material Indebtedness Agreement that has such more restrictive provisions, and shall, within fifteen (15) days thereafter (if requested by the Administrative Agent), execute and deliver to the Administrative Agent an amendment to this Agreement that incorporates such more restrictive provisions, with such amendment to be in form and substance satisfactory to the Administrative Agent.

Section 5.29.  Pari Passu Ranking.  The Obligations shall, and the Borrower shall take all necessary action to ensure that the Obligations shall, at all times, rank at least pari passu in right of payment with the Senior Notes and all other senior Indebtedness of each Credit Party.

Section 5.30.  Guaranty Under Material Indebtedness Agreement.  Notwithstanding anything herein to the contrary, no Company shall be or become a primary obligor or Guarantor of the Indebtedness incurred pursuant to the Senior Notes Documents or any other Material Indebtedness Agreement unless such Company shall also be a Guarantor of Payment under this Agreement prior to or concurrently therewith.

           Section 5.31.  Senior Notes Documents.  The Borrower shall not, without the prior written consent of the Administrative Agent and the Required Lenders, (a) amend, restate, supplement or otherwise modify the Senior Notes Documents to (i) increase the principal amount outstanding thereunder, unless the amount of such increase shall be permitted pursuant to Section 5.8 hereof, (ii) change the date of any principal or interest payment to an earlier date, or (iii) otherwise modify any provision such that a Default or Event of Default will exist, or (b) allow any Senior Notes Documents to contain a provision that provides for a cross-default to this Agreement; provided that the Senior Notes Documents may contain a provision that provides for cross-acceleration with this Agreement.

           Section 5.32.  Amendment of Organizational Documents.  Without the prior written consent of the Administrative Agent, no Credit Party shall (a) amend its Organizational Documents in any manner adverse to the Lenders, or (b) amend its Organizational Documents to change its name or state, province or other jurisdiction of organization.

Section 5.33.  Fiscal Year of the Borrower.  The Borrower shall not change the date of its fiscal year-end without the prior written consent of the Administrative Agent.  As of the Closing Date, the fiscal year end of the Borrower is the Sunday nearest to December 31 of each year; provided that the Borrower may change the date of its fiscal year end to another date that is within seven days of December 31.

Section 5.34.  Further Assurances.  The Borrower shall, and shall cause each other Credit Party to, promptly upon request by the Administrative Agent, or the Required Lenders through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments related to the Collateral as the Administrative Agent, or the Required Lenders through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES

Section 6.1.  Corporate Existence; Subsidiaries; Foreign Qualification.  Each Company is duly organized, validly existing, and in good standing (or comparable concept in the applicable jurisdiction) under the laws of its state or jurisdiction of incorporation or organization, and is duly qualified and authorized to do business and is in good standing (or comparable concept in the applicable jurisdiction) as a foreign entity in the jurisdictions set forth opposite its name on Schedule 6.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where a failure to so qualify would not reasonably be expected to have a Material Adverse Effect.  Schedule 6.1 hereto sets forth, as of the Closing Date, each Subsidiary of the Borrower (and whether such Subsidiary is a Dormant Subsidiary), its state (or jurisdiction) of formation, its relationship to the Borrower, including the percentage of each class of stock or other equity interest owned by a Company, each Person that owns the stock or other equity interest of each Company, the location of its chief executive office and its principal place of business.  The Borrower, directly or indirectly, owns all of the equity interests of each of its Subsidiaries (excluding directors’ qualifying shares and, in the case of Foreign Subsidiaries, other nominal amounts of shares held by a Person other than a Company).

Section 6.2.  Corporate Authority.  Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents.  The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party’s board of directors or other governing body, as applicable, and are the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms.  The execution, delivery and performance of the Loan Documents do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company’s Organizational Documents or any material agreement to which such Company is a party.

Section 6.3.  Compliance with Laws and Contracts.  Each Company:

(a)           holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to do so would not have a Material Adverse Effect;

(b)           is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection (except as otherwise disclosed in the Phase I report delivered to the Administrative Agent), occupational safety and health, and equal employment practices, except where the failure to be in compliance would not have a Material Adverse Effect;

(c)           is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except with respect to any violation or default that would not have a Material Adverse Effect;

(d)           has ensured that no Person who owns a controlling interest in a Company or otherwise controls a Company and no executive officer or director of the Borrower is (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (ii) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar executive orders;

(e)           is in compliance with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations; and

(f)           is in compliance with the Patriot Act.

Section 6.4.  Litigation and Administrative Proceedings.  Except as disclosed on Schedule 6.4 hereto, there are (a) no lawsuits, actions, investigations, examinations or other proceedings pending or, to the knowledge of the Borrower, threatened against any Company, or in respect of which any Company may have any liability, in any court or before or by any Governmental Authority, arbitration board, or other tribunal that could reasonably be expected to have a Material Adverse Effect, (b) no orders, writs, injunctions, judgments, or decrees of any court or Governmental Authority to which any Company is a party or by which the property or assets of any Company are bound that could reasonably be expected to have a Material Adverse Effect, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect.

Section 6.5.  Title to Assets.  Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.  As of the Closing Date, the Companies own the real estate listed on Schedule 6.5 hereto.

Section 6.6.  Liens and Security Interests.  On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is and will be no U.C.C. Financing Statement or similar notice of Lien outstanding covering any personal property of any Company; (b) there is and will be no mortgage outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any Lien of any kind.  The Administrative Agent, for the benefit of the Lenders, upon the filing of the U.C.C. Financing Statements and taking such other actions necessary to perfect its Lien against Collateral of the corresponding type as authorized hereunder will have a valid and enforceable first Lien on the Collateral (or, with respect to the Indenture Priority Collateral, so long as the Intercreditor Agreement is in effect, a second lien subject only to the first lien of the Indenture Agent, on behalf of the Senior Noteholders).  No Company has entered into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets or a contract or agreement entered into in the ordinary course of business that does not permit Liens on, or collateral assignment of, the property relating to such contract or agreement) that exists on or after the Closing Date that would prohibit the Administrative Agent or the Lenders from acquiring a Lien on, or a collateral assignment of, any of the property or assets of any Company.

Section 6.7.  Tax Returns.  All federal, state, provincial and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein.  The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

Section 6.8.  Environmental Laws.  Except as set forth in the Environmental Disclosure Letter, each Company is in material compliance with all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise.  Except as set forth in the Environmental Disclosure Letter, no litigation or proceeding arising under, relating to or in connection with any Environmental Law or Environmental Permit is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company.  Except as set forth in the Environmental Disclosure Letter, no material release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being remediated in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law.  As used in this Section 6.8, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.

Section 6.9.  Locations.  As of the Closing Date, the Companies have places of business or maintain their Accounts, Inventory and Equipment at the locations (including third party locations) set forth on Schedule 6.9 hereto, and each Company’s chief executive office is set forth on Schedule 6.9 hereto.  Schedule 6.9 hereto further specifies whether each location, as of the Closing Date, (a) is owned by the Companies, or (b) is leased by a Company from a third party, and, if leased by a Company from a third party, if a Landlord’s Waiver has been requested.  As of the Closing Date, Schedule 6.9 hereto correctly identifies the name and address of each third party location where assets of the Companies are located.

Section 6.10.  Continued Business.  There exists no actual, pending, or, to the Borrower’s knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

Section 6.11.  Employee Benefits Plans.

(a)           US Employee Benefit Plans.  Schedule 6.11 hereto identifies each ERISA Plan as of the Closing Date.  No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan.  Full payment has been made of all amounts that a Controlled Group member is required, under applicable law or under the governing documents, to have paid as a contribution to or a benefit under each ERISA Plan.  The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements.  No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan.  With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a); (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the “remedial amendment period” available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described “remedial amendment period” has not yet expired; (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described “remedial amendment period”; and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972.  With respect to any Pension Plan, the “accumulated benefit obligation” of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, “Employers’ Accounting for Pensions”) does not exceed the fair market value of Pension Plan assets.

(b)           Foreign Pension Plan and Benefit Plans.  As of the Closing Date, Schedule 6.11 hereto lists all Foreign Benefit Plans and Foreign Pension Plans currently maintained or contributed to by the Borrower and any appropriate Foreign Subsidiaries.  The Foreign Pension Plans are duly registered under all applicable laws which require registration.  The Borrower and any appropriate Foreign Subsidiaries have complied with and performed all of its obligations under and in respect of the Foreign Pension Plans and Foreign Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations) except to the extent as would not reasonably be expected to have a Material Adverse Effect.  All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Foreign Pension Plan or Foreign Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.  There are no outstanding actions or suits concerning the assets of the Foreign Pension Plans or the Foreign Benefit Plans.  Each of the Foreign Pension Plans is fully funded on an ongoing basis as required by all laws applicable to such Foreign Pension Plans (using actuarial methods and assumptions as of the date of the valuations last filed with the applicable Governmental Authorities and that are consistent with generally accepted actuarial principles).

Section 6.12.  Consents or Approvals.  No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

Section 6.13.  Solvency.  The Borrower has received consideration that is the reasonably equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent and the Lenders.  The Borrower is not insolvent as defined in any applicable state, federal or relevant foreign statute, nor will the Borrower be rendered insolvent by the execution and delivery of the Loan Documents to the Administrative Agent and the Lenders.  The Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Administrative Agent and the Lenders incurred hereunder.  The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

Section 6.14.  Financial Statements.  The audited Consolidated financial statements of the Borrower, for the fiscal year ended December 26, 2010 and the unaudited Consolidated financial statements of the Borrower for the Quarterly Reporting Period ended March 27, 2011, furnished to the Administrative Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending.  Since the dates of such statements, there has been no material adverse change in any Company’s financial condition, properties or business or any change in any Company’s accounting procedures.

Section 6.15.  Regulations.  No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America).  Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation T, U or X or any other Regulation of such Board of Governors.

Section 6.16.  Material Agreements.  Except as disclosed on Schedule 6.16 hereto, as of the Closing Date, no Company is a party to any (a) debt instrument (excluding the Loan Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its “Affiliates” (as such term is defined in the Exchange Act) other than a Company; (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days’ notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement with a third party; that, as to any such agreement described in any of subsections (a) through (g) above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

Section 6.17.  Intellectual Property.  Each Company owns, or has the right to use, all of the patents, patent applications, industrial designs, designs, trademarks, service marks, copyrights and licenses, and rights with respect to the foregoing, necessary for the conduct of its business without any known conflict with the rights of others.  Schedule 6.17 hereto sets forth all federally registered patents, trademarks, copyrights, service marks and license agreements owned by the Borrower or any Domestic Subsidiary as of the Closing Date.

Section 6.18.  Insurance.  Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies.  Schedule 6.18 hereto sets forth all insurance carried by the Companies on the Closing Date, setting forth in detail the amount and type of such insurance.

Section 6.19.  Deposit and Securities Accounts.  Schedule 6.19 hereto lists all banks, other financial institutions and Securities Intermediaries at which the Borrower or any Domestic Subsidiary maintains Deposit Accounts or Securities Accounts as of the Closing Date, and Schedule 6.19 hereto correctly identifies the name, address and telephone number of each such financial institution or Securities Intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

Section 6.20.  Accurate and Complete Statements.  Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or in the Loan Documents not misleading.  After due inquiry by the Borrower, there is no known fact that any Company has not disclosed to the Administrative Agent and the Lenders that has or is likely to have a Material Adverse Effect.

Section 6.21.  Senior Notes Documents.  No “default” or “event of default” (as each term is defined in any Senior Notes Document), or event with which the passage of time or the giving of notice, or both, would cause a default or event of default, exists, nor will exist immediately after the granting of any Loan or the issuance of any Letter of Credit under this Agreement.

Section 6.22.  Investment Company; Other Restrictions.  No Company is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.

Section 6.23.  Assigned Government Contracts.  Schedule 6.23 hereto sets forth a true, correct and complete list of all Assigned Government Contracts in effect on the Closing Date. All such Assigned Government Contracts, together with any updates provided pursuant to Section 5.3(h) hereof, are in full force and effect and no defaults currently exist thereunder (other than as described in Schedule 6.23 hereto or in such updates).  Except as set forth in Schedule 6.23, no Assigned Government Contract (a) contains any provision permitting reduction or set offs of amounts to be paid thereunder, (b) contains any provision restricting assignments of sums due thereunder to the Administrative Agent, or (c) has been assigned to any other Person.

Section 6.24.  Pledged Notes.  Each Pledged Note constitutes a valid obligation of the maker thereof, and is enforceable according to its tenor and free from any defense or offset of any kind.  No default has occurred under any Pledged Note.  Each Credit Party has a valid, duly perfected security interest in and lien on all of the property that serves to secure its Pledged Notes.  Each Credit Party’s security interest constitutes the first and only lien upon such property and, to such Credit Party’s knowledge, constitutes the first and only lien upon such property and, to such Credit Party’s knowledge, no other party claims to have any right, title or interest of any kind in or to such property other than such Credit Party.  No Credit Party has any obligations to make any further or additional loans or advances to, or purchases of securities from, any maker with respect to any of the Pledged Notes of such Credit Party.  No Pledged Note of any Credit Party is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person.

Section 6.25.  Pledged Securities.

(a)           Each Credit Party is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Securities such Credit Party purports to own, and such Pledged Securities are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option, warrant or other encumbrance whatsoever, nor to any agreement purporting to grant to any third party a security interest in the property or assets of such Credit Party that would include such Pledged Securities, except as permitted pursuant to this Agreement.

(b)           All of the Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

(c)           If the Pledged Securities are “restricted securities” within the meaning of Rule 144, or any amendment thereof, promulgated under the Securities Act of 1933, as amended, as determined by counsel for any Credit Party, such Credit Party further represents and warrants that (a) such Credit Party has been the beneficial owner of the Pledged Securities for a period of at least one year prior to the date hereof, (b) the full purchase price or other consideration for the Pledged Securities has been paid or given at least one year prior to the date hereof, and (c) such Credit Party does not have a short position in or any put or other option to dispose of any securities of the same class as the Pledged Securities or any other securities convertible into securities of such class.

Section 6.26.  Defaults.  No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

ARTICLE VII. SECURITY

Section 7.1.  Security Interest in Collateral.  In consideration of and as security for the full and complete payment of all of the Secured Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders (and affiliates thereof that hold Secured Obligations), a security interest in the Collateral.

Section 7.2.  Cash Management System.  The Borrower shall establish and maintain, until the payment in full of the Secured Obligations and the termination of the Commitment, the cash management systems described below:

(a)           Lockbox. On or before the Closing Date, the Credit Parties shall (i) establish a lockbox arrangement with the Administrative Agent, on behalf of the Lenders (one or more lockboxes hereunder collectively referred to herein as the “Lockbox”), which shall be governed by the Master Agreement, and, within sixty (60) days after the Closing Date, shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward all Collections either (A) directly to the Lockbox, or (B) directly to one or more Cash Collateral Accounts by wire transfer (if the Credit Parties neglect or refuse to notify any such Account Debtor to remit all such Collections to the Lockbox, the Administrative Agent shall be entitled to make such notification), (ii) hold in trust for the Administrative Agent, as fiduciary for the Administrative Agent, all checks, cash and other items of payment received by the Credit Parties, and (iii) not commingle any Collections with any other funds or property of the Credit Parties, but will hold such funds separate and apart in trust and as fiduciary for the Administrative Agent until deposit is made into the Cash Collateral Accounts.

(b)           Cash Collateral Accounts.  On or before the Closing Date, the Credit Parties shall have established one or more Cash Collateral Accounts with the Administrative Agent, on behalf of the Lenders.  All Collections from sales of Inventory and services rendered or from Account Debtors sent to the Lockbox shall be deposited directly on a daily basis, and in any event no later than the first Business Day after the date of receipt thereof, into the Cash Collateral Accounts in the identical form in which such Collections were made (except for any necessary endorsements) whether by cash or check.  All amounts deposited in the Cash Collateral Accounts from the Lockbox or any other source shall be under the sole and exclusive control of the Administrative Agent.  The Credit Parties shall have no interest in or control over such funds.  The Cash Collateral Account shall not be subject to any deduction, set off, banker’s lien or any other right in favor of any Person other than the Administrative Agent.  At all times other than during a Non-Transfer Period, all amounts deposited in the Cash Collateral Account shall be deposited into the Operating Accounts on a daily basis.

(c)           Operating Accounts.  The Borrower shall maintain, in its name, one or more Operating Accounts with the Administrative Agent, into which account the Administrative Agent shall, from time to time, deposit proceeds of the Revolving Loans made to the Borrower for use by the Companies in accordance with the provisions of Section 5.18 hereof.  Unless otherwise agreed by the Administrative Agent and the Borrower, any Revolving Loan requested by the Borrower and made under this Agreement shall be deposited into the Operating Account.  During a Non-Transfer Period, the Borrower shall not accumulate or maintain cash in the Operating Accounts or payroll or other such accounts, as of any date of determination, in excess of checks outstanding against the Controlled Disbursement Account (or Controlled Disbursement Accounts) and other deposit accounts approved by the Administrative Agent (such as medical benefit accounts, flexible spending accounts and automated clearing house accounts) as of that date, and amounts necessary to meet minimum balance requirements; provided that, notwithstanding the foregoing, the Borrower may maintain cash in the Operating Accounts at any time there are no Loans outstanding and at all times other than during a Non-Transfer Period.

(d)           Controlled Disbursement Accounts.  The Credit Parties shall maintain, in the name of the Borrower, one or more Controlled Disbursement Accounts with the Administrative Agent.  During any Non-Transfer Period, (i) the Borrower shall base its requests for Revolving Loans on, among other things, the daily balance of the Controlled Disbursement Account (or Controlled Disbursement Accounts); and (ii) the Borrower shall not, and shall not cause or permit any Company to, maintain cash in any Controlled Disbursement Account, as of any date of determination, in excess of checks outstanding against such account as of that date, and amounts necessary to meet minimum balance requirements.

(e)           Lockbox and Security Accounts.  The Lockbox established pursuant to the Lockbox agreement and the Cash Collateral Accounts, the Operating Accounts and the Controlled Disbursement Accounts shall be Security Accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Secured Obligations.

(f)           Costs of Collection.  All service charges and costs related to the establishment and maintenance of the Security Accounts shall be the sole responsibility of the Borrower, whether the same are incurred by the Administrative Agent or the Credit Parties.  The Credit Parties hereby indemnifies and holds the Administrative Agent harmless from and against any loss or damage with respect to any deposits made in the Security Accounts that are dishonored or returned for any reason.  If any deposits are dishonored or returned unpaid for any reason, the Administrative Agent, in its sole discretion, may charge the amount thereof against the Cash Collateral Accounts or any other Security Account or other Deposit Account of the Credit Parties.  The Administrative Agent shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of the Administrative Agent, except losses or damages resulting from the Administrative Agent’s own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(g)           Return of Funds.  Upon the payment in full of the Secured Obligations (other than continuing indemnification obligations) and the termination of the Commitment hereunder, (i) the Administrative Agent’s security interests and other rights in funds in the Security Accounts shall terminate, (ii) all rights to such funds shall revert to the Credit Parties, as applicable, and (iii) the Administrative Agent will, at the Borrower’s expense, take such steps as the Borrower may reasonably request to evidence the termination of such security interests and to effect the return to the Credit Parties of such funds.

(h)           Attorney-in-Fact to Endorse Documents.  The Administrative Agent, or the Administrative Agent’s designated agent, is hereby constituted and appointed attorney-in-fact for each Credit Party with authority and power to endorse any and all instruments, documents, and chattel paper upon the failure of such Credit Party to do so.  Such authority and power, being coupled with an interest, shall be (i) irrevocable until all of the Secured Obligations are paid, (ii) exercisable by the Administrative Agent at any time and without any request upon any Credit Party by the Administrative Agent to so endorse, and (iii) exercisable in the name of the Administrative Agent or any Credit Party.  Each Credit Party hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof.  The Administrative Agent shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

Section 7.3.  Collections and Receipt of Proceeds by the Administrative Agent.  Each Credit Party hereby constitutes and appoints the Administrative Agent, or the Administrative Agent’s designated agent, as the Borrower’s attorney-in-fact to exercise, at any time, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Secured Obligations:

(a)           to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in the name of the Administrative Agent or such Credit Party, any and all of such Credit Party’s cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral.  Each Credit Party hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof.  The Administrative Agent shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

(b)           to transmit to Account Debtors, on any or all of such Credit Party’s Accounts, after the occurrence of an Event of Default, notice of assignment to the Administrative Agent, for the benefit of the Lenders, thereof and the security interest therein, and to request from such Account Debtors at any time, in the name of the Administrative Agent or such Credit Party, information concerning the Borrower’s Accounts and the amounts owing thereon;

(c)           after the occurrence of an Event of Default, to transmit to purchasers of any or all of such Credit Party’s Inventory, notice of the Administrative Agent’s security interest therein, and to request from such purchasers at any time, in the name of the Administrative Agent or such Credit Party, information concerning such Credit Party’s Inventory and the amounts owing thereon by such purchasers;

(d)           after the occurrence of an Event of Default, to notify and require Account Debtors on such Credit Party’s Accounts and purchasers of such Credit Party’s Inventory to make payment of their indebtedness directly to the Administrative Agent;

(e)           after the occurrence of an Event of Default, to take or bring, in the name of the Administrative Agent or such Credit Party, all steps, actions, suits, or proceedings deemed by the Administrative Agent necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

(f)           to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same into such Credit Party’s Cash Collateral Account or, at the option of the Administrative Agent, to apply them as a payment against the Loans or any other Secured Obligations in accordance with this Agreement.

Section 7.4.  Administrative Agent’s Authority Under Pledged Notes.  For the better protection of the Administrative Agent and the Lenders hereunder, each Credit Party, as appropriate, has executed (or will execute, with respect to future Pledged Notes) an appropriate endorsement on (or separate from) each Pledged Note and has deposited (or will deposit, with respect to future Pledged Notes) such Pledged Note with the Administrative Agent, for the benefit of the Lenders.  Such Credit Party irrevocably authorizes and empowers the Administrative Agent, for the benefit of the Lenders, to, after the occurrence and during the continuation of an Event of Default, (a) ask for, demand, collect and receive all payments of principal of and interest on the Pledged Notes; (b) compromise and settle any dispute arising in respect of the foregoing; (c) execute and deliver vouchers, receipts and acquittances in full discharge of the foregoing; (d) exercise, in the Administrative Agent’s discretion, any right, power or privilege granted to the holder of any Pledged Note by the provisions thereof including, without limitation, the right to demand security or to waive any default thereunder; (e) endorse such Credit Party’s name to each check or other writing received by the Administrative Agent as a payment or other proceeds of or otherwise in connection with any Pledged Note; (f) enforce delivery and payment of the principal and/or interest on the Pledged Notes, in each case by suit or otherwise as the Administrative Agent may desire; and (g) enforce the security, if any, for the Pledged Notes by instituting foreclosure proceedings, by conducting public or other sales or otherwise, and to take all other steps as the Administrative Agent, in its discretion, may deem advisable in connection with the forgoing; provided, however, that nothing contained or implied herein or elsewhere shall obligate the Administrative Agent to institute any action, suit or proceeding or to make or do any other act or thing contemplated by this Section 7.4 or prohibit the Administrative Agent from settling, withdrawing or dismissing any action, suit or proceeding or require the Administrative Agent to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.

Section 7.5.                      Commercial Tort Claims.  If the Borrower shall at any time hold or acquire a Commercial Tort Claim, the Borrower shall promptly notify the Administrative Agent thereof in a writing signed by the Borrower, that sets forth the details thereof and grants to the Administrative Agent (for the benefit of the Lenders) a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be prepared by and in form and substance reasonably satisfactory to the Administrative Agent.

Section 7.6.  Use of Inventory and Equipment.  Until the exercise by the Administrative Agent and the Required Lenders of their rights under Article IX hereof, each Credit Party may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business or as otherwise permitted by this Agreement; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on such Credit Party’s business.

ARTICLE VIII.  EVENTS OF DEFAULT

Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):

Section 8.1.  Payments.  If (a) the interest on any Loan, any commitment or other fee, or any other Obligation not listed in subpart (b) hereof, shall not be paid in full when due and payable or within three Business Days thereafter, or (b) the principal of any Loan or any reimbursement obligation under any Letter of Credit that has been drawn shall not be paid in full when due and payable.

Section 8.2.  Special Covenants.  If any Company shall fail or omit to perform and observe Section 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.15, 5.18, 5.21(a), 5.27, 5.28, 5.29, 5.30 or 5.31 hereof.

Section 8.3.  Other Covenants.

(a)           If any Company shall fail or omit to perform and observe Section 5.3 or 5.4, and that Default shall not have been fully corrected within five days after the earlier of (i) any Financial Officer of such Company becomes aware of the occurrence thereof, or (ii) the giving of written notice thereof to the Borrower by the Administrative Agent that the specified Default is to be remedied.

(b)           If any Company shall fail or omit to perform or observe any agreement or other provision (other than those referred to in Section 8.1, 8.2 or 8.3(a) hereof) contained or referred to in this Agreement or any Related Writing that is on such Company’s part to be complied with, and that Default shall not have been fully corrected within fifteen (15) days after the earlier of (i) any Financial Officer of such Company becomes aware of the occurrence thereof, or (ii) the giving of written notice thereof to the Borrower by the Administrative Agent or the Required Lenders that the specified Default is to be remedied.

Section 8.4.  Representations and Warranties.  If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company to the Administrative Agent or the Lenders, or any thereof, shall be false or erroneous.

Section 8.5.  Cross Default.

(a)           If any Company shall default in the payment of principal or interest due and owing under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity; or

(b)           If an “event of default”, a “default” or an event with which the passage of time or the giving of notice, or both, would cause a default or event of default (other than defaults that have been cured within applicable grace periods or have otherwise been waived in writing) shall occur under the Senior Notes Documents.

Section 8.6.  ERISA Default.  The occurrence of one or more ERISA Events that (a) the Required Lenders determine could have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Company.

Section 8.7.  Change in Control.  If any Change in Control shall occur.

Section 8.8.  Judgments.  There is entered against any Company:

(a)           a final judgment or order for the payment of money by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all such Companies, shall exceed the lesser of (i) the Revolving Credit Availability, or (ii) Three Million Five Hundred Thousand Dollars ($3,500,000) (less any amount that will be covered by the proceeds of insurance and is not subject to dispute by the insurance provider); or

(b)           any one or more non-monetary final judgments that are not covered by insurance, or, if covered by insurance, for which the insurance company has not agreed to or acknowledged coverage, and that, in either case, the Required Lenders reasonably determine have, or could be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (i) enforcement proceedings are commenced by the prevailing party or any creditor upon such judgment or order, or (ii) there is a period of three consecutive Business Days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

Section 8.9.  Material Adverse Change.  There shall have occurred any condition or event that the Administrative Agent or the Required Lenders determine has or is reasonably likely to have a Material Adverse Effect.

Section 8.10.  Security.  If any Lien granted in this Agreement or any other Loan Document in favor of the Administrative Agent, for the benefit of the Lenders, shall be determined to be (a) void, voidable or invalid, or is subordinated or not otherwise given the priority contemplated by this Agreement and the Intercreditor Agreement and the Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters, or (b) unperfected as to any material amount of Collateral (as determined by the Administrative Agent, in its reasonable discretion) and the Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters.

Section 8.11.  Validity of Loan Documents.  If (a) any material provision, in the sole opinion of the Administrative Agent, of any Loan Document shall at any time cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Administrative Agent and the Lenders the benefits purported to be created thereby.

Section 8.12.  Solvency.  If any Company (other than a Dormant Subsidiary) shall (a) except as permitted pursuant to Section 5.12 hereof, discontinue business; (b) generally not pay its debts as such debts become due; (c) make a general assignment for the benefit of creditors; (d) apply for or consent to the appointment of an interim receiver, a receiver, a receiver and manager, an administrator, sequestrator, monitor, a custodian, a trustee, an interim trustee, liquidator, agent or other similar official of all or a substantial part of its assets or of such Company; (e) be adjudicated a debtor or insolvent or have entered against it an order for relief under the Bankruptcy Code, or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or law, foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be; (f) file a voluntary petition under the Bankruptcy Code or seek relief under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States, or file a proposal or notice of intention to file such petition; (g) have an involuntary proceeding under the Bankruptcy Code filed against it and the same shall not be controverted within ten days, or shall continue undismissed for a period of sixty (60) days from commencement of such proceeding or case; (h) file a petition, an answer, an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors; (i) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or of such Company; (j) have an administrative receiver appointed over the whole or substantially the whole of its assets, or of such Company; (k) have assets, the value of which is less than its liabilities (taking into account prospective and contingent liabilities, and rights of contribution from other Persons); or (l) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.

ARTICLE IX.  REMEDIES UPON DEFAULT

Notwithstanding any contrary provision or inference herein or elsewhere:

Section 9.1.  Optional Defaults.  If any Event of Default referred to in Section 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10 or 8.11 hereof shall occur, the Administrative Agent may, with the consent of the Required Lenders, and shall, at the written request of the Required Lenders, give written notice to the Borrower to:

(a)           terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan, and the obligation of the Fronting Lender to issue any Letter of Credit, immediately shall be terminated; and/or

(b)           accelerate the maturity of all of the Obligations (if the Obligations are not already due and payable), whereupon all of the Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower.

Section 9.2.  Automatic Defaults.  If any Event of Default referred to in Section 8.12 hereof shall occur:

(a)           all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Fronting Lender be obligated to issue any Letter of Credit; and

(b)           the principal of and interest then outstanding on all of the Loans, and all of the other Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower.

Section 9.3.  Letters of Credit.  If the maturity of the Obligations shall be accelerated pursuant to Section 9.1 or 9.2 hereof, the Borrower shall immediately deposit with the Administrative Agent, as security for the obligations of the Borrower and any Guarantor of Payment to reimburse the Administrative Agent and the Lenders for any then outstanding Letters of Credit, cash equal to one hundred five percent (105%) of the sum of the aggregate undrawn balance of any then outstanding Letters of Credit.  The Administrative Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender (or any affiliate of such Lender, wherever located) to or for the credit or account of any Credit Party, as security for the obligations of the Borrower and any Guarantor of Payment to reimburse the Administrative Agent and the Lenders for any then outstanding Letters of Credit.

Section 9.4.  Offsets.  If there shall occur or exist any Event of Default referred to in Section 8.12 hereof or if the maturity of the Obligations is accelerated pursuant to Section 9.1 or 9.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all of the Obligations then owing by the Borrower or a Guarantor of Payment to such Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.2(b), 2.2(c) or 9.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Lender (including, without limitation, by branches and agencies or any affiliate of such Lender, wherever located) to or for the credit or account of the Borrower or any Guarantor of Payment, all without notice to or demand upon the Borrower or any other Person, all such notices and demands being hereby expressly waived by the Borrower.

Section 9.5.  Equalization Provisions.  Each Lender agrees with the other Lenders that if it, at any time, shall obtain any Advantage over the other Lenders or any thereof in respect of the Obligations (except as to Swing Loans and Letters of Credit prior to the Administrative Agent’s giving of notice to participate and except under Article III hereof), it shall purchase from the other Lenders, for cash and at par, such additional participation in the Obligations as shall be necessary to nullify the Advantage.  If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) ratably to the extent of the recovery.  Each Lender further agrees with the other Lenders that if it at any time shall receive any payment for or on behalf of the Borrower on any Indebtedness owing by the Borrower pursuant to this Agreement (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other indebtedness, by counterclaim or cross-action, by the enforcement of any right under any Loan Document, or otherwise), it will apply such payment first to any and all Obligations owing by the Borrower to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to this Section 9.5 or any other section of this Agreement).  Each Credit Party agrees that any Lender so purchasing a participation from the other Lenders or any thereof pursuant to this Section 9.5 may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

Section 9.6.  Collateral.  The Administrative Agent and the Lenders shall at all times have the rights and remedies of a secured party under the U.C.C., in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other Related Writing executed by the Borrower or otherwise provided in law or equity.  Upon the occurrence of an Event of Default and at all times thereafter, the Administrative Agent may require the Borrower to assemble the Collateral, which the Borrower agrees to do, and make it available to the Administrative Agent and the Lenders at a reasonably convenient place to be designated by the Administrative Agent.  The Administrative Agent may, with or without notice to or demand upon the Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to the Borrower.  After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to the Borrower personally or any other Person or property, all of which the Borrower hereby waives, and upon such terms and in such manner as the Administrative Agent may deem advisable, the Administrative Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time.  No prior notice need be given to the Borrower or to any other Person in the case of any sale of Collateral that the Administrative Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case the Administrative Agent shall give the Borrower not fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made.  The Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale.  At any such public sale, the Administrative Agent or the Lenders may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights the Borrower hereby waives and releases.  After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, the Administrative Agent may apply the net proceeds of each such sale to or toward the payment of the Secured Obligations, whether or not then due, in such order and by such division as the Administrative Agent, in its sole discretion, may deem advisable.  Any excess, to the extent permitted by law, shall be paid to the Borrower, and the Borrower shall remain liable for any deficiency.  In addition, the Administrative Agent shall at all times have the right to obtain new appraisals of the Borrower or the Collateral, the cost of which shall be paid by the Borrower.

Section 9.7.  Other Remedies.  The remedies in this Article IX are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lenders may be entitled.  The Administrative Agent shall exercise the rights under this Article IX and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

Section 9.8.  Application of Proceeds.

(a)           Payments Prior to Exercise of Remedies.  Prior to the exercise by the Administrative Agent, on behalf of the Lenders, of remedies under this Agreement or the other Loan Documents, all monies received by the Administrative Agent in connection with the Revolving Credit Commitment shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, to the Loans and Letters of Credit, as appropriate; provided that the Administrative Agent shall have the right at all times to apply any payment received from the Borrower first to the payment of all obligations (to the extent not paid by the Borrower) incurred by the Administrative Agent pursuant to Section 11.5 hereof and to the payment of Related Expenses.

(b)           Payments Subsequent to Exercise of Remedies.  After the exercise by the Administrative Agent or the Required Lenders of remedies under this Agreement or the other Loan Documents, all monies received by the Administrative Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, as follows:

(i)           first, to the payment of all obligations (to the extent not paid by the Borrower) incurred by the Administrative Agent pursuant to Section 11.5 hereof and to the payment of Related Expenses;

(ii)           second, to the payment pro rata of (A) interest then accrued and payable on the outstanding Loans, (B) any fees then accrued and payable to the Administrative Agent, and (C) any fees then accrued and payable to the Fronting Lender or the holders of the Letter of Credit Commitment in respect of the Letter of Credit Exposure;

(iii)           third, for payment of (A) principal outstanding on the Loans and the Letter of Credit Exposure, on a pro rata basis to the Lenders, based upon each such Lender’s Commitment Percentage, provided that the amounts payable in respect of the Letter of Credit Exposure shall be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof, and, if any Letter of Credit shall expire without being drawn, then the amount with respect to such Letter of Credit shall be distributed to the Lenders, on a pro rata basis in accordance with this subsection (iii), (B) the Indebtedness under any Hedge Agreement with a Lender (or an entity that is an affiliate of a then existing Lender), such amount to be based upon the net termination obligation of the Borrower under such Hedge Agreement, and (C) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; with such payment to be pro rata among (A), (B) and (C) of this subsection (iii); and

(iv)           finally, any remaining surplus after all of the Secured Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

ARTICLE X.  THE ADMINISTRATIVE AGENT

The Lenders authorize KeyBank and KeyBank hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

Section 10.1.  Appointment and Authorization.  Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto, including, without limitation, to execute and deliver the Intercreditor Agreement on behalf of the Lenders.  Neither the Administrative Agent nor any of its affiliates, directors, officers, attorneys or employees shall (a) be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct (as determined by a final judgment of a court of competent jurisdiction), or be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (b) be under any obligation to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower or any other Company, or the financial condition of the Borrower or any other Company, or (c) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or Letters of Credit or any of the Loan Documents.  Each Lender, by becoming a party to this Agreement, agrees to be bound by and subject to the terms and conditions of the Intercreditor Agreement as if it were an original party thereto.  Notwithstanding any provision to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 10.2.  Note Holders.  The Administrative Agent may treat the payee of any Note as the holder thereof (or, if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent) until written notice of transfer shall have been filed with the Administrative Agent, signed by such payee and in form satisfactory to the Administrative Agent.

Section 10.3.  Consultation With Counsel.  The Administrative Agent may consult with legal counsel selected by the Administrative Agent and shall not be liable for any action taken or suffered in good faith by the Administrative Agent in accordance with the opinion of such counsel.

Section 10.4.  Documents.  The Administrative Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

Section 10.5.  Administrative Agent and Affiliates.  KeyBank and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Companies and Affiliates as though KeyBank were not the Administrative Agent hereunder and without notice to or consent of any Lender.  Each Lender acknowledges that, pursuant to such activities, KeyBank or its affiliates may receive information regarding any Company or any Affiliate (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to other Lenders.  With respect to Loans and Letters of Credit (if any), KeyBank and its affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though KeyBank were not the Administrative Agent, and the terms “Lender” and “Lenders” include KeyBank and its affiliates, to the extent applicable, in their individual capacities.

Section 10.6.  Knowledge or Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable, in its discretion, for the protection of the interests of the Lenders.

Section 10.7.  Action by Administrative Agent.  Subject to the other terms and conditions hereof, so long as the Administrative Agent shall be entitled, pursuant to Section 10.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement.  The Administrative Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent’s acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

Section 10.8.  Release of Collateral or Guarantor of Payment.  In the event of a transfer of assets permitted by Section 5.12 hereof or otherwise permitted pursuant to this Agreement where the proceeds of such transfer are applied in accordance with the terms of this Agreement to the extent required to be so applied, or in the event of a merger or consolidation or similar event, permitted pursuant to this Agreement, the Administrative Agent, at the request and expense of the Borrower, is hereby authorized by the Lenders to (a) release the relevant Collateral from this Agreement or any other Loan Document, (b) release a Guarantor of Payment in connection with such permitted transfer, and (c) duly assign, transfer and deliver to the affected Person (without recourse and without any representation or warranty) such Collateral as is then (or has been) so transferred or released and as may be in possession of the Administrative Agent and has not theretofore been released pursuant to this Agreement.

Section 10.9.  Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

Section 10.10.  Indemnification of Administrative Agent.  The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as agent in any way relating to or arising out of this Agreement or any other Loan Document or the Intercreditor Agreement, or any action taken or omitted by the Administrative Agent with respect to this Agreement or any other Loan Document, or the Intercreditor Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction, or from any action taken or omitted by the Administrative Agent in any capacity other than as agent under this Agreement, the Intercreditor Agreement or any other Loan Document.  No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.10.  The undertaking in this Section 10.10 shall survive repayment of the Loans, cancellation of the Notes, if any, expiration or termination of the Letters of Credit, termination of the Commitment, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of the agent.

Section 10.11.  Successor Administrative Agent.  The Administrative Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to the Borrower and the Lenders.  If the Administrative Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders (with the consent of the Borrower so long as an Event of Default does not exist and which consent shall not be unreasonably withheld), or (b) if a successor administrative agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent’s notice to the Lenders of its resignation, then the Administrative Agent shall appoint a successor administrative agent that shall serve as administrative agent until such time as the Required Lenders appoint a successor administrative agent.  If no successor administrative agent has accepted appointment as the Administrative Agent by the date that is thirty (30) days following a retiring administrative agent’s notice of resignation, the retiring administrative agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above.  Upon its appointment, such successor administrative agent shall succeed to the rights, powers and duties as administrative agent, and the term “Administrative Agent” means such successor effective upon its appointment, and the former administrative agent’s rights, powers and duties as administrative agent shall be terminated without any other or further act or deed on the part of such former administrative agent or any of the parties to this Agreement.  After any retiring Administrative Agent’s resignation as the Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents.

Section 10.12.  Fronting Lender.  The Fronting Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by the Fronting Lender and the documents associated therewith.  The Fronting Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Fronting Lender in connection with the Letters of Credit and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Article X, included the Fronting Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Fronting Lender.

Section 10.13.  Swing Line Lender.  The Swing Line Lender shall act on behalf of the Lenders with respect to any Swing Loans.  The Swing Line Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with the Swing Loans as fully as if the term “Administrative Agent”, as used in this Article X, included the Swing Line Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Swing Line Lender.

Section 10.14.  Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, (a) the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent) allowed in such judicial proceedings, and (ii) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.15.  No Reliance on Administrative Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s or its affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other anti-terrorism law, including any programs involving any of the following items relating to or in connection with the Borrower, its Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

Section 10.16.  Other Agents.  The Administrative Agent shall have the continuing right from time to time to designate one or more Lenders (or its or their affiliates as “syndication agent”, “co-syndication agent”, “documentation agent”, “co-documentation agent”, “book runner”, “lead arranger”, “arrangers” or other designations for purposes hereof, but (a) any such designation shall have no substantive effect, and (b) any such Lender and its affiliates shall have no additional powers, duties, responsibilities or liabilities as a result thereof.

ARTICLE XI.  MISCELLANEOUS

Section 11.1.  Lenders’ Independent Investigation.  Each Lender, by its signature to this Agreement, acknowledges and agrees that the Administrative Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Administrative Agent and such Lender.  Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that the Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by the Administrative Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter.  Each Lender further represents that it has reviewed each of the Loan Documents, including, but not limited to, the Intercreditor Agreement.

Section 11.2.  No Waiver; Cumulative Remedies.  No omission or course of dealing on the part of the Administrative Agent, any Lender or the holder of any Note (or, if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent) in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents.  The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held under any of the Loan Documents or by operation of law, by contract or otherwise.

Section 11.3.  Amendments, Waivers and Consents.

(a)           General Rule.  No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           Exceptions to the General Rule.  Notwithstanding the provisions of subsection (a) of this Section 11.3:

(i)           Requirements.  Subject to subpart (ii) below, no amendment, modification, waiver or consent shall (A) extend or increase the Commitment of any Lender without the written consent of such Lender, (B) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any commitment fees payable hereunder without the written consent of each Lender directly affected thereby, (C) reduce the principal amount of any Loan, the stated rate of interest thereon (provided that the institution of the Default Rate or post default interest and a subsequent removal of the Default Rate or post default interest shall not constitute a decrease in interest rate pursuant to this Section 11.3), the stated rate of any commitment fees payable hereunder, the amount of principal to be reimbursed when a Letter of Credit is drawn, or the stated rate of any Letter of Credit fees payable for the pro rata benefit of the Lenders, without the consent of each Lender directly affected thereby (except for periodic adjustments of interest rates and commitment fees resulting from a change in the Applicable Margin as provided for in this Agreement), (D) change any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, without the unanimous consent of the Lenders, (E) release the Borrower or any Guarantor of Payment except in connection with a merger or sale of assets permitted pursuant to Section 5.12 hereof without the unanimous consent of the Lenders, (F) release all or substantially all of the Collateral, securing the Secured Obligations, except as specifically permitted hereunder, without the unanimous consent of the Lenders, or (G) amend this Section 11.3 or Section 9.5 or 9.8 hereof without the unanimous consent of the Lenders.

(ii)           Provisions Relating to Special Rights and Duties.  No provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent.  No provision of this Agreement relating to the rights or duties of the Fronting Lender in its capacity as such shall be amended, modified or waived without the consent of the Fronting Lender.  No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

(c)           Replacement of Non-Consenting Lender.  If, in connection with any proposed amendment, waiver or consent hereunder, (i) the consent of all Lenders is required, but only the consent of Required Lenders is obtained, or (ii) the consent of Required Lenders is required, but the consent of the Required Lenders is not obtained (any Lender withholding consent as described in subparts (i) and (ii) hereof being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not the Non-Consenting Lender, the Administrative Agent may, at the sole expense of the Borrower, upon notice to such Non-Consenting Lender and the Borrower, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof) all of its interests, rights and obligations under this Agreement to an Eligible Transferee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from such Eligible Transferee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

(d)           Generally.  Notice of amendments, waivers or consents ratified by the Lenders hereunder shall be forwarded by the Administrative Agent to all of the Lenders.  Each Lender or other holder of a Note, or if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent (or interest in any Loan or Letter of Credit) shall be bound by any amendment, waiver or consent obtained as authorized by this Section 11.3, regardless of its failure to agree thereto.

Section 11.4.  Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to the Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Lender, mailed or delivered to it, addressed to the address of such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties.  All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when hand delivered, delivered by overnight courier or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt (if received during a Business Day, otherwise the following Business Day).  All notices from the Borrower to the Administrative Agent or the Lenders pursuant to any of the provisions hereof shall not be effective until received by the Administrative Agent or the Lenders, as the case may be.  For purposes of Article II hereof, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an Authorized Officer, and the Borrower shall hold the Administrative Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

Section 11.5.  Costs, Expenses and Documentary Taxes.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent and all Related Expenses, including but not limited to (a) syndication, administration, travel and out-of-pocket expenses, including but not limited to attorneys’ fees and expenses, of the Administrative Agent in connection with the preparation, negotiation and closing of the Loan Documents and the Intercreditor Agreement and the administration of the Loan Documents and the Intercreditor Agreement, and the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of the Administrative Agent in connection with the administration of the Loan Documents, the Intercreditor Agreement and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for the Administrative Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto.  The Borrower also agrees to pay on demand all costs and expenses (including Related Expenses) of the Administrative Agent and the Lenders, including reasonable attorneys’ fees and expenses, in connection with the restructuring or enforcement of the Obligations, this Agreement or any Related Writing, or the Intercreditor Agreement.  In addition, the Borrower shall pay any and all stamp, transfer, documentary and other taxes, assessments, charges and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, the Intercreditor Agreement and the other instruments and documents to be delivered hereunder, and agrees to hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees.  All obligations provided for in this Section 11.5 shall survive any termination of this Agreement.

Section 11.6.  Indemnification.  The Borrower agrees to defend, indemnify and hold harmless the Administrative Agent and the Lenders (and their respective affiliates, officers, directors, attorneys, agents and  employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or the Administrative Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document the Intercreditor Agreement or any actual or proposed use of proceeds of the Loans or any of the Obligations, or any activities of any Company or its Affiliates; provided that no Lender nor the Administrative Agent shall have the right to be indemnified under this Section 11.6 for its own (or its respective affiliates’, officers’, directors’, attorneys’, agents’ or employees’) gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.  All obligations provided for in this Section 11.6 shall survive any termination of this Agreement.

Section 11.7.  Obligations Several; No Fiduciary Obligations.  The obligations of the Lenders hereunder are several and not joint.  Nothing contained in this Agreement and no action taken by the Administrative Agent or the Lenders pursuant hereto shall be deemed to constitute the Administrative Agent or the Lenders a partnership, association, joint venture or other entity.  No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default.  The relationship between the Borrower and the Lenders with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and neither the Administrative Agent nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

Section 11.8.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and by facsimile signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 11.9.  Binding Effect; Borrower’s Assignment.  This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each of the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and all of the Lenders.

Section 11.10.  Lender Assignments.

(a)           Assignments of Commitments.  Each Lender shall have the right at any time or times to assign to an Eligible Transferee (other than to a Lender that shall not be in compliance with this Agreement), without recourse, all or a percentage of all of the following: (i) such Lender’s Commitment, (ii) all Loans made by that Lender, (iii) such Lender’s Notes, and (iv) such Lender’s interest in any Letter of Credit or Swing Loan, and any participation purchased pursuant to Section 2.2(b) or 2.2(c) or Section 9.5 hereof.

(b)           Prior Consent.  No assignment may be consummated pursuant to this Section 11.10 without the prior written consent of the Borrower and the Administrative Agent (other than an assignment by any Lender to any affiliate of such Lender which affiliate is an Eligible Transferee and either wholly-owned by a Lender or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Lender, or to another Lender), which consent of the Borrower and the Administrative Agent shall not be unreasonably withheld; provided that the consent of the Borrower shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist.  Anything herein to the contrary notwithstanding, any Lender may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Lender from its obligations hereunder.

(c)           Minimum Amount.  Each such assignment shall be in a minimum amount of the lesser of One Million Dollars ($1,000,000) of the assignor’s Commitment and interest herein, or the entire amount of the assignor’s Commitment and interest herein.

(d)           Assignment Fee.  Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to the Administrative Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500).

(e)           Assignment Agreement.  Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (i) cause the assignee to execute and deliver to the Borrower and the Administrative Agent an Assignment Agreement, and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to the Administrative Agent such additional amendments, assurances and other writings as the Administrative Agent may reasonably require.

(f)           Non-U.S. Assignee.  If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Lender shall cause such assignee, at least five Business Days prior to the effective date of such assignment, (i) to represent to the assignor Lender (for the benefit of the assignor Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (ii) to furnish to the assignor Lender (and, in the case of any assignee registered in the Register (as defined below), the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form W-8ECI, Form W-8IMY or U.S. Internal Revenue Service Form W-8BEN, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder), and (iii) to agree (for the benefit of the assignor, the Administrative Agent and the Borrower) to provide to the assignor Lender (and, in the case of any assignee registered in the Register, to the Administrative Agent and the Borrower) a new Form W-8ECI or Form W-8BEN, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

(g)           Deliveries by the Borrower.  Upon satisfaction of all applicable requirements specified in subsections (a) through (f) above, the Borrower shall execute and deliver (i) to the Administrative Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by the Borrower in connection with the Assignment Agreement, and (ii) to the assignee, if requested, and the assignor, if applicable, an appropriate Note or Notes.  After delivery of the new Note or Notes, the assignor’s Note or Notes, if any, being replaced shall be returned to the Borrower marked “replaced”.

(h)           Effect of Assignment.  Upon satisfaction of all applicable requirements set forth in subsections (a) through (g) above, and any other condition contained in this Section 11.10, (i) the assignee shall become and thereafter be deemed to be a “Lender” for the purposes of this Agreement, (ii) the assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor’s entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a “Lender” and (iv) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

(i)           The Administrative Agent to Maintain Register.  The Administrative Agent shall maintain at the address for notices referred to in Section 11.4 hereof a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

Section 11.11.  Sale of Participations.  Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more Eligible Transferees (each a “Participant”) in all or a portion of its rights or obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Note, if any, held by it); provided that:

(a)           any such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged;

(b)           such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(c)           the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;

(d)           such Participant shall be bound by the provisions of Section 9.5 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and

(e)           no Participant (unless such Participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant’s consent, take action of the type described as follows:

(i)           increase the portion of the participation amount of any Participant over the amount thereof then in effect, or extend the Commitment Period, without the written consent of each Participant affected thereby; or

(ii)           reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest on any Loan, or reduce the commitment fee, without the written consent of each Participant affected thereby.

The Borrower agrees that any Lender that sells participations pursuant to this Section 11.11 shall still be entitled to the benefits of Article III hereof, notwithstanding any such transfer; provided that the obligations of the Borrower shall not increase as a result of such transfer and the Borrower shall have no obligation to any Participant.

Section 11.12.  Replacement of Affected Lenders.  Each Lender agrees, that during the time in which any Lender is an Affected Lender, the Administrative Agent shall have the right (and the Administrative Agent shall, if requested by the Borrower), at the sole expense of the Borrower, upon notice to such Affected Lender and the Borrower, to require that such Affected Lender assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof), all of its interests, rights and obligations under this Agreement to an Eligible Transferee, approved by the Borrower (unless an Event of Default shall exist) and the Administrative Agent, that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Affected Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (recognizing that any Affected Lender may have given up its rights under this Agreement to receive payment of fees and other amounts pursuant to Section 2.6(e) or (f) hereof), from such Eligible Transferee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

Section 11.13.  Patriot Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, such Lender and the Administrative Agent are required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act.  The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or a Lender in order to assist the Administrative Agent or such Lender in maintaining compliance with the Patriot Act.

Section 11.14.  Severability of Provisions; Captions; Attachments.  Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.  Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

Section 11.15.  Investment Purpose.  Each of the Lenders represents and warrants to the Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto (or, if there is no Note, the interest as reflected on the books and records of the Administrative Agent) for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

Section 11.16.  Entire Agreement.  This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Original Closing Date (as such documents may have been amended or replaced) and the Restatement Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

Section 11.17.  Confidentiality.  The Administrative Agent and each Lender shall hold all Confidential Information in accordance with the customary procedures of the Administrative Agent or such Lender for handling confidential information of this nature, and in accordance with safe and sound banking practices.  Notwithstanding the foregoing, the Administrative Agent or any Lender may in any event make disclosures of, and furnish copies of Confidential Information (a) to another agent under this Agreement or another Lender; (b) when reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (provided that each such prospective transferee or participant shall have an agreement for the benefit of the Borrower with such prospective transferor Lender or participant containing substantially similar provisions to those contained in this Section 11.17); (c) to the parent corporation or other affiliates of the Administrative Agent or such Lender, and to their respective auditors and attorneys; and (d) as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, provided, that, unless specifically prohibited by applicable law or court order, the Administrative Agent or such Lender, as applicable, shall notify the chief financial officer of the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with an examination of the financial condition of the Administrative Agent or such Lender by such Governmental Authority), and of any other request pursuant to legal process, for disclosure of any such non-public information prior to disclosure of such Confidential Information.  In no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by or on behalf of any Company.  The Borrower hereby agrees that the failure of the Administrative Agent or any Lender to comply with the provisions of this Section 11.17 shall not relieve the Borrower of any of the obligations to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.

Section 11.18.  Limitations on Liability of the Fronting Lender.  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit.  Neither the Fronting Lender nor any of its officers or directors shall be liable or responsible for (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Fronting Lender against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the account party on such Letter of Credit shall have a claim against the Fronting Lender, and the Fronting Lender shall be liable to such account party, to the extent of any direct, but not consequential, damages suffered by such account party that such account party proves were caused by (i) the Fronting Lender’s willful misconduct or gross negligence (as determined by a final judgment of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, or (ii) the Fronting Lender’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit.  In furtherance and not in limitation of the foregoing, the Fronting Lender may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 11.19.  General Limitation of Liability.  No claim may be made by any Credit Party, any Lender, the Administrative Agent, the Fronting Lender or any other Person against the Administrative Agent, the Fronting Lender, or any other Lender or the affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender, the Administrative Agent and the Fronting Lender hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor.

Section 11.20.  No Duty.  All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, any other Companies, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.  The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 11.21.  Legal Representation of Parties.  The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

Section 11.22.  Governing Law; Submission to Jurisdiction.

(a)           Governing Law.  This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of New York and the respective rights and obligations of the Borrower, the Administrative Agent, and the Lenders shall be governed by New York law, without regard to principles of conflicts of laws.

(b)           Submission to Jurisdiction.  The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in New York County, New York, over any action or proceeding arising out of or relating to this Agreement, the Obligations or any Related Writing, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.  The Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise.  The Borrower agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 11.23.  Legend.  Notwithstanding anything herein to the contrary, the liens and security interests granted to the Administrative Agent, for the benefit of the Lenders, pursuant to this Agreement, and the exercise of any right or remedy by the Administrative Agent or any Lender hereunder, are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to lien priority or rights and remedies in connection with the Common Collateral (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern.

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JURY TRIAL WAIVER.  TO THE EXTENT PERMITTED BY LAW, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Credit and Security Agreement as of the date first set forth above.

Address: 4820 Eastgate Mall San Diego, California 92121 Attention: Legal Department	KRATOS DEFENSE & SECURITY SOLUTIONS, INC. By: /s/ D. Lund Deanna H. Lund Executive Vice President & Chief Financial Officer
Address: 127 Public Square, 18th Floor Cleveland, Ohio 44114-1306 Attention: Asset Based Lending	KEYBANK NATIONAL ASSOCIATION as the Administrative Agent and as a Lender By: /s/ John P. Dunn John P. Dunn Vice President

Address: 10900 NE 4th Street, Suite 200 Bellevue, Washington 98004 Attn: Wade Black	EAST WEST BANK By: /s/ Wade Black Wade Black Senior Vice President and Manager of Middle Market Lending

Address: 4180 La Jolla Village Dr. #405 La Jolla, California 92037 Attn: Alyssa Pearson	BANK OF THE WEST By: /s/ Alyssa Pearson Alyssa Pearson Vice President

EXHIBIT A
FORM OF
REVOLVING CREDIT NOTE

$______________	July 27, 2011

FOR VALUE RECEIVED, the undersigned, KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”), promises to pay, on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _________ (“Lender”) at the main office of KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent, as hereinafter defined, 127 Public Square, 18th Floor, Cleveland, Ohio 44114-1306 the principal sum of

_______________________________ AND 00/100 DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans, as defined in the Credit Agreement, made by Lender to the Borrower pursuant to Section 2.2(a) of the Credit Agreement, whichever is less, in lawful money of the United States of America.

As used herein, “Credit Agreement” means the Credit and Security Agreement dated as of May 19, 2010, as amended and restated as of July 27, 2011, among the Borrower, the Lenders, as defined therein, and KeyBank National Association, as the lead arranger, sole book runner and administrative agent for the Lenders (the “Administrative Agent”), as the same may from time to time be amended, restated or otherwise modified.  Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.3(a) of the Credit Agreement.  Such interest shall be payable on each date provided for in such Section 2.3(a); provided that interest on any principal portion that is not paid when due shall be payable on demand.

The portions of the principal sum hereof from time to time representing Base Rate Loans and Eurodollar Loans, interest owing thereon and payments of principal and interest of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of the Borrower under this Note.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, pursuant to the terms of the Credit Agreement, until paid, at a rate per annum equal to the Default Rate.  All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and is entitled to the benefits thereof.  Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, the Borrower expressly waives presentment, demand, protest and notice of any kind.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions.

JURY TRIAL WAIVER.  THE BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. By: Name: Title:

EXHIBIT B
FORM OF
SWING LINE NOTE

$5,000,000	July 27, 2011

FOR VALUE RECEIVED, the undersigned, KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (“Swing Line Lender”) at the main office of KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent, as hereinafter defined, 127 Public Square, 18th Floor, Cleveland, Ohio 44114-1306 the principal sum of

FIVE MILLION AND 00/100 DOLLARS

or the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined), made by the Swing Line Lender to the Borrower pursuant to Section 2.2(c) of the Credit Agreement, whichever is less, in lawful money of the United States of America on the earlier of the last day of the Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto.

As used herein, “Credit Agreement” means the Credit and Security Agreement dated as of May 19, 2010, as amended and restated as of July 27, 2011, among the Borrower, the Lenders, as defined therein, and KeyBank National Association, as the lead arranger, sole book runner and administrative agent for the Lenders (the “Administrative Agent”), as the same may from time to time be amended, restated or otherwise modified.  Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.3(b) of the Credit Agreement.  Such interest shall be payable on each date provided for in such Section 2.3(b); provided that interest on any principal portion that is not paid when due shall be payable on demand.

The principal sum hereof from time to time and the payments of principal and interest thereon, shall be shown on the records of Swing Line Lender by such method as Swing Line Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligation of the Borrower under this Note.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, pursuant to the terms of the Credit Agreement, until paid, at a rate per annum equal to the Default Rate.  All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is the Swing Line Note referred to in the Credit Agreement and is entitled to the benefits thereof.  Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, the Borrower expressly waives presentment, demand, protest and notice of any kind.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions.

JURY TRIAL WAIVER.  THE BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. By: Name: Title:

EXHIBIT C
FORM OF
BORROWING BASE CERTIFICATE

EXHIBIT D
FORM OF
NOTICE OF LOAN

_______________________, 20____

KeyBank National Association, as the Administrative Agent
127 Public Square, 18th Floor
Cleveland, Ohio 44114-0616
Attention:  Asset Based Lending

Ladies and Gentlemen:

The undersigned, KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”), refers to the Credit and Security Agreement, dated as of May 19, 2010, as amended and restated as of July 27, 2011 (“Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, the Lenders, as defined in the Credit Agreement, and KEYBANK NATIONAL ASSOCIATION, as the lead arranger, sole book runner and administrative agent for the Lenders (the “Administrative Agent”), and hereby gives you notice, pursuant to Section 2.5 of the Credit Agreement that the Borrower hereby requests a Loan (the “Proposed Loan”), and in connection therewith sets forth below the information relating to the Proposed Loan as required by Section 2.5 of the Credit Agreement:

(a)           The Business Day of the Proposed Loan is __________, 20__.

(b)           The amount of the Proposed Loan is $_______________.

(c)           The Proposed Loan is to be a Base Rate Loan ____ / Eurodollar Loan ____
/ Swing Loan_____. (Check one.)

(d)           If the Proposed Loan is a Eurodollar Loan, the Interest Period requested is one month ___, two months ___, three months ___, six months ____.
(Check one.)

The undersigned hereby certifies on behalf of the Borrower that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

(i)           the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

(ii)           no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

(iii)           the conditions set forth in Section 2.5 and Article IV of the Credit Agreement have been satisfied.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. By: Name: Title:

EXHIBIT E
FORM OF
COMPLIANCE CERTIFICATE

For the Quarterly Reporting Period ended ____________________

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1)           I am the duly elected [Chief Executive Officer][President][Corporate Controller][Chief Financial Officer][Treasurer] of KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”);

(2)           I am familiar with the terms of that certain Credit and Security Agreement, dated as of May 19, 2010, as amended and restated as of July 27, 2011, among the Borrower, the lenders from time to time named on Schedule 1 thereto (together with their respective successors and assigns, collectively, the “Lenders”), as defined in the Credit Agreement, and KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”, the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

(3)           The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

(4)           The representations and warranties made by the Borrower contained in each Loan Document are true and correct as though made on and as of the date hereof; and

(5)           Set forth on Attachment I hereto are calculations of the financial covenants set forth in Sections 5.7 of the Credit Agreement, which calculations show compliance with the terms thereof.

IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 20___.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. By: Name: Title:

EXHIBIT F
FORM OF
ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (this “Assignment Agreement”) between ______________________ (the “Assignor”) and ______________________ (the “Assignee”) is dated as of ________, 20_.  The parties hereto agree as follows:

1.           Preliminary Statement.  Assignor is a party to a Credit and Security Agreement, dated as of May 19, 2010, as amended and restated as of July 27, 2011 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”), among KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”), the lenders named on Schedule 1 thereto (together with their respective successors and assigns, collectively, the “Lenders” and, individually, each a “Lender”), and KEYBANK NATIONAL ASSOCIATION, as the lead arranger, sole book runner and administrative agent for the Lenders (the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2.           Assignment and Assumption.  Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on Annex 1 hereto (hereinafter, the “Assigned Percentage”) of Assignor’s right, title and interest in and to (a) the Commitment, (b) any Loan made by Assignor that is outstanding on the Assignment Effective Date, (c) Assignor’s interest in any Letter of Credit outstanding on the Assignment Effective Date, (d) any Note delivered to Assignor pursuant to the Credit Agreement, and (e) the Credit Agreement and the other Related Writings.  After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have a “Commitment Percentage” under the Credit Agreement equal to the Commitment Percentage set forth in subpart II on Annex 1 hereto and an Assigned Amount as set forth on subpart II of Annex 1 hereto (hereinafter, the “Assigned Amount”).

3.           Assignment Effective Date.  The Assignment Effective Date (the “Assignment Effective Date”) shall be [__________ __, ____] (or such other date agreed to by the Administrative Agent).  On or prior to the Assignment Effective Date, Assignor shall satisfy the following conditions:

(a)           receipt by the Administrative Agent of this Assignment Agreement, including Annex 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by the Administrative Agent and, if necessary pursuant to the provisions of Section 11.10(b) of the Credit Agreement, by the Borrower;

(b)           receipt by the Administrative Agent from Assignor of a fee of Three Thousand Five Hundred Dollars ($3,500), if required by Section 11.10(d) of the Credit Agreement;

(c)           receipt by the Administrative Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement, (ii) the address of its Lending Office, (iii) wire transfer instructions for delivery of funds by the Administrative Agent, and (iv) such other information as the Administrative Agent shall request; and

(d)           receipt by the Administrative Agent from Assignor or Assignee of any other information required pursuant to Section 11.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

4.           Payment Obligations.  In consideration for the sale and assignment of Loans hereunder, Assignee shall pay to Assignor, on the Assignment Effective Date, the amount agreed to by Assignee and Assignor.  Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor.  Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee.  Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

5.           Credit Determination; Limitations on Assignor’s Liability.  Assignee represents and warrants to Assignor, the Borrower, the Administrative Agent and the Lenders (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor; (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 11.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans and the Letters of Credit as required by the Credit Agreement; (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Lender thereunder; and (e) Assignee represents that it has reviewed each of the Loan Documents, including, but not limited to the Intercreditor Agreement and by its signature to this Assignment Agreement, agrees to be bound by and subject to the terms and conditions of the Intercreditor Agreement as if it were an original party thereto.  It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of the Borrower or any Guarantor of Payment, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (v) the inspection of any of the property, books or records of the Borrower, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or Letters of Credit.  Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Letters of Credit, the Credit Agreement or the Related Writings, except for its or their own gross negligence or willful misconduct.  Assignee appoints the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof.

6.           Indemnity.  Assignee agrees to indemnify and hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys’ fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee’s performance or non-performance of obligations assumed under this Assignment Agreement.

7.           Subsequent Assignments.  After the Assignment Effective Date, Assignee shall have the right, pursuant to Section 11.10 of the Credit Agreement, to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee’s obligations hereunder in a manner satisfactory to Assignor, and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

8.           Reductions of Aggregate Amount of Commitments.  If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

9.           Acceptance of the Administrative Agent; Notice by Assignor.  This Assignment Agreement is conditioned upon the acceptance and consent of the Administrative Agent and, if necessary pursuant to Section 11.10 of the Credit Agreement, upon the acceptance and consent of the Borrower; provided that the execution of this Assignment Agreement by the Administrative Agent and, if necessary, by the Borrower is evidence of such acceptance and consent.

10.           Entire Agreement.  This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

11.           Governing Law.  This Assignment Agreement shall be governed by the laws of the State of Ohio, without regard to conflicts of laws.

12.           Notices.  Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement.  For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party’s name on the signature pages hereof.

13.           Counterparts.  This Assignment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[Remainder of page intentionally left blank.]

14.           JURY TRIAL WAIVER.  EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, ANY OF THE LENDERS, AND THE BORROWER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED HERETO.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

Address: Attn: Phone: Fax:	ASSIGNOR: By: Name: Title:
Address: Attn: Phone: Fax:	ASSIGNEE: By: Name: Title:
Accepted and Consented to this ___ day of ___, 20__: KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent By: Name: Title:	Accepted and Consented to this ___ day of _______, 20__: KRATOS DEFENSE & SECURITY SOLUTIONS, INC., as the Borrower By: Name: Title:

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

On and after the Assignment Effective Date, after giving effect to all other assignments being made by Assignor on the Assignment Effective Date, the Commitment of Assignee, and, if this is less than an assignment of all of Assignor’s interest, Assignor, shall be as follows:

  I.        INTEREST BEING ASSIGNED TO ASSIGNEE

Commitment Percentage of Revolving Credit Commitment                                                                                                                     __________%

Assigned Amount                                                                                                                                 $__________

II.	ASSIGNEE’S COMMITMENT (as of the Assignment Effective Date)

Commitment Percentage of Revolving Credit Commitment                                                                                                                     __________%

Assignee’s Revolving Credit Commitment amount                                                                                                                          $__________

III.       ASSIGNOR’S COMMITMENT  (as of the Assignment Effective Date)

Commitment Percentage of Revolving Credit Commitment                                                                                                                     __________%

Assignor’s remaining Revolving Credit Commitment amount                                                                                                                  $__________

EXHIBIT G
FORM OF
INSTRUMENT OF ASSIGNMENT

ASSIGNMENT OF CLAIMS
[Contract Number]

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, [Company] (the “Company”), does hereby assign, transfer and set over to KeyBank National Association, as the administrative agent (the “Administrative Agent”) for the lenders under that certain Credit Agreement, dated as of May 19, 2010, as amended and restated as of July 27, 2011 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”), by and among Kratos Defense & Security Solutions, Inc. (the “Borrower”), the Administrative Agent, and the lenders party thereto, all its right, title and interest in and to all payments due under the Contract Number [Contract Number] (the “Contract”) payable by [Customer] to the Company pursuant to the Contract.

IN WITNESS WHEREOF, the Company has caused this Assignment of Claims to be executed by its duly authorized officer this _____ day of __________________, 20__.

[Company]

By:
Name:
Title:

I, [____________________], in my capacity as the [Secretary] of [Company], do hereby certify that [_______________] is the duly elected [_________] of [Company] and that the signature set forth opposite [her][his] name above is [her][his] genuine signature.

By:
Name:_________________________________
Title:__________________________________

EXHIBIT H
FORM OF
NOTICE OF ASSIGNMENT OF CLAIMS

TO:           [Contract Officer]
[Customer]
[Contract Officer Contact]

This is in reference to Contract No. [Contract Number], dated [Contract Date], entered into between [Company] [Company Address] and [Customer] [Contract Officer Contact], for [Contract Description].

Moneys due or to become due under the contract described above have been assigned to the undersigned under the provisions of the Assignment of Claims Act of 1940, as amended, 31 U.S.C. 3727, 41 U.S.C. 15.

A true copy of the instrument of assignment executed by the Contractor on ___________________, is attached to the original notice.

Payments due or to become due under this contract should be made to the undersigned assignee.

Please return to the undersigned the three enclosed copies of this notice with appropriate notations showing the date and hour of receipt, and signed by the person acknowledging receipt on behalf of the addressee.

                                             Very truly yours,

Address: 127 Public Square, 18th Floor Cleveland, Ohio 44114-1306 Attention: Asset Based Lending	KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent By:_________________________________ Name:_______________________________ Title:________________________________

Acknowledgement

Receipt is acknowledged of the above notice and of a copy of the instrument of assignment. They were received at ______________ a.m.) (p.m.) on _________________ ,20.

____________________________________
[signature]

____________________________________
[title]

____________________________________
On behalf of

____________________________________
[name of addressee of this notice]

Exhibit 99.1
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. COMPLETES ACQUISITION
OF INTEGRAL SYSTEMS

SAN DIEGO, CA, July 28, 2011 – Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security Solutions provider, today announced the completion of its acquisition of Integral Systems, Inc. (NASDAQ: ISYS).  Kratos completed the acquisition through a reverse merger of a wholly owned subsidiary with and into Integral Systems.

As a result of the merger, each outstanding share of Integral Systems common stock was cancelled and converted into the right to receive $5.00, in cash, without interest, and the issuance of 0.588 shares of Kratos common stock.  As a result of the merger, shares of Integral Systems common stock ceased trading on the NASDAQ Global Select Market.

“Together, Kratos and Integral Systems represent a force multiplier in our ability to bring mission critical communications and C5ISR solutions to our customers,” said Phil Carrai, President of Kratos Technology & Training Solutions. “With its products used in approximately 80% of satellite operations, Integral is well known as the leader in ground systems, signal processing and other areas of satellite command and control, but it is also at the cutting edge of advanced technologies for Unmanned Aerial Vehicles (UAVs), situational awareness, remote management and electronic warfare that fit naturally into the Kratos portfolio of solutions for assuring the availability, reliability and security of mission critical systems for defense, intelligence and commercial operations.”

“For almost three decades, Integral Systems has led the way in providing commercial-based products, solutions and services to the satellite and aerospace communities,” said Paul Casner, President and CEO of Integral Systems. “This transaction brings together two of the leading high technology companies. Together we will be able to bring our customers a broader array of advanced technologies to meet their most critical needs while creating rich opportunities for our employees. The combination of Integral Systems and Kratos is a win-win.”
Eric DeMarco, President and CEO of Kratos, said, “I want to personally welcome the Integral Systems employees to Kratos.  Integral Systems and importantly its most valuable asset, its people, are extremely similar to Kratos, our culture and our personnel including being entrepreneurial, extremely dedicated and technical in nature, and we are very excited about the merger of these two outstanding organizations.  As Paul mentioned, in addition to the combined company bringing additional and more robust capabilities and product offerings to our customers, where the combined business will have the opportunity for enhanced organic growth, there will also be additional personal and professional opportunities for our combined company’s workforce as we move forward.”

Jefferies & Company, Inc. acted as Kratos’ exclusive advisor for the acquisition of Integral Systems.  B. Riley & Company acts as a strategic financial advisor to Kratos in the execution of Kratos’ strategic business plan, and B. Riley’s Founder and Chairman, Bryant Riley, works directly with Kratos’ Executive Management in the execution of its strategy.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) is a specialized National Security technology business providing mission critical products, services and solutions for United States National Security priorities.  Kratos’ core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos’ areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), unmanned systems, cyber warfare, cyber security, information assurance, critical infrastructure security and weapons systems sustainment.  Kratos, including the recent acquisition of Integral,  has primarily an engineering and technical oriented work force of approximately 4,100, many of which hold an active National Security clearance, including Secret, Top Secret and higher.  The vast majority of Kratos’ work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos’ primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies.  News and information are available at www.KratosDefense.com.

About Integral Systems
Integral Systems, Inc. is a global provider of products, systems and services for satellite command and control, telemetry and digital signal processing, data communications, enterprise network management and communications information assurance.  Integral specializes in developing, managing and operating secure communications networks, both satellite and terrestrial, as well as systems and services to detect, characterize and geolocate sources of RF interference.  Integral's customers include U.S. and foreign commercial, government, military and intelligence organizations.  For almost 30 years, customers have relied on Integral Systems to design and deliver innovative commercial-based products, solutions and services that are cost-effective and reduce delivery schedules and risk.  The Integral Systems family of solutions providers (Integral Systems, Inc., Integral Systems Europe, Lumistar, Inc., Newpoint Technologies, Inc., RT Logic and SAT Corporation), as well as Integral Systems Services Solutions (IS3), leads the market in offering complete ground segment solutions.  Integral's dedication to "The Integral Difference" has solidified long-term relationships with the U.S. DoD, NASA, NOAA and nearly every commercial satellite operator in the world.

Notice Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, but not limited to, the benefits, synergies and opportunities expected to result from the acquisition and other statements that are not purely statements of historical fact.  These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and Integral Systems and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements.  All such forward-looking statements speak only as of the date they are made, and neither Kratos nor Integral Systems undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of Kratos and Integral Systems; potential adverse reactions or changes to business relationships resulting from the acquisition; unexpected costs, charges or expenses resulting from the acquisition; litigation or adverse judgments relating to the acquisition; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; and any changes in general economic and/or industry-specific conditions.  For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the businesses of Kratos and Integral Systems in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 26, 2010 and in the Annual Report on Form 10-K of Integral Systems for the year ended September 24, 2010, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of Kratos and Integral Systems.

Exhibit 99.2
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. COMPLETES CLOSING OF
$115 MILLION OF SENIOR SECURED NOTES DUE 2017
EFFECTIVE INTEREST RATE ON NOTES 8.88%
NOTES ISSUED AT A PREMIUM OF 105%

KRATOS ALSO COMPLETES CLOSING OF INCREASE TO REVOLVING
CREDIT FACILITY TO $65 MILLION
EFFECTIVE INTEREST RATE OF 4%

SAN DIEGO, CA, July 28, 2011 – Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security Solutions provider, today announced the closing of its previously announced private offering to eligible purchasers of $115 million aggregate principal amount of its 10% Senior Secured Notes due 2017 (the “Notes”).  The gross proceeds from the offering of approximately $122.5 million, which includes an approximate $5.7 million of issuance premium and $1.8 million of accrued interest, will be used to finance, in part, the cash portion of the purchase price for the acquisition of Integral Systems, Inc., to refinance existing indebtedness of Integral Systems, to pay certain severance payments in connection with the acquisition of Integral Systems and to pay related fees and expenses.  As a result of the Notes being issued at a premium, the effective interest rate on the newly issued Notes is 8.88%.

The Notes were offered inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act, any other United States federal securities laws or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Kratos also announced the closing of an amendment to its existing $35 million revolving line of credit to increase it to $65 million, with an extension of the maturity date to July 27, 2016.  The interest rate on the line of credit is a range from LIBOR plus 3% to 3.75%.  The facility has an accordion feature with the ability to expand the revolver to $100 million.  There are currently no borrowings outstanding on the revolving credit facility.

The facility is comprised of a syndication of banks led by KeyBank National Association (NYSE: KEY), as Administrative Agent and Lead Arranger and Sole Book Runner, and East West Bank (NASDAQ: EWBC) and Bank of the West participating in the syndication.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) is a specialized National Security technology business providing mission critical products, services and solutions for United States National Security priorities.  Kratos’ core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos’ areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), unmanned systems, cyber warfare, cyber security, information assurance, critical infrastructure security and weapons systems sustainment.  Kratos, including the recent acquisition of Integral Systems, has primarily an engineering and technical oriented work force of approximately 4,100, many of which hold an active National Security clearance, including Secret, Top Secret and higher.  The vast majority of Kratos’ work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos’ primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies.  News and information are available at www.KratosDefense.com.